                                                       REGISTRATION NO. 33-57827
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                   FORM S-1*


                                AMENDMENT NO. 7

                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                      FORD CREDIT AUTO LEASE TRUST 1995-1
                             (Issuer of the Notes)
                                ---------------
                                RCL TRUST 1995-1
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

        FORD MOTOR CREDIT                  A Delaware Trust                FORD CREDIT LEASING
             COMPANY                 Primary Standard Industrial              COMPANY, INC.
  (Originator of the Registrant;            Classification            (Originator of the Registrant;
  issuer of a corporate Limited RV          Code Number 6733        originator of Ford Credit Titling
   Guaranty; originator of Ford            IRS Employer No.                       Trust)
      Credit Titling Trust)                   38-6648374
      A Delaware Corporation              The American Road               A Delaware Corporation
   Primary Standard Industrial         Dearborn, Michigan 48121        Primary Standard Industrial
          Classification                    (313) 594-9876                    Classification
         Code Number 6153                                                    Code Number 6159
   IRS Employer No. 38-1612444                                               IRS Employer No.
                                                                                38-3156318
        The American Road                  ---------------                  The American Road
     Dearborn, Michigan 48121                                            Dearborn, Michigan 48121
          (313) 322-3000                                                      (313) 845-4072

                              J. D. BRINGARD, ESQ.
                           Ford Motor Credit Company
                               The American Road
                            Dearborn, Michigan 48121
                                 (313) 594-7742
                     (Name and Address of Agent for Service
                     for each of the above named entities)

                                    Copy to:
                             SUSAN M. CURTIS, ESQ.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000
                                ---------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------

                                                            PROPOSED             PROPOSED
                                                             MAXIMUM             MAXIMUM
        TITLE OF SECURITIES            AMOUNT BEING      OFFERING PRICE         AGGREGATE              AMOUNT OF
         BEING REGISTERED               REGISTERED         PER UNIT(1)      OFFERING PRICE(1)     REGISTRATION FEE(3)
- ----------------------------------------------------------------------------------------------------------------------
Class A-1 Asset Backed Notes.......   $113,000,000.00           100%           $113,000,000.00         $ 38,965.53
- ----------------------------------------------------------------------------------------------------------------------
Class A-2 Asset Backed Notes.......   $500,521,000.00           100%           $500,521,000.00         $172,593.43
- ----------------------------------------------------------------------------------------------------------------------
Limited RV Guaranty................               (2)           (2)                        (2)                 (2)
- ----------------------------------------------------------------------------------------------------------------------
Series 1995-1 Certificates(4)......               (2)           (2)                        (2)                 (2)
- ----------------------------------------------------------------------------------------------------------------------
TOTAL..............................   $613,521,000.00                          $613,521,000.00         $211,558.98
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Not applicable.
(3) Previously paid.
(4) The Series 1995-1 Certificates issued by Ford Credit Titling Trust represent a beneficial interest in Series 1995-1 Assets (including Series 1995-1 Leases and Series 1995-1 Leased Vehicles). The Series 1995-1 Certificates are not being offered to investors hereunder, but will be pledged to the Indenture Trustee to secure the payment of interest on and principal of the Notes.
- -------------------------
* This Registration Statement constitutes a filing on Form S-1 in respect of the Asset Backed Notes and the Series 1995-1 Certificates and a filing on Form S-3 in respect of the Limited RV Guaranty.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

             ITEMS AND CAPTION IN FORM S-1                    CAPTION IN PROSPECTUS
       -----------------------------------------  ---------------------------------------------
 1.    Forepart of Registration Statement and
          Outside Front Cover Page of
          Prospectus............................  Forepart of Registration Statement; Outside
                                                  Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages
          of Prospectus.........................  Inside Front Cover Page of Prospectus
 3.    Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges....  Summary; Special Considerations; Management's
                                                  Discussion and Analysis of Financial
                                                  Condition and Results of Operations
 4.    Use of Proceeds..........................  Use of Proceeds
 5.    Determination of Offering Price..........  *
 6.    Dilution.................................  *
 7.    Selling Security Holders.................  *
 8.    Plan of Distribution.....................  Underwriting
 9.    Description of Securities to be
          Registered............................  Outside Front Cover Page of Prospectus;
                                                  Inside Front Cover Page of Prospectus;
                                                  Summary; The Issuer; Property of the Issuer;
                                                  The Leases and Leased Vehicles; Maturity,
                                                  Prepayment and Yield Considerations; Pool
                                                  Factors and Trading Information; Description
                                                  of the Notes; Description of the
                                                  Administrative Agency Agreement; Additional
                                                  Document Provisions; Ratings of the Notes
10.    Interest of Named Experts and Counsel....  Experts
11.    Information with Respect to the
          Registrant............................  Outside Front Cover Page of Prospectus;
                                                  Inside Front Cover Page of Prospectus;
                                                  Summary; Ford Credit; The Issuer; Property of
                                                  the Issuer; The Transferor; The Series 1995-1
                                                  Certificates; The Leases and Leased Vehicles;
                                                  Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations; Additional Document Provisions
12.    Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities...........................  See Part II
13.    Other Expenses of Issuance and
          Distribution..........................  See Part II
14.    Indemnification of Directors and
          Officers..............................  See Part II
15.    Recent Sales of Unregistered
          Securities............................  *
16.    Exhibits and Financial Statements........  See Part II
17.    Undertakings.............................  See Part II

- -------------------------
* Answer negative or Item inapplicable

PROSPECTUS
$613,521,000
(LOGO)
Ford Credit Auto Lease Trust 1995-1
Issuer

$113,000,000 Class A-1 6.00% Asset Backed Notes
$500,521,000 Class A-2 6.35% Asset Backed Notes
RCL Trust 1995-1
Transferor
Ford Motor Credit Company
Administrative Agent

Ford Credit Auto Lease Trust 1995-1 (the "Issuer") will be formed pursuant to a Lease Trust Agreement to be dated as of May 24, 1995 between The Chase Manhattan Bank (USA) (the "RCL Trustee") in its capacity as trustee of the RCL Trust 1995-1 (the "Transferor") and PNC Bank, Delaware (the "Lease Trustee") in its capacity as trustee of the Issuer. Pursuant to an Indenture to be dated as of May 24, 1995 between the Lease Trustee, on behalf of the Issuer, and Chemical Bank, as Indenture Trustee, the Issuer will issue notes secured by interests in certain retail automotive leases and leased vehicles, including $113,000,000 initial principal balance of 6.00% Class A-1 Asset Backed Notes (the "Class A-1 Notes") and $500,521,000 initial principal balance of 6.35% Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"). The Issuer also will issue $23,320,978.41 initial principal balance of 6.60% Asset Backed Lease Trust Certificates (the "Lease Trust Certificates"). The Lease Trust Certificates are not being offered hereby.
                                             (cover continued on following page)

EXCEPT TO THE EXTENT OF THE LIMITED RV GUARANTY OF FORD MOTOR CREDIT COMPANY, AS DESCRIBED HEREIN, THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN, RECOURSE TO OR OBLIGATIONS OF THE TRANSFEROR, FORD MOTOR CREDIT COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                                     INITIAL                                                PROCEEDS TO
                                    PRINCIPAL          PRICE TO         UNDERWRITING        THE ISSUER
                                     BALANCE          PUBLIC (1)          DISCOUNT            (1)(2)
- ---------------------------------------------------------------------------------------------------------
Class A-1 Notes                  $113,000,000       99.96875%          0.20%              99.76875%
- ---------------------------------------------------------------------------------------------------------
Class A-2 Notes                  $500,521,000       99.90625%          0.25%              99.65625%
- ---------------------------------------------------------------------------------------------------------
Total                            $613,521,000       $613,016,449.06    $1,477,302.50      $611,539,146.56
- ---------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, calculated from May 24, 1995.
(2) Before deducting expenses payable by the Issuer estimated at $650,000.

The Notes are offered by the Underwriters when, as, and if issued by the Issuer and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters reserve the right to withdraw, cancel or modify such offer. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company on or about May 24, 1995 against payment therefor in immediately available funds.

J.P. MORGAN SECURITIES INC.
                            GOLDMAN, SACHS & CO.
                                                MERRILL LYNCH & CO.
May 16, 1995

     As more fully described herein, the assets of the Issuer will include certificates (the "Series 1995-1 Certificates") transferred to the Issuer by the Transferor representing a 100% undivided beneficial interest in specified retail automobile and light-duty truck leases originated in the states of California, New York and Pennsylvania (the "Series 1995-1 Leases"), all payments from lessees (the "Obligors") thereunder, the related leased vehicles (the "Series 1995-1 Leased Vehicles") and all proceeds from the sale of Series 1995-1 Leased Vehicles upon termination of the related Series 1995-1 Leases. Subject to the security interest granted to the Indenture Trustee pursuant to the Indenture to secure the Notes, the Issuer will enter into the Program Operating Lease with the Transferor pursuant to which the Transferor will be entitled to the benefits of the Series 1995-1 Certificates during the term of the underlying Series 1995-1 Leases in exchange for the payment by the Transferor of certain amounts paid under the underlying Series 1995-1 Leases and paid from the sale of Series 1995-1 Leased Vehicles. These payments will be applied by the Issuer, together with other amounts payable on the Series 1995-1 Certificates, to pay interest on and principal of the Notes and Lease Trust Certificates. See "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor." The Issuer will have the benefit of the Reserve Account established by the Transferor to secure certain of its payments under the Program Operating Lease and the benefit of the Limited RV Guaranty issued by Ford Credit to cover shortfalls, if any, between the Residual Value (subject to certain adjustments as described herein) of Series 1995-1 Leased Vehicles which are sold on or after expiration of the related Series 1995-1 Leases and the amounts actually received from the sale of such vehicles. In addition, the aggregate initial principal balance of the Notes and Lease Trust Certificates will be overcollateralized to the extent that the Initial Pool Balance exceeds such aggregate initial principal balance. As outlined above and as more fully described herein, the sources of payments on the Notes will be limited to the Series 1995-1 Certificates (including the payments by the Transferor under the Program Operating Lease and the overcollateralization provided by the excess of the Initial Pool Balance over the aggregate initial principal balance of the Notes and the Lease Trust Certificates) and the benefits provided by the Reserve Account and the Limited RV Guaranty.

     Interest on the Notes will accrue at the respective fixed per annum interest rates specified above and generally will be payable quarterly on August 15, November 15, February 15 and May 15 of each year, commencing August 15, 1995 or, if any such day is not a business day, on the next succeeding business day (each, a "Payment Date"). Principal of the Notes will be payable on each Payment Date to the extent described herein. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made on the Notes on a pro rata basis based on their respective principal balances, without any distinction between Classes. No principal will be payable on the Lease Trust Certificates until the Notes have been paid in full.


     The Stated Maturity of the Class A-1 Notes will be the May 15, 1996 Payment Date. The Stated Maturity of the Class A-2 Notes will be the November 15, 1998 Payment Date. However, payment in full of either Class of Notes could occur earlier than such date as described herein.


     Prospective investors should consider the factors set forth under "Special Considerations" for a discussion of the material risks in connection with the purchase of the Notes.

     There is currently no secondary market for the Notes offered hereby. The Underwriters expect, but will not be obligated, to make a market in the Notes. There can be no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes offered hereby.

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Issuer, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Issuer with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferor, the Issuer, the Administrative Agent or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

    UNTIL AUGUST 14, 1995 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE ISSUER OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS, OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Summary.........................................    5
Special Considerations..........................   17
Ford Credit.....................................   24
The Issuer......................................   25
Property of the Issuer..........................   26
Use of Proceeds.................................   26
FCTT............................................   26
The Transferor..................................   29
Series 1995-1 Certificates......................   29
The Leases and Leased Vehicles..................   32
Maturity, Prepayment and Yield Considerations...   40
Pool Factors and Trading Information............   42
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................   42
Description of the Notes........................   42
Description of the Administrative Agency
  Agreement.....................................   57
Additional Document Provisions..................   64
Ratings of the Notes............................   70
Certain Legal Aspects of FCTT and the Series
  1995-1 Certificates...........................   71
Certain Legal Aspects of the Leases and Leased
  Vehicles......................................   74
Certain Federal Income Tax Consequences.........   77
Certain State Tax Consequences..................   81
ERISA Considerations............................   82
Underwriting....................................   83
Legal Matters...................................   83
Experts.........................................   84
Glossary of Terms...............................   85

                           INCORPORATION BY REFERENCE

    Ford Motor Credit Company ("Ford Credit") is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Ford Credit's Annual Report on Form 10-K for the year ended December 31, 1994, Ford Credit's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and Ford Credit's Current Reports on Form 8-K dated January 17, 1995, February 10, 1995, February 17, 1995, February 21, 1995 and March 24, 1995 are incorporated in this Prospectus by reference. All documents filed by Ford Credit pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Such reports include, and such documents may include, information concerning Ford Motor Company, as well as Ford Credit.

    Ford Credit undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents. Written or telephonic requests for such documents should be directed to Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121, Attention: Public Affairs Department (Telephone: 313-584-1096).

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, quarterly unaudited reports containing information concerning the Issuer will be prepared by the Administrative Agent and sent by the Indenture Trustee on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Description of the Notes -- Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Pool Factors and Trading Information" for additional information concerning periodic reports to Noteholders.

               OVERVIEW -- TRANSFER OF SERIES 1995-1 CERTIFICATES


98% Beneficial Interest in FCTT                                                        2% Beneficial Interest in FCTT
- - Exchangeable Beneficial Certificate                                                  - Exchangeable Beneficial Certificate
- - Series 1995-1 Certificate                                                            - Series 1995-1 Certificate

         Ford Credit                                                                          Ford Credit
                                                                                               Leasing
                        Series 1995-1                                     Series 1995-1
                         Certificate                                       Certificate

                 Exchangeable                                                         Exchangeable
                  Beneficial                                                           Beneficial
                  Certificate                                                          Certificate


                                                   Series 1995-1
                                                       Assets
Contribution of                                         FCTT                                           Contribution of
 Series 1995-1                                                                                          Series 1995-1
  Certificate                                                                                            Certificate

                                                      RCL Trust
                                                       1995-1
                                                     (Transferor)

      Transfer and Program
       Operating Lease of                                                   Program Operating
   Series 1995-1 Certificates                                                 Lease Payments


                                                     Ford Credit
                                                      Auto Lease                                         Indenture
                                                     Trust 1995-1                                         Trustee
                                                      (Issuer)                    Pledge of Lease
                                                                                   Trust Estate

                     Lease Trust Certificates                                                                      Notes

                                                      Lease Trust
                                                   Certificateholders                                   Noteholders



                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus.

OVERVIEW......................   As more fully described herein, Dealers located
                                 in California, New York and Pennsylvania have originated certain retail lease contracts for automobiles and light-duty trucks on or after December 1, 1994 and have assigned and will assign such lease contracts and the related vehicles to the Ford Credit Titling Trust
                                 ("FCTT"), a trust established by Ford Credit and Ford Credit Leasing, a special purpose wholly-owned subsidiary of Ford Credit. Ford
                                 Credit and Ford Credit Leasing are the initial beneficiaries of FCTT and have instructed the Administrative Agent to select, in accordance with certain eligibility criteria, Leases and Leased Vehicles held by FCTT to be designated as Series 1995-1 Assets. On the Closing Date, the Series 1995-1 Certificates representing the beneficial interest in the Series 1995-1 Assets will be issued to Ford Credit and Ford Credit
                                 Leasing. Immediately thereafter, Ford Credit and Ford Credit Leasing will contribute their Series 1995-1 Certificates to the Transferor which in turn will transfer the Series 1995-1
                                 Certificates to the Issuer. The Issuer will issue the Notes pursuant to the Indenture and will pledge the Series 1995-1 Certificates to the Indenture Trustee as security for the Notes.

                                 Pursuant to the Program Operating Lease the
                                 Issuer will lease the Series 1995-1
                                 Certificates, subject to the lien securing the Notes, back to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each underlying Series 1995-1 Leased Vehicle is subject to the Program Operating Lease. Such payments (the "Program Operating Lease Payments") generally will be equal to the Monthly Payments scheduled to be made by Obligors under the Series 1995-1 Leases, any amounts scheduled to be paid in respect of Excess Wear and Tear and Excess Mileage by Obligors under the Series 1995-1 Leases and an amount equal to the Adjusted Balance Subject to Lease Charges of Series 1995-1 Leased Vehicles which are sold before their Scheduled Lease End Dates. The Issuer will apply such Program Operating Lease Payments, together with certain proceeds (as described in "-- Transferor Leased Vehicle Purchase Option") from Series 1995-1 Leased Vehicles which are sold on or after their Scheduled Lease End Dates, to pay interest on and principal of the Notes and the Lease Trust Certificates in accordance with their respective terms. On the Closing Date, the Transferor will fund the Reserve Account and Ford Credit will issue the Limited RV Guaranty for the benefit of the Issuer. The Reserve Account will secure the Transferor's obligation to make Program Operating Lease Payments on a quarterly basis in an amount equal to (x) interest due on the Notes and Lease Trust Certificates, (y) a specified portion of principal received on the Series 1995-1 Leases and (z) the Uncollected Excess Wear and Tear and Excess Mileage on the Series 1995-1 Leases. The Limited RV Guaranty will provide limited coverage of shortfalls between the amounts realized from the sale of Series 1995-1 Leased Vehicles following scheduled terminations of the related Series 1995-1 Leases (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) and the Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage) of such Series 1995-1 Leased Vehicles. Amounts payable to the Issuer with respect to the Series 1995-1 Certificates and the Program Operating Lease (including amounts drawn from the Reserve Account and the Limited RV Guaranty) will be applied to pay interest on and principal of the Notes and the Lease Trust Certificates and certain other amounts as more fully described herein. The Issuer has pledged amounts payable to it to the Indenture Trustee to secure payment of the Notes. Ford Credit and Ford Credit Leasing intend that the securitization described in this Prospectus will result in a sale of the Series 1995-1 Assets for accounting purposes and a financing of the Series 1995-1 Leases and Series 1995-1 Leased Vehicles for tax purposes.

THE ISSUER....................   Ford Credit Auto Lease Trust 1995-1,
                                 established pursuant to the Lease Trust
                                 Agreement.

THE LEASE TRUSTEE.............   PNC Bank, Delaware, as Lease Trustee under the
                                 Lease Trust Agreement.

THE INDENTURE TRUSTEE.........   Chemical Bank, as Indenture Trustee under the
                                 Indenture.

THE ADMINISTRATIVE AGENT AND
LIMITED GUARANTOR.............   Ford Credit, a wholly owned subsidiary of Ford
                                 Motor Company, is the Administrative Agent and the provider of the Limited RV Guaranty. See
                                 "Description of the Administrative Agency
                                 Agreement" and "Description of the Notes --
                                 Limited RV Guaranty."

FORD CREDIT LEASING...........   Ford Credit Leasing Company, Inc., a
                                 wholly-owned special purpose subsidiary of Ford
                                 Credit.

THE TRANSFEROR................   The Transferor will be formed by Ford Credit
                                 and Ford Credit Leasing as a Delaware business trust pursuant to the RCL Trust Agreement. The
                                 RCL Trustee is The Chase Manhattan Bank (USA), a Delaware banking corporation. See "The
                                 Transferor."

THE NOTES.....................   On the Closing Date the Issuer will issue,
                                 pursuant to the Indenture, Class A-1 Notes in an initial principal balance of $113,000,000 and Class A-2 Notes in an initial principal balance of $500,521,000. Concurrently with the issuance of the Notes, the Issuer will issue
                                 Lease Trust Certificates in an
                                 initial principal balance of $23,320,978.41.
                                 The Lease Trust Certificates are not being offered hereby.

INTEREST......................   The Class A-1 Notes will bear interest at the
                                 rate of 6.00% per annum and the Class A-2 Notes will bear interest at the rate of 6.35% per annum. Interest on the principal balance of the Notes will accrue at the applicable interest rate either from and including the Closing Date
                                 (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which such Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs.
                                 Interest will be payable on each Payment Date to Noteholders of record on the Record Date.
                                 Interest accrued but not paid as of any Payment
                                 Date will be due on the next Payment Date together with interest on such amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class plus two percentage points. Interest will be calculated based on a 360-day year of twelve 30-day months. See "Description of the Notes --
                                 Interest."

PRINCIPAL.....................   The aggregate amount of principal of the Notes
                                 paid on each Payment Date will equal the Total
                                 Available Funds remaining after giving effect on such Payment Date to (i) the payment of the Administrative Agent Fee, (ii) the payment of interest on each Class of Notes outstanding and on the Lease Trust Certificates, (iii) the payment of the Limited RV Guaranty Fee and (iv) the deposit to the Reserve Account of the Reserve Account Deposit Amount, if any.
                                 Principal of the Notes will be paid to holders of each Class of Notes sequentially. No principal payments will be made on the Class
                                 A-2 Notes until the principal balance of the Class A-1 Notes has been reduced to zero and on the Lease Trust Certificates until the principal balance of the Class A-2 Notes has been reduced to zero; provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Notes and the Class A-2 Notes based on their respective principal balances without any distinction between Classes. See "Description of the Notes
                                 -- Indenture" for a discussion of the Events of Default under the Indenture and the remedies available to the Indenture Trustee and the Noteholders.

                                 As described in "Description of the Notes --
                                 The Indenture Cash Flows," the "Total Available Funds" available to make payments on any Payment Date will be equal to the sum of the Available Funds, the Reserve Account Draw Amount, the Reserve Account Release Amount and the RV Guaranty Draw Amount, and the "Available Funds" on deposit in the Collection Account with respect to any Payment Date will be equal to the Collections deposited therein on each of the two preceding Distribution Dates (including investment earnings) and Collections deposited therein on the business day preceding the Distribution Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited on the business day preceding such Payment Date. See "Description of the Notes -- Reserve Account Withdrawals and Deposits" for a description of how the Reserve Account Draw Amount and the Reserve Account Release Amount are calculated and "Description of the Notes -- Limited RV Guaranty" for a description of how the RV Guaranty Draw Amount is calculated.

                                 The rate of payment and the yield to maturity on each Class of Notes generally will be directly related to the rate at which payments are made on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles. The rate of prepayments on the Series 1995-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used car market. If there are prepayments in full of the Series 1995-1 Leases, Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Class of Notes. For further discussion of the factors which may affect the amount and timing of payments of principal of the Notes, see "Maturity, Prepayment and Yield Considerations." See also "Description of the Notes -- Principal" and "-- The Indenture Cash Flows."

OPTIONAL REDEMPTION OF
THE NOTES.....................   The Administrative Agent may, at its option,
                                 purchase the Series 1995-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool
                                 Balance. Because the Initial Pool Balance will exceed the initial aggregate principal balance of the Notes by 14.5%, the Issuer does not anticipate, although no assurances can be given, that the Pool Balance will decline to a level permitting the Administrative Agent to purchase the Series 1995-1 Certificates while the Notes are outstanding. If, however, such a decline occurs and the Administrative Agent exercises such option, the Notes will be redeemed in whole, but not in part, on the Payment Date of such exercise. See "Description of the Notes -- Optional Redemption."

FCTT..........................   FCTT is a trust formed pursuant to the FCTT
                                 Agreement. The FCTT Trustee is Comerica Bank, a
                                 Michigan banking corporation. FCTT was formed for the purpose of holding title to vehicles subject to leases in order to enable Ford
                                 Credit to obtain the benefits of financing such vehicles and leases without retitling. Vehicles which would otherwise be sold by Dealers to Ford Credit are instead sold to FCTT. The FCTT
                                 Trustee will hold the assets of FCTT in trust for the benefit of the beneficiaries of FCTT.
                                 As of the date of this Prospectus, the
                                 primary assets of FCTT are Leases and Leased
                                 Vehicles assigned to it by Dealers located in California, New York and Pennsylvania and all amounts payable in connection therewith. See
                                 "FCTT -- Creation of FCTT by Ford Credit and
                                 Ford Credit Leasing." Until Series 1995-1
                                 Assets are designated and Series 1995-1
                                 Certificates are issued in connection with the securitization described in this Prospectus,
                                 Ford Credit and Ford Credit Leasing will be the only beneficiaries of FCTT. Ford Credit will hold an Exchangeable Beneficial Certificate (an
                                 "EBC") representing a 98% beneficial interest in FCTT and the FCTT Assets and Ford Credit
                                 Leasing will hold an EBC representing a 2% beneficial interest in FCTT and the FCTT
                                 Assets. After the issuance of the Series 1995-1
                                 Certificates on the Closing Date, the EBCs will represent the beneficial interest in the FCTT
                                 Assets other than the Series 1995-1 Assets and any other Series Specified Assets which are designated from time to time. See "FCTT --
                                 Exchangeable Beneficial Certificates and
                                 Specified Beneficial Certificates."

                                 Payments by or on behalf of Obligors made on or in respect of FCTT Assets other than the Series 1995-1 Assets will not be available to make payments on the Notes or the Lease Trust Certificates. Neither Ford Credit nor Ford Credit Leasing, as holders of the EBCs, nor holders of any Specified Beneficial Certificates which may be issued from time to time (whether in connection with a future securitization or for any other purpose) will have any interest in the Series 1995-1 Assets.

THE SERIES 1995-1 ASSETS......   The Series 1995-1 Leases will consist of a pool
                                 of retail closed-end lease contracts originated by Dealers and assigned to FCTT. Each Series
                                 1995-1 Lease is an operating lease for
                                 accounting purposes and a "true lease" for tax purposes and will be purchased by FCTT, together with the related Series 1995-1 Leased
                                 Vehicle, from the Dealer for an amount equal to the Balance Subject to Lease Charges. The
                                 Obligor under each Series 1995-1 Lease is obligated to make a fixed total monthly payment
                                 (a "Total Monthly Payment") to the
                                 Administrative Agent, acting on behalf of FCTT and the holders of the Series 1995-1
                                 Certificates, equal to the sum of (i) the Monthly Payment, (ii) the Use and Lease Tax
                                 Amount (payable to tax authorities) and (iii) the Vehicle Insurance and Maintenance Amount
                                 (payable to Dealers). Only the Monthly Payment portion of each Total Monthly Payment is available to holders of the Series 1995-1
                                 Certificates. See "Description of the
                                 Administrative Agency Agreement -- Remittance of Payments; Allocation of Funds."

                                 The Monthly Payments remitted by Obligors will be used to make Program Operating Lease Payments to the Issuer and are included in the Total Available Funds used to pay interest on and principal of the Notes and Lease Trust Certificates. See "Description of the Notes -- The Indenture Cash Flows."

                                 The Series 1995-1 Leases consist of 37,719 individual Leases. The aggregate Balance Subject to Lease Charges of the Series 1995-1 Leases as of their respective dates of origination was $744,044,713.69. As of the Series 1995-1 Cut-Off Date, the Pool Balance was $717,568,566.51 (the "Initial Pool Balance") and the aggregate Residual Values of the Series 1995-1 Leased Vehicles were $537,987,931.43. The Series 1995-1 Leases and
                                 Series 1995-1 Leased Vehicles were selected by the Administrative Agent at the direction of Ford Credit and Ford Credit Leasing as holders of the EBCs from FCTT's portfolio of Leases and Leased Vehicles, based upon the General Eligibility Criteria and the Specific Eligibility Criteria described herein. See "The Leases and Leased Vehicles," "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates" and "Additional Document Provisions -- Representations, Warranties and Covenants."

THE SERIES 1995-1
CERTIFICATES..................   The Series 1995-1 Certificates will represent
                                 in the aggregate a 100% beneficial interest in the Series 1995-1 Assets and will entitle the holders thereof to all proceeds of and payments in connection with the Series 1995-1 Assets.
                                 The Series 1995-1 Certificates will not
                                 evidence legal title to or direct ownership of the Series 1995-1 Assets nor will they represent a beneficial interest in any FCTT
                                 Assets other than the Series 1995-1 Assets. See
                                 "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." The
                                 Indenture Trustee as assignee of the Issuer will have a perfected security interest in the underlying Series 1995-1 Leases but will not have a security interest in the underlying
                                 Series 1995-1 Leased Vehicles. For a discussion of the security interests in the Series 1995-1
                                 Certificates, the Series 1995-1 Leases and the
                                 Series 1995-1 Leased Vehicles, see "Certain
                                 Legal Aspects of the Leases and Leased
                                 Vehicles."

CONTRIBUTION, TRANSFER, AND
LEASE OF SERIES 1995-1
CERTIFICATES..................   On the Closing Date, Ford Credit and Ford
                                 Credit Leasing each will contribute their respective Series 1995-1 Certificates to the Transferor pursuant to the Asset Contribution
                                 Agreement. The Transferor will transfer the Series 1995-1 Certificates to the Issuer pursuant to the Transfer Agreement. Subject to the pledge by the Issuer of its interest in such Series 1995-1 Certificates to the Indenture Trustee to secure payment of the Notes, the Issuer will lease the Series 1995-1
                                 Certificates back to the Transferor pursuant to the Program Operating Lease. The Transferor will assign 1% of all of its assets and obligations, including its rights and obligations under the Program Operating Lease, to Ford Credit Leasing. For convenience, these rights and obligations of the Transferor and its assignee, Ford Credit Leasing, generally are referred to herein as rights and obligations of the Transferor. In connection with such assignment, Ford Credit Leasing will hold a Transferor Lease Trust Certificate representing 1% of the aggregate Transferor
                                 Lease Trust

                                 Certificates. See "The Transferor -- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

                                 Under the Program Operating Lease, the
                                 Transferor will be entitled to receive all payments and proceeds with respect to the Series 1995-1 Certificates during the term of the Program Operating Lease and will be required to use such proceeds to make payments to the Issuer under the Program Operating Lease. Because the Program Operating Lease expires with respect to the portion of the Series 1995-1 Certificates representing the beneficial interest in a Series 1995-1 Leased Vehicle at the end of the related Series 1995-1 Lease (and before such Series 1995-1 Leased Vehicle is sold or a Sale Proceeds Advance is made in respect thereof), the Issuer will receive directly the proceeds from the sale of Series 1995-1 Leased Vehicles following scheduled termination of the related Series 1995-1 Leases. Except for certain amounts allocated for payment to the Transferor in the event that a Series 1995-1 Leased Vehicle is sold for more than its Residual Value (as reduced by Uncollected Excess Wear and Tear and Excess Mileage) at the end of the related Series 1995-1 Lease, during the term of the Program Operating Lease all payments and proceeds with respect to Series 1995-1 Assets will be paid through to the Issuer either as holder of the Series 1995-1 Certificates or as lessor under the Program Operating Lease. See "Series 1995-1 Certificates."

PROPERTY OF THE ISSUER; PLEDGE
TO THE INDENTURE TRUSTEE......   Pursuant to the Indenture and prior to entering
                                 into the Program Operating Lease, the Issuer will pledge its interest in the Lease Trust
                                 Estate to secure its obligation to pay interest on and principal of the Notes. The "Lease Trust
                                 Estate" consists of (i) the rights of the Issuer under the Series 1995-1 Certificates,
                                 (ii) the rights under the Program Operating
                                 Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Collection
                                 Account, the Payahead Account and the Payment
                                 Account (including investment income on amounts on deposit in the Collection Account) and proceeds thereof, (iv) the rights of the Transferor under the Asset Contribution
                                 Agreement, (v) the rights as beneficiary of the Limited RV Guaranty, (vi) the rights as holder of the Series 1995-1 Certificates under the Administrative Agency Agreement and the Series
                                 1995-1 Supplement, (vii) the interest of the Issuer in the Reserve Account and the right to make withdrawals therefrom and (viii) all proceeds of the foregoing. See "Property of the Issuer" and "Series 1995-1 Certificates --
                                 Pledge of the Series 1995-1 Certificates to the Indenture Trustee."

TRANSFEROR LEASED VEHICLE
PURCHASE OPTION...............   Under the Program Operating Lease, the
                                 Transferor may, at its option, purchase the Issuer's beneficial interest in any Series
                                 1995-1 Leased Vehicle which is sold at auction following the Scheduled Lease End Date of the related

                                 Series 1995-1 Lease. The Transferor may
                                 exercise such option by paying to the Issuer an amount equal to the Residual Value of such Series 1995-1 Leased Vehicle minus any amounts due from the related Obligor for Uncollected Excess Wear and Tear and Excess Mileage (such amount, the "Transferor Purchase Option Price"). The Transferor will only exercise such option if neither the Obligor nor the Dealer exercises its option to purchase the Series 1995-1 Leased Vehicle, and the Sale Proceeds of such Series 1995-1 Leased Vehicle exceed the Transferor Purchase Option Price. Because the Transferor intends to exercise this option when available, Sale Proceeds received by the Issuer with respect to any Series 1995-1 Leased Vehicle the related Series 1995-1 Lease of which terminated on or after its Scheduled Lease End Date will never exceed the Transferor Purchase Option Price. The Transferor will retain any excess of the Sale Proceeds of such Series 1995-1 Leased Vehicle over the related Transferor Purchase Option Price, and such amounts will not be available to pay interest on or principal of the Notes. See "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor" for further discussion of the purchase option of the Transferor and "Description of the Administrative Agency Agreement -- Sale of Leased Vehicles" for a discussion of the process by which the Administrative Agent sells Series 1995-1 Leased Vehicles after their respective Scheduled Lease End Dates.

                                 Noteholders will not be subject to delay in receipt of principal resulting from a delay in the sale of Series 1995-1 Leased Vehicles after their respective Scheduled Lease End Dates to the extent that the Administrative Agent makes Sale Proceeds Advances of the Residual Values of Series 1995-1 Leased Vehicles as described in "-- Sale Proceeds Advances" and "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."

RESERVE ACCOUNT...............   Amounts on deposit in the Reserve Account from
                                 time to time (the "Reserve Account Amount") secure the Transferor's obligations under the Program Operating Lease, and on each Payment
                                 Date are available to cover shortfalls in the Basic Payment portion of Program Operating
                                 Lease Payments. The "Basic Payment," as of any
                                 Payment Date, is the sum of (i) the Required
                                 Interest Payment, (ii) the portion of the Pool
                                 Balance Decline resulting from the termination of Series 1995-1 Leases before their respective
                                 Scheduled Lease End Dates, (iii) the portion of the aggregate scheduled Monthly Payments allocated to a decline in the aggregate
                                 Adjusted Balance Subject to Lease Charges of the Series 1995-1 Leases and (iv) the
                                 Uncollected Excess Wear and Tear and Excess
                                 Mileage with respect to Series 1995-1 Leases for the related Accrual Period. The amount deposited in the Reserve Account on the Closing
                                 Date (the "Initial Reserve Account Deposit") will be $25,114,899.83. On each Payment Date on which the Reserve Account Amount is less than the Required Reserve Account Amount for such Payment Date, after giving effect to any withdrawal of a Reserve Account Draw Amount on such Payment Date, the Indenture Trustee will deposit, from Total Available Funds, the Reserve Account Deposit Amount, if any, in the Reserve Account. The "Required Reserve Account
                                 Amount" as of any Payment Date will be the lesser of (i) 3.50% of the Pool Balance as of the last day of the related Accrual Period and
                                 (ii) the sum of the aggregate principal balance of the Notes and the Lease Trust Certificates as of such Payment Date, before giving effect to any payments made on such Payment Date;
                                 provided that the Required Reserve Account
                                 Amount will not in any event be less than $23,320,978.41. On each Payment Date, the
                                 Indenture Trustee will, if necessary, withdraw the Reserve Account Draw Amount from the
                                 Reserve Account and use such amount to pay the Program Operating Lease Payments. To the extent that on any Payment Date the Reserve Account
                                 Amount is greater than the Required Reserve
                                 Account Amount, after giving effect to any withdrawal of a Reserve Account Draw Amount on such Payment Date, the Indenture Trustee will release the Reserve Account Release Amount from the Reserve Account. The Reserve Account
                                 Release Amount, if any, and the Reserve Account
                                 Draw Amount, if any, will be included in the Total Available Funds available for distribution to Noteholders and Lease Trust
                                 Certificateholders. See "Description of the
                                 Notes -- Reserve Account Withdrawals and
                                 Deposits" and "-- The Indenture Cash Flows."

LIMITED RV GUARANTY...........   The Limited RV Guaranty, issued by Ford Credit
                                 in favor of the Issuer, will cover the
                                 shortfall, if any, between (x) the Residual
                                 Value (as decreased by Uncollected Excess Wear and Tear and Excess Mileage) of a Series 1995-1
                                 Leased Vehicle the related Series 1995-1 Lease of which terminated on or after its Scheduled
                                 Lease End Date and (y) proceeds from the sale thereof (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law). If the Transferor exercises its option to purchase a Series 1995-1 Leased Vehicle, the proceeds from the sale available to the Issuer will be limited to the Transferor Purchase Option
                                 Price.

                                 The aggregate amount of the Limited RV Guaranty initially available for all Series 1995-1 Leased Vehicles will equal $43,054,113.99 (the "Initial RV Guaranty Amount"). No reinstatement will be made for amounts drawn under the Limited RV Guaranty. See "Description of the Notes -- Limited RV Guaranty." The Limited RV Guaranty will not cover shortfalls, if any, in proceeds from the sale of Series 1995-1 Leased Vehicles as a result of early terminations (voluntary or liquidations) or shortfalls in Monthly Payments from or amounts owed in respect of Excess Wear and Tear and Excess Mileage by Obligors (which shortfalls are considered to be Series 1995-1

                                 Credit Losses and not Series 1995-1 Residual
                                 Losses because the Obligors are contractually committed to pay such amounts). Any such shortfalls will be covered, to the extent necessary for the Transferor to make the Basic Payment under the Program Operating Lease and to the extent funds are available therefor, by amounts on deposit in the Reserve Account.

                                 As compensation for providing the Limited RV
                                 Guaranty, Ford Credit will be entitled to receive the Limited RV Guaranty Fee on each Payment Date in the amount of 1.00% (per annum) of the Initial RV Guaranty Amount. See "Description of the Notes -- Limited RV Guaranty" and "-- The Indenture Cash Flows."

OVERCOLLATERALIZATION.........   On the Closing Date, the Issuer will acquire
                                 the Series 1995-1 Certificates representing the entire beneficial interest in Series 1995-1
                                 Assets with an Initial Pool Balance of
                                 $717,568,566.51. Because the initial principal balance of the Notes and Lease Trust
                                 Certificates constitutes 88.75% of the Initial
                                 Pool Balance as of the Closing Date, a portion of the Initial Pool Balance provides overcollateralization for the benefit of the Notes and the Lease Trust Certificates. When the principal balance of the Notes and the Lease Trust Certificates each have been reduced to zero, the remaining assets, including the Series 1995-1 Certificates, will be distributed to the holders of the Transferor Lease Trust
                                 Certificates. See "The Issuer -- Capitalization of the Issuer."

THE ADMINISTRATIVE AGENT......   The Administrative Agent will act as servicer
                                 with respect to all Leases and Leased Vehicles owned by FCTT (including the Series 1995-1
                                 Leases and Series 1995-1 Leased Vehicles) and will be the custodian of the related Lease
                                 Files. The Administrative Agent will receive the Administrative Agent Fee and the Supplemental Administrative Agent Fee as compensation for servicing the Series 1995-1
                                 Assets (including disposing of Series 1995-1
                                 Leased Vehicles) and administering the
                                 distribution of funds in respect thereof. The
                                 Administrative Agent Fee as of any Payment Date will equal the sum, for each of the three
                                 Collection Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool
                                 Balance as of the beginning of each such Collection Period. See "Description of the
                                 Administrative Agency Agreement."

ADMINISTRATIVE PURCHASES......   Ford Credit and Ford Credit Leasing, as holders
                                 of the EBCs, will be required to purchase the beneficial interest in any Series 1995-1 Lease and Series 1995-1 Leased Vehicle as to which
                                 (i) all of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1995-1 Cut-Off Date,
                                 (ii) a breach of certain covenants has occurred and has not been cured, (iii) the Administrative Agent has granted a Term
                                 Extension or any Payment Extension over three months (in the aggregate) or (iv) the Series
                                 1995-1 Leased Vehicle is relocated to a
                                 jurisdiction in which FCTT is not authorized to hold the related certificate of title. Any such purchase shall be effected by the deposit of the Administrative Purchase Amount in the Collection Account on the business day preceding the Payment Date relating to the Accrual Period in which any of the events specified above occurred or were discovered, as applicable. See "Description of the
                                 Administrative Agency Agreement --
                                 Administrative Purchases."

MONTHLY PAYMENT ADVANCES......   The Administrative Agent will be obligated to
                                 make a Monthly Payment Advance in an amount equal to any unpaid portion of the Monthly
                                 Payments due under a Series 1995-1 Lease during an Accrual Period, but only if the Administrative Agent determines, in its sole discretion, that such Monthly Payment Advance will be recoverable from subsequent Collections on such Series 1995-1 Lease (excluding Sale
                                 Proceeds). See "Description of the Notes --
                                 Advances" and "Description of the
                                 Administrative Agency Agreement -- Monthly
                                 Payment Advances."

SALE PROCEEDS ADVANCES........   The Administrative Agent will be obligated to
                                 make a Sale Proceeds Advance in an amount equal to the Residual Value of any Series 1995-1
                                 Leased Vehicle which has not been sold by the last business day of the Accrual Period in which the Scheduled Lease End Date of the related Series 1995-1 Lease occurred, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds
                                 Advance will be recoverable from the Sale
                                 Proceeds of such Series 1995-1 Leased Vehicle.
                                 See "Description of the Notes -- Advances" and
                                 "Description of the Administrative Agency
                                 Agreement -- Advances of Sale Proceeds."

TAX STATUS....................   Special Tax Counsel will render its opinion,
                                 subject to the matters discussed under "Certain
                                 Federal Income Tax Consequences," that for federal income tax purposes (i) the Notes will be treated as debt, (ii) the Lease Trust
                                 Certificates (other than the Transferor Lease
                                 Trust Certificates) should be treated as debt and (iii) none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation.

                                 The Class A-1 Notes will be treated as
                                 "short-term obligations" issued with
                                 acquisition discount. The Class A-2 Notes will be issued with a de minimis amount of original issue discount ("OID"). See "Certain Federal Income Tax Consequences" for additional information concerning acquisition discount, OID and the application of federal income tax laws.

                                 In the opinion of Michigan Tax Counsel,
                                 assuming that the Notes will be treated as debt for federal income tax purposes, (i) the Notes will be treated as debt for Michigan income and single business tax purposes and (ii) Note Owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a Note Owner's ownership of a Note. Assuming further that the Lease Trust Certificates (other than the Transferor

                                 Lease Trust Certificates) will be treated as debt for federal income tax purposes and that none of FCTT, the Transferor or the Issuer will be subject to federal income tax at the entity level, none of FCTT, the Transferor or the Issuer should be subject to Michigan income and single business tax at the entity level. See "Certain State Tax Consequences" for additional information concerning the application of state tax laws.

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations," the Notes are eligible for purchase by employee benefit plans.

RATINGS OF THE NOTES..........   It is a condition to the issuance of the Notes
                                 that they be rated in the highest investment rating category by at least one Rating Agency.
                                 There can be no assurance that such ratings will not be lowered or withdrawn by a Rating
                                 Agency if circumstances so warrant. See
                                 "Ratings of the Notes" and "Special
                                 Considerations -- ERISA Liabilities; Effect on
                                 Ratings."

                             SPECIAL CONSIDERATIONS

LIMITED LIQUIDITY

     There is currently no secondary market for the Notes offered hereby. The Underwriters expect, but will not be obligated, to make a market in the Notes. There can be no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes offered hereby.

LIMITED ASSETS

     The assets of the Issuer, which have been pledged to the Indenture Trustee to secure the payment of interest on and principal of the Notes, are limited to the Lease Trust Estate, including the interest in the Series 1995-1 Certificates held by the Issuer under the Program Operating Lease, the right to receive payments from the Transferor under the Program Operating Lease, a security interest in the amounts credited to the Reserve Account to secure certain of the payments required under the Program Operating Lease and the rights as beneficiary of the Limited RV Guaranty. The Issuer will not have, nor is it permitted or expected to have, any other significant assets or other sources of funds. The Notes represent obligations of the Issuer, and are not insured or guaranteed by the Transferor, Ford Credit, Ford Credit Leasing, the RCL Trustee, the Lease Trustee, the Indenture Trustee or any other person or entity. Moreover, although payment of interest on and principal of the Notes is ultimately dependent on the payments made under the Series 1995-1 Leases by Obligors and proceeds from the disposition of the Series 1995-1 Leased Vehicles, neither the Issuer nor the Transferor has a direct ownership interest in any Series 1995-1 Lease or a direct ownership interest or perfected security interest in any Series 1995-1 Leased Vehicle. Because the interest of the Indenture Trustee, as pledgee of the Issuer, is in the Series 1995-1 Certificates and other assets described above and not directly in the Series 1995-1 Assets, upon the occurrence of an Event of Default, the Indenture Trustee would have no rights with respect to either the Series 1995-1 Leases or the Series 1995-1 Leased Vehicles, but instead would be limited to exercising its rights with respect to the Series 1995-1 Certificates and the other assets described above (including the Reserve Account). To the extent that the exercise of such rights produces insufficient funds to make all required payments with respect to the Notes, Noteholders could suffer a loss of all or part of their investment. See "Property of the Issuer" and "Description of the Notes -- Indenture."

LIMITED OBLIGATIONS OF THE ISSUER, THE TRANSFEROR, FORD CREDIT AND FORD CREDIT LEASING

     The Notes are solely obligations of the Issuer, and neither the Transferor, Ford Credit nor Ford Credit Leasing is obligated to pay interest on or principal of the Notes (except indirectly to the extent of payments required under the Program Operating Lease and the Limited RV Guaranty). The Transferor's obligation to the Issuer is limited to making Program Operating Lease Payments as required under the Program Operating Lease. If, after application of amounts on deposit in the Reserve Account, the Transferor does not have sufficient funds to pay to the Issuer the Program Operating Lease Payments on any Payment Date, the Noteholders could incur a loss on their investment.

     Ford Credit's obligation to the Issuer to make up shortfalls in the proceeds received in connection with the disposition of any Series 1995-1 Leased Vehicle after the scheduled expiration of the related Series 1995-1 Lease is limited to the Initial RV Guaranty Amount. Because the Limited RV Guaranty is not reinstated, the Initial RV Guaranty Amount will be reduced by the amount, if any, paid under the Limited RV Guaranty on any Payment Date. If the Available RV Guaranty Amount is reduced to zero, the Noteholders could incur a loss on their investment. The Limited RV Guaranty will be available only to cover shortfalls in the amounts received for Series 1995-1 Vehicles after expiration of the related Series 1995-1 Lease on or after its Scheduled Lease End Date. The amount available to the Issuer from the sale of a Series 1995-1 Leased Vehicle on or after its Scheduled Lease End Date will be reduced by the Uncollected Excess Wear and Tear and Excess Mileage, if any, with respect to such vehicle. In addition, the amount of Sale Proceeds received by the Issuer in the event the Transferor exercises its option to purchase such vehicle is limited to its Transferor Purchase Option Price (the Residual Value of such Series 1995-1 Leased Vehicle minus Uncollected Excess Wear and Tear and Excess Mileage, if any). Uncollected Excess Wear and Tear and Excess Mileage will be a component of the Series 1995-1 Credit Loss with respect to a Collection Period and, to the extent necessary for the Transferor to make the Basic Payment under the Program Operating Lease with respect to any Payment Date and to the extent funds are available therefor, will be covered by amounts on deposit in the Reserve Account. See "Description of the Notes -- Limited RV Guaranty."

RESIDUAL VALUE RISK

     The Residual Value of each Leased Vehicle, including each Series 1995-1 Leased Vehicle, is stated in the related Lease, including the Series 1995-1 Leases, and is determined by Ford Credit as Administrative Agent for FCTT. Ford Credit sets the Residual Value for a particular model of Leased Vehicle by reference to its estimate of the wholesale market value of such model at the end of the Lease Term. However, in connection with sales incentive programs for particular models, Ford Credit may increase the Residual Values set forth in Leases to levels above its estimate of the wholesale market values of such Leased Vehicles at the end of their respective Lease Terms, in order to stimulate sales of particular models by reducing the amount of the Total Monthly Payments which would be owed by Obligors. See "The Leases and the Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."

     At the end of each Lease, each Leased Vehicle is either purchased by the Obligor or the Dealer for a price greater than or equal to its Residual Value or is returned to the Administrative Agent. For Series 1995-1 Leased Vehicles which are purchased by the Obligor or Dealer, the full Residual Value of such vehicles is applied to make distributions on the Series 1995-1 Certificates. To the extent that a Series 1995-1 Leased Vehicle is not purchased by the related Obligor or Dealer, the Administrative Agent will sell such Series 1995-1 Leased Vehicle at auction and proceeds of the sale will be applied to make distributions on the Series 1995-1 Certificates. Any shortfalls between (x) proceeds realized from the sale of Series 1995-1 Leased Vehicles (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) after their respective Scheduled Lease End Dates and (y) their respective Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage) will reduce the amounts available for distribution on the Series 1995-1 Certificates, and, to the extent the Available RV Guaranty Amount is exhausted, the Noteholders could suffer a loss on their investment. Any Sale Proceeds of a Series 1995-1 Leased Vehicle which are in excess of its Residual Value minus Uncollected Excess Wear and Tear and Excess Mileage will be paid to the Transferor and therefore will not be available for distribution on the Series 1995-1 Certificates. See "The Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor." As described in "Description of the Notes -- Limited RV Guaranty," Uncollected Excess Wear and Tear and Excess Mileage is considered a Series 1995-1 Credit Loss (and not a Series 1995-1 Residual Loss) and is included in the calculation of the Reserve Account Draw Amount (and not in the calculation of the RV Guaranty Draw Amount). There can be no assurance that the historical realization of the Residual Values through purchases by the Obligor or a Dealer or from sale at auction will be indicative of future realizations on the Series 1995-1 Leased Vehicles. In addition, any shortfalls between Liquidation Proceeds and the Adjusted Balance Subject to Lease Charges of the related Series 1995-1 Leased Vehicle as of the date the related Series 1995-1 Lease became a Liquidated Lease will also reduce the amounts available for distribution on the Series 1995-1 Certificates and, to the extent that the Reserve Account Amount is exhausted, the Noteholders could suffer a loss on their investment.

     Because on the business day preceding each Payment Date the Administrative Agent generally will make a Sale Proceeds Advance of the Residual Value of each Series 1995-1 Leased Vehicle for which as of the end of the related Accrual Period the Scheduled Lease End Date has occurred but the related Sale Proceeds have not been received, Noteholders will not be subject to delays in the receipt of principal payments due to delays in the sale of Series 1995-1 Leased Vehicles. The Administrative Agent is obligated to make a Sale Proceeds Advance with respect to a Series 1995-1 Leased Vehicle only to the extent that it believes such advances are recoverable from the Sale Proceeds of such Series 1995-1 Leased Vehicle; if the Administrative Agent determined that Sale Proceeds Advances were not recoverable from Sale Proceeds on the Series 1995-1 Leased Vehicles which had not been sold, or if it otherwise failed to honor its contractual obligation to make Sale Proceeds Advances, Noteholders could be subject to delays in the receipt of principal payments to the extent that there is a delay in the receipt of proceeds from the sale of Series 1995-1 Leased Vehicles. See "Description of the Administrative Agency Agreement -- Sale of Leased Vehicles" and "-- Advances of Sale Proceeds."

GEOGRAPHIC, ECONOMIC AND OTHER FACTORS

     The Dealers which originated the Series 1995-1 Leases are located, and the Obligors generally are located, in California, New York or Pennsylvania. Due to the geographic concentration in these three states adverse economic conditions in one or more of these states may have a significant impact on the performance of the Series 1995-1 Assets. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Series 1995-1 Leases. In addition, natural disasters in one or more of the states may affect the rate of prepayment and defaults on the Series 1995-1 Leases and the ability to realize the Residual Values of Series 1995-1 Leased Vehicles upon sale. These economic factors, as well as other factors such as consumer perceptions of used vehicle values (and Ford vehicles in particular), may also affect the ability to realize the Residual Value of Series 1995-1 Leased Vehicles upon sale.

STRUCTURAL CONSIDERATIONS

  Beneficial Interests

     The Issuer does not directly own the Leases or the Leased Vehicles which constitute the Series 1995-1 Assets nor does it have a perfected security interest in the Series 1995-1 Leased Vehicles. Because ownership and, generally, the perfection of a security interest in a vehicle is governed by the certificate of title statute of the state in which a vehicle is located, and because obtaining a perfected security interest or an ownership interest in a vehicle would result in the administrative burden and expense of retitling vehicles, title to the Series 1995-1 Assets is held by the FCTT Trustee on behalf of FCTT which will issue the Series 1995-1 Certificates representing beneficial interests in the Series 1995-1 Assets. Before the designation of certain specified Leases and Leased Vehicles as the Series 1995-1 Assets and the issuance of the Series 1995-1 Certificates, the EBCs, held by Ford Credit and Ford Credit Leasing, will represent the beneficial interest in all of the FCTT Assets. After the issuance of the Series 1995-1 Certificates, the FCTT Trustee and the Administrative Agent are required to account separately for the proceeds relating to the Series 1995-1 Assets and to the other FCTT Assets. Neither the holders of the EBCs nor the holders of any other Series will have any rights to the Series 1995-1 Assets, payments relating thereto or the proceeds thereof. After the contribution of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor and the subsequent transfer of such Series 1995-1 Certificates to the Issuer, the beneficial interest in the Series 1995-1 Assets will be held by the Issuer, subject to the pledge of the Series 1995-1 Certificates to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease.

  Allocation of FCTT Liabilities

     The FCTT Agreement provides that the holders of the Series 1995-1 Certificates (which for this purpose includes both the Transferor and the Issuer) are responsible for liabilities to third parties or to the FCTT Trustee incurred in connection with any Series 1995-1 Assets. The holders of the Transferor Lease Trust Certificates will indemnify the Issuer against any such liabilities. The FCTT Agreement further provides that the holders of the Series 1995-1 Certificates will not be responsible for liabilities incurred in connection with the other assets of FCTT. Holders of the EBCs will be responsible for any liabilities to third parties or liabilities of FCTT incurred in connection with any Non-Specified Assets, and the holders from time to time of any other Series will be responsible for any liabilities to third parties and liabilities of FCTT incurred in connection with the related Series Specified Assets. Such allocations are not binding on third parties, and to the extent that liabilities arising with respect to the assets of FCTT or imposed upon the FCTT Trustee are not satisfied in accordance with the allocations described above, the Series 1995-1 Assets could be used to satisfy such liabilities. To protect against such liabilities, Ford Credit maintains self-insurance for the benefit of itself and FCTT and maintains excess liability insurance policies naming Ford Credit and FCTT as insured parties. In addition, each of Ford Credit and Ford Credit Leasing will be liable for claims against FCTT as if FCTT were a partnership and each were a general partner. If the Contingent and Excess Liability Insurance is insufficient and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer against such liabilities and amounts otherwise distributable to Ford Credit and Ford Credit Leasing as holders of the EBCs are insufficient to satisfy such liabilities, the Series 1995-1 Assets, together with the other assets of FCTT, could be used to satisfy the liabilities to third parties and to the FCTT Trustee, and the Noteholders could incur a loss on their investment. See "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates -- Insurance."

     The Issuer does not own the Series 1995-1 Assets but instead has an indirect beneficial interest therein. Therefore, a third-party creditor or claimant who has a perfected security interest in or otherwise obtains a lien on any Series 1995-1 Asset will have priority over the interest of the FCTT Trustee. If such creditor or claimant has a claim on any Series 1995-1 Asset, the effect is the same as if such creditor or claimant had a claim on the Issuer and the Issuer owned such Series 1995-1 Asset (that is, the Issuer's interest in the Series 1995-1 Asset would be subject to the prior perfected claim). However, because other assets in addition to the Series 1995-1 Assets are held by FCTT, and third-party creditors of FCTT are not bound by the allocation of liabilities described above, a general creditor of FCTT may obtain a lien either on all or any one of the Series 1995-1 Assets with respect to a claim unrelated to such Series 1995-1 Assets or on all of the FCTT Assets, including the Series 1995-1 Assets, regardless of whether such claim would have been allocated to such Series 1995-1 Assets under the terms of the FCTT Agreement.

     Such liens could include judgment liens arising from either successful claims under federal and state consumer protection laws with respect to Leases and Leased Vehicles or from successful claims against FCTT arising from operation of Leased Vehicles constituting assets of FCTT. Other general liens which could arise include tax liens arising against the Transferor or the Issuer, liens arising under various federal and state criminal statutes and certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"). See "-- Consumer Protection Laws," "-- ERISA Liabilities; Effect on Ratings" and "-- Vicarious Tort Liability." Ford Credit and Ford Credit Leasing have each represented that as of the Series 1995-1 Cut-Off Date, there were no creditors or claimants with respect to the Series 1995-1 Assets or FCTT.

     The FCTT Assets are located in several states, the tax laws of which vary. In addition, FCTT may in the future purchase Leases and Leased Vehicles from Dealers located in states other than California, New York and Pennsylvania, the states in which the Series 1995-1 Leased Vehicles are located. In the event that any state imposes a tax on FCTT at the entity level, Ford Credit and Ford Credit Leasing have agreed to indemnify the holders of the SBCs for the full amount of such taxes. If Ford Credit and Ford Credit Leasing should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the EBCs will be used to satisfy such indemnification obligations. However, it is possible that the Noteholders could incur a loss on their investment because Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such state tax liabilities.

     The FCTT Agreement provides for Ford Credit and Ford Credit Leasing to be liable as if FCTT were a partnership and each were a general partner to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of certificates representing their respective beneficial interest in assets of FCTT. However, it is possible that the Noteholders could incur a loss on their investment to the extent that any such claim was allocable to the Issuer as holder of the Series 1995-1 Certificates either because a lien arose in connection with the Series 1995-1 Assets or in the event Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such claimant or creditor in full.

TERMINATION OF FCTT IN CERTAIN CIRCUMSTANCES

     If a bankruptcy or insolvency occurs with respect to Ford Credit Leasing (which is intended to be a special purpose corporation), the FCTT Agreement provides that FCTT will be terminated. In addition, if the Transferor (which is intended to be a limited purpose business trust) becomes bankrupt, insolvent or is terminated, or the Issuer becomes bankrupt or insolvent (or if the Issuer is terminated as a result of the bankruptcy, insolvency or termination of the Transferor or Ford Credit Leasing), the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1995-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1995-1 Assets to the holder of the Series 1995-1 Certificates. Because the Issuer has pledged its rights to the Series 1995-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for retitling the Series 1995-1 Leased Vehicles. The cost of such retitling would reduce the amounts payable from the Series 1995-1 Assets which are available for payments of interest on and principal of the Notes, and in such event the Noteholders could suffer a loss on their investment.

INSOLVENCY OF FORD CREDIT -- SUBSTANTIVE CONSOLIDATION WITH FORD CREDIT; TRUE
SALE

     As described under "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates -- Insolvency Related Matters," the transactions described herein have been structured and the parties to the Basic Documents described herein have undertaken to act in a manner such that the voluntary or involuntary commencement of an insolvency-related case or proceeding under the Bankruptcy Code or similar state laws by or against Ford Credit should not result in any of Ford Credit Leasing, FCTT or the Transferor becoming subject to a similar case or proceeding, and should not result in the substantive consolidation of the assets and liabilities of Ford Credit Leasing, FCTT or the Transferor with those of Ford Credit for purposes of such case or proceeding. Each of Ford Credit and Ford Credit Leasing intends that its transfer of its Series 1995-1 Certificate to the Transferor be an absolute transfer (a "true sale") of all its interest in such Series 1995-1 Certificate, and each will so treat and report such transfer for all relevant purposes. A legal opinion will be delivered to the effect that
(i) the assets and liabilities of each of Ford Credit Leasing, FCTT and the Transferor would not be substantively consolidated with those of Ford Credit if Ford Credit were to become the subject of a case under the Bankruptcy Code, and
(ii) the transfer of the Series 1995-1 Certificates by each of Ford Credit and Ford Credit Leasing would constitute an absolute transfer of all interest in such Series 1995-1 Certificates and, therefore, such Series 1995-1 Certificates (including payments thereon and the proceeds thereof) would not be property of either Ford Credit or Ford Credit Leasing, as the case may be, if either were to become the subject of a case under the Bankruptcy Code. Such conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance, and such legal opinion should not be regarded as a guaranty of the result a court would reach in an actual case before it. If Ford Credit Leasing, FCTT or the Transferor were to become the subject of an insolvency-related case or proceeding, or if a bankruptcy trustee, Ford Credit as debtor in possession, a creditor or other party having standing were to assert that Ford Credit Leasing, FCTT or the Transferor should be substantively consolidated with Ford Credit, or that the transfer of the Series 1995-1 Certificates from Ford Credit (or, if applicable, Ford Credit Leasing) should be recharacterized as a pledge of such Series 1995-1 Certificates to secure a borrowing, then delays in payments on the Series 1995-1 Certificates or (in the event of such an insolvency-related case or proceeding or should the court rule in favor of such assertion) reductions in such payments could occur, resulting in delays (or reductions) in payments on the Notes and a potential loss to Noteholders on their investment.

INSOLVENCY OF FORD CREDIT -- PREFERENCE RISK

     If Ford Credit were to become the subject of a case under the Bankruptcy Code, Administrative Purchase Amounts paid by Ford Credit pursuant to the Administrative Agency Agreement and payments made by Ford Credit under the Limited RV Guaranty might be recoverable as preferential transfers from Ford Credit to the extent made within a year of the commencement of such case. Such a case (or a similar case or proceeding under applicable state law) with respect to Ford Credit also would be an event of default under the Administrative Agency Agreement, which could result in the removal of Ford Credit as Administrative Agent. Either of such occurrences could adversely affect timely payment to Noteholders and, if payments previously made by Ford Credit were to be recovered, losses to Noteholders could result.

REQUIRED SALE OF ASSETS IN CERTAIN CIRCUMSTANCES

     If a bankruptcy or insolvency occurs with respect to the Transferor or Ford Credit Leasing, or the Transferor is terminated (which could occur upon the bankruptcy or insolvency of Ford Credit Leasing), the Lease Trust Agreement provides that the Issuer will be dissolved (and the Program Operating Lease will terminate) and the Indenture Trustee will be required to sell the assets of the Issuer in a commercially reasonable manner and on commercially reasonable terms. Because each of the events which requires the Issuer to be dissolved is also an event which requires either FCTT to be terminated or FCTT to be terminated with respect to holding the Series 1995-1 Assets, in connection with such sale, the Series 1995-1 Assets will be distributed from FCTT to the purchaser and the Series 1995-1 Vehicles will be retitled at the direction of such purchaser. The proceeds from the sale of the assets of the Issuer plus amounts on deposit in the Reserve Account will be distributed to first Noteholders and then to holders of Lease Trust Certificates in the priority set forth in the Indenture, and if such proceeds and amounts are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders would be reduced, and the Noteholders would incur a loss on their investment. See "Additional Document Provisions -- The Lease Trust Agreement -- Termination."

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of payment of principal and the yield to maturity on each Class of Notes generally will be directly related to the rate at which payments on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles are received. To the extent that Obligors make Total Monthly Payments when due (or the Administrative Agent makes Monthly Payment Advances) and the Residual Values of Series 1995-1 Leased Vehicles are not realized until their respective Scheduled Lease End Dates, the minimum principal payable quarterly to Noteholders can be determined with certainty. Partial prepayments by Obligors will be treated as Payaheads and will not increase the rate of payment of principal of the Notes because such payments will be held and paid out to Noteholders as principal only when required to meet a shortfall in a subsequent payment from the related Obligor. However, because the Residual Values of Series 1995-1 Leased Vehicles account for a large portion of the Pool Balance, the rate of payment of principal of the Notes increases substantially in February 1997 as a result of Series 1995-1 Leases beginning to reach their Scheduled Lease End Dates in the related Accrual Period. See "The Leases and Leased Vehicles." Further, prepayment of the entire Adjusted Balance Subject to Lease Charges of a Series 1995-1 Lease, whether in the form of Voluntary Early Termination Proceeds, Liquidation Proceeds or Administrative Purchase Amounts, will have the effect of increasing the rate of payment of principal on the Notes. In addition, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, in which case principal will be paid on a pro rata basis to the holders of the Class A-1 Notes and the Class A-2 Notes based on their respective principal balances without any distinction between Classes. The rate of payment of principal of the Notes also will be increased by the application to the payment of principal (after payment of interest) on the Notes of the portion of the Total Available Funds, if any, not applied to reduce the Pool Balance or to pay certain fees. To the extent Series 1995-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Total Available Funds available to pay principal of the Notes will be reduced. See "Maturity, Prepayment and Yield Considerations."

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Series 1995-1 Leases. These laws apply to FCTT as the assignee of each Series 1995-1 Lease and may also apply to the Issuer as holder of the Series 1995-1 Certificates which represent a beneficial interest in the Series 1995-1 Leases, among other things. The failure of the Dealer, FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of such non-compliance.

     Each of California, New York and Pennsylvania has adopted a "Lemon Law" that provides users of vehicles, including lessees, certain rights with respect to vehicles which are substandard. Such Lemon Laws apply with respect to the Series 1995-1 Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Series 1995-1 Lease and/or the refunding to the related Obligor of some portion of Total Monthly Payments paid by such Obligor. Any such refund would reduce the amounts distributed with respect to the Series 1995-1 Certificates, which could, in certain circumstances, reduce the payments to Noteholders. See "Certain Legal Aspects of the Leases and Leased Vehicles -- Consumer Protection Laws."

ERISA LIABILITIES; EFFECT ON RATINGS

     It is possible that the PBGC could assert that the assets of FCTT, including the Series 1995-1 Assets, should be subject to liens in favor of the PBGC to satisfy any unpaid ERISA obligations of any member of an "affiliated group" that includes Ford Credit, Ford and their respective affiliates. Because such affiliated group has historically substantially fully funded its ERISA obligations (none of which arise under multiple employer plans), the Transferor believes that the likelihood of any such liability arising and the PBGC attempting to assert such a lien (including a lien against the Series 1995-1 Assets) is remote. However, if an unfunded ERISA liability of the affiliated group arises, there can be no assurance that the PBGC will not attempt to assert a lien. The ratings of the Notes may be downgraded in the event of any unfunded ERISA liability of any member of the affiliated group. There are currently no unfunded ERISA liabilities in the Ford affiliated group, although there can be no assurance that the current level of funding will continue in the future. See "Ratings of the Notes."

VICARIOUS TORT LIABILITY

     Although FCTT will hold title to the Series 1995-1 Leased Vehicles and the Issuer, as holder of the Series 1995-1 Certificates (subject to the pledge to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease), will have a beneficial interest therein, the Series 1995-1 Leased Vehicles will be operated by the related Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of its ownership of the vehicle. To the extent that applicable state law permits such an action, FCTT and the FCTT Assets, including the

Series 1995-1 Assets, may be subject to liability to such an injured party. FCTT is named as an insured party under the Contingent and Excess Liability Insurance. In the event that vicarious liability was imposed on FCTT as owner of a Series 1995-1 Leased Vehicle (or, in certain circumstances a Leased Vehicle that is not a Series 1995-1 Leased Vehicle) and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such loss, and Ford Credit and Ford Credit Leasing failed to perform their obligations to indemnify the Issuer, the Noteholders could incur a loss on their investment. See "-- Structural Considerations," "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates" and "Certain Legal Aspects of the Leases and Leased Vehicles -- Vicarious Liability."

ADMINISTRATIVE AGENT DEFAULT

     Ford Credit is the Administrative Agent with respect to the Leases and Leased Vehicles, including the Series 1995-1 Leases and Series 1995-1 Leased Vehicles. Administrative Agent Events of Default may occur with respect to all beneficiaries of FCTT, including the Issuer, or only with respect to one or more Series. Upon the occurrence of an Administrative Agent Event of Default with respect to all beneficiaries of FCTT, the FCTT Trustee, if so directed by 100% of the beneficiaries of FCTT (which, so long as any Notes are outstanding, will for this purpose include the Indenture Trustee and any other holder of a Series, but exclude Ford Credit and Ford Credit Leasing), may terminate all of the rights and obligations of Ford Credit under the Administrative Agency Agreement. Upon the occurrence of an Administrative Agent Event of Default with respect to Series 1995-1, the Indenture Trustee may terminate all of the rights and obligations of Ford Credit with respect to Series 1995-1 only, and the FCTT Trustee will become the successor Administrative Agent until such time as a successor Administrative Agent is appointed pursuant to the terms of the Administrative Agency Agreement. Any replacement of Ford Credit as Administrative Agent in servicing the Leases and disposing of the Leased Vehicles could have an adverse effect on the timely receipt of interest and principal by the Noteholders. See "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default."

BOOK-ENTRY REGISTRATION

     Each Class of the Notes will be initially represented by one or more physical notes registered in the name of Cede or any successor nominee for DTC and will not be registered in the names of the beneficial owners of Notes or their nominees. Accordingly, unless and until Definitive Notes are issued, holders of beneficial interests in Notes will not be recognized by the Indenture Trustee as Noteholders and will only be able to exercise the rights of Noteholders indirectly through DTC and its participants. See "Description of the Notes -- Book-Entry Registration."

                                  FORD CREDIT

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned subsidiary of Ford.

     Ford Credit provides wholesale financing and capital loans to franchised Ford vehicle dealers and other dealers associated with such dealers and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly-owned subsidiary of Ford Credit provides these financing services in the United States to other vehicle dealers. More than 85% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation, a wholly owned subsidiary of Ford Holdings. Ford Credit also manages the insurance businesses of The American Road Insurance Company, a wholly owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                                   THE ISSUER

FORMATION OF THE ISSUER

     The Issuer is a trust formed under the laws of the State of Delaware pursuant to the Lease Trust Agreement solely for the purposes of the transactions described in this Prospectus. After its formation, the Issuer will not engage in any activity other than (i) issuing the Notes and Lease Trust Certificates, (ii) using the proceeds from the sale of the Notes and Lease Trust Certificates to acquire the Series 1995-1 Certificates and the other property of the Lease Trust Estate, (iii) making payments on the Notes and Lease Trust Certificates, (iv) assigning and pledging the Lease Trust Estate to the Indenture Trustee, (v) entering into and performing its obligations under the Basic Documents to which it is a party and (vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

CAPITALIZATION OF THE ISSUER

     On the Closing Date, the Issuer will be capitalized with $613,521,000.00 of Notes and $23,320,978.41 of Lease Trust Certificates. The Issuer will sell Lease Trust Certificates with an aggregate initial principal balance of $23,087,000 to third party investors that are expected to be unaffiliated with the Transferor, the Administrative Agent, their respective affiliates or the Issuer. In exchange for the transfer of the Series 1995-1 Certificates, the Issuer will pay the proceeds from the sale of the Notes and Lease Trust Certificates to the Transferor and will issue to the Transferor the Transferor Lease Trust Certificates with an aggregate initial principal balance of $233,978.41. The Transferor Lease Trust Certificates, in addition to evidencing the rights of a Lease Trust Certificateholder, also entitle the holders thereof to any remaining payments or proceeds from the Series 1995-1 Certificates after the aggregate principal balance of the Notes and the Lease Trust Certificates each have been reduced to zero (the "Deferred Amount").

     The following table illustrates the capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes and Lease Trust Certificates and the incurrence of the obligation to pay the Deferred Amount had taken place on such date:

        Class A-1 Notes.............................................   $113,000,000.00
        Class A-2 Notes.............................................    500,521,000.00
        Lease Trust Certificates....................................     23,320,978.41
        Deferred Amount.............................................     80,726,588.10
                                                                       ---------------
             Total..................................................   $717,568,566.51
                                                                       ===============

THE LEASE TRUSTEE

     PNC Bank, Delaware, a Delaware banking corporation, is the Lease Trustee under the Lease Trust Agreement. The principal offices of the Lease Trustee are located at 222 Delaware Avenue, Wilmington, Delaware 19801. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with the Lease Trustee and its affiliates. The fees and expenses of the Lease Trustee will be paid by the Administrative Agent.

                             PROPERTY OF THE ISSUER

     On the Closing Date, the Series 1995-1 Certificates will be transferred to the Issuer pursuant to the Transfer Agreement. The Issuer will then pledge its interest in the Series 1995-1 Certificates to the Indenture Trustee under the Indenture and then, subject to such pledge, will lease the Series 1995-1 Certificates back to the Transferor pursuant to the Program Operating Lease. The Program Operating Lease with respect to the beneficial interest in each Series 1995-1 Leased Vehicle expires with respect to such Series 1995-1 Leased Vehicle immediately preceding the earlier to occur of (i) the sale of such Series 1995-1 Leased Vehicle, but only if such sale occurs on or after the related Scheduled Lease End Date and (ii) the making of a Sale Proceeds Advance in respect thereof. See "Series 1995-1 Certificates." After giving effect to the transactions described herein and effected by the Basic Documents, the property of the Issuer (the "Lease Trust Estate") will consist of (i) the rights of the Issuer under the Series 1995-1 Certificates, (ii) the rights under the Program Operating Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Collection Account, the Payahead Account and the Payment Account (including investment income on amounts on deposit in the Collection Account) and proceeds thereof, (iv) the rights of the Transferor under the Asset Contribution Agreement, (v) the rights as beneficiary of the Limited RV Guaranty, (vi) the rights as holder of the Series 1995-1 Certificates under the Administrative Agency Agreement and the Series 1995-1 Supplement, (vii) the interest of the Issuer in the Reserve Account and the right to make withdrawals therefrom and (viii) all proceeds of the foregoing. All of the Lease Trust Estate is pledged to the Indenture Trustee pursuant to the terms of the Indenture.

     Because the Series 1995-1 Certificates represent the beneficial interest in the Series 1995-1 Assets, Noteholders are dependent on payments made on the Series 1995-1 Leases and proceeds received in connection with the disposition of Series 1995-1 Leased Vehicles for payment of interest on and principal of the Notes. The Issuer will not have a direct ownership interest in the Series 1995-1 Leases, or a direct ownership interest or perfected security interest in the Series 1995-1 Leased Vehicles (which will be titled in the name of FCTT), and it is therefore possible that a claim or lien with respect to the Series 1995-1 Leased Vehicles or on FCTT could limit the amounts paid to the holders of the Series 1995-1 Certificates to less than the amount due from the related Obligors or realized from the sale of Series 1995-1 Leased Vehicles. To the extent that a claim or lien delays disposition of Series 1995-1 Leased Vehicles or reduces the amount paid to the holders of the Series 1995-1 Certificates as holders of the beneficial interest in the Series 1995-1 Assets, Noteholders could be subject to delays in payment or losses on their investment. See "Special Considerations -- Structural Considerations," "Description of the Notes -- Reserve Account Withdrawals and Deposits," "Description of the Notes -- Limited RV Guaranty," "Series 1995-1 Certificates" and "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be applied, together with the proceeds from the sale of the Lease Trust Certificates, to acquire the Series 1995-1 Certificates from the Transferor pursuant to the Transfer Agreement.

                                      FCTT

CREATION OF FCTT BY FORD CREDIT AND FORD CREDIT LEASING

     Ford Credit Titling Trust ("FCTT") was formed by Ford Credit and Ford Credit Leasing, a special-purpose, wholly-owned subsidiary of Ford Credit, pursuant to the terms of the FCTT Agreement. The primary purpose of FCTT is to acquire from Dealers located in specified jurisdictions the Leases and Leased Vehicles originated by such Dealers and to conserve and hold such Leases and Leased Vehicles on behalf of the beneficiaries from time to time of FCTT. As of the date hereof, Ford Credit has directed that each lease under the Red Carpet Lease Plan which is originated by Dealers in California, New York and Pennsylvania, and the related leased vehicle, be assigned by Dealers to FCTT, except that if the obligor under the lease is located in a state other than California, New York and Pennsylvania, such lease and the related leased vehicle is assigned to Ford Credit instead of FCTT. All the Series 1995-1 Leases and Series 1995-1 Leased Vehicles were originated in California, New York or Pennsylvania with Obligors located in such states. The Administrative Agent has advised the Issuer that it anticipates that after the date hereof, additional states will be added to the list of states in which Dealers will assign Leases and Leased Vehicles to FCTT. Leases and Leased Vehicles originated in such additional states will constitute FCTT Assets but will not constitute Series 1995-1 Assets. See "-- Lease Origination from Dealers and Assignment to FCTT."

THE FCTT TRUSTEE

     Comerica Bank, a Michigan banking corporation, is the FCTT Trustee. The principal offices of Comerica Bank are located in Detroit, Michigan. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with Comerica Bank and its affiliates.

LEASE ORIGINATION FROM DEALERS AND ASSIGNMENT TO FCTT

     Dealers originate Leases on a form providing for the assignment thereof to FCTT. Each Leased Vehicle which is assigned to FCTT previously has been sold to the Dealer by Ford or, in certain limited circumstances, by another manufacturer of motor vehicles. The Dealer has negotiated the terms of the Lease with the Obligor, including an option to purchase the related Leased Vehicle on the Scheduled Lease End Date for an amount greater than or equal to the Residual Value of the Leased Vehicle. Upon entering into a Lease with an Obligor and approval of such Lease by the Administrative Agent, Dealers assign the Lease, the related Leased Vehicle, the first Total Monthly Payment received from the Obligor and rights to any security deposit or reconditioning reserve to FCTT against payment of the related Balance Subject to Lease Charges. As of the date of the assignment, FCTT holds the title to and is the record owner of the Lease and Leased Vehicle. Until such date as the Lease and Leased Vehicle are designated as Series Specified Assets in connection with the issuance of any Series, the beneficial interest in such Lease and Leased Vehicle is held by Ford Credit and Ford Credit Leasing as holders of the Exchangeable Beneficial Certificates. See "-- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." Pursuant to agreements between Ford Credit and the Dealers, each Dealer is obligated, after originating and assigning Leases and Leased Vehicles to FCTT, to repurchase such Leases and Leased Vehicles which do not meet certain representations and warranties made by such Dealer. The Administrative Agent or the Dealer has paid or will pay applicable sales, use and similar taxes to the appropriate authorities from amounts collected from Obligors or otherwise.

TITLING OF LEASED VEHICLES

     The Administrative Agent, on behalf of FCTT, purchases the Leases and related Leased Vehicles, including the Series 1995-1 Leases and the related Series 1995-1 Leased Vehicles, from the originating Dealers and causes the certificate of title for each Leased Vehicle to be issued in the name "Ford Credit Titling Trust," or "Ford Credit Titling Trust, Comerica Bank, Trustee" or in a substantially similar name acceptable to the relevant governmental departments or agencies. No lien will be placed on the certificate of title to indicate the interests of the beneficiaries of FCTT, and new certificates of title will not be issued in connection with the transfer of any beneficial interests in FCTT. Therefore, there will be no indication on the certificates of title for the Series 1995-1 Leased Vehicles that the Issuer or any other person has an interest in such Series 1995-1 Leased Vehicles. In certain circumstances, however, certificates of title to the Leased Vehicles will reflect a lien recorded in favor of the Administrative Agent, including therein the address of an office of the Administrative Agent at which Leases and the certificates of title to Leased Vehicles are to be delivered. This lien exists only to assure delivery of the certificates of title to the correct location; the

Administrative Agent will not have an interest in the Leased Vehicles, although for administrative convenience, it (or a third-party contractor hired by it) will hold the certificates of title as custodian on behalf of the FCTT Trustee. See "Special Considerations -- Structural Considerations" and "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates."

EXCHANGEABLE BENEFICIAL CERTIFICATES AND SPECIFIED BENEFICIAL CERTIFICATES

     Prior to the issuance of the Series 1995-1 Certificates and the securitization described herein, the FCTT Trustee issued to Ford Credit and Ford Credit Leasing, as the beneficiaries of FCTT, Exchangeable Beneficial Certificates (each, an "EBC") representing the entire beneficial interest in the FCTT Assets (representing a 98% beneficial interest in the FCTT Assets in the case of Ford Credit, and a 2% beneficial interest in the case of Ford Credit Leasing). Neither Ford Credit nor Ford Credit Leasing may transfer or assign their respective EBCs. As described below, in addition to the EBCs, the FCTT Trustee may issue from time to time Specified Beneficial Certificates ("SBCs") representing beneficial interests in certain designated FCTT Assets. The Series 1995-1 Certificates are the first series of SBCs issued by FCTT. After the issuance of the Series 1995-1 Certificates and until any other SBCs are issued, the EBCs will represent the beneficial interest in all of the FCTT Assets other than those FCTT Assets which are designated as Series 1995-1 Assets (such other FCTT Assets, the "Non-Specified Assets"). The beneficial interest in FCTT and the FCTT Assets as of any date is represented by the EBCs and each outstanding SBC.

     Pursuant to the FCTT Agreement, the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, may at any time deliver to the FCTT Trustee a Series Specification Notice identifying certain FCTT Assets to be designated as Series Specified Assets and the date (the "Series Issue Date") upon which an SBC representing the beneficial interest in such Series Specified Assets will be issued to each holder of an EBC. Upon delivery of the SBC, such holder's beneficial interest in the FCTT Assets will be represented by the EBC (with respect to the Non-Specified Assets) and such SBC (with respect to Series Specified Assets). As described in "Series 1995-1 Certificates -- Issuance of Series 1995-1 Certificates to Ford Credit and Ford Credit Leasing," the Series 1995-1 Certificate to be issued to Ford Credit will be an SBC representing a 98% beneficial interest in the Series 1995-1 Assets and the Series 1995-1 Certificate to be issued to Ford Credit Leasing will be an SBC representing a 2% beneficial interest in the Series 1995-1 Assets. While Series 1995-1 is the first Series to be issued by FCTT, Ford Credit and Ford Credit Leasing expect from time to time to designate other FCTT Assets as Series Specified Assets and to cause FCTT to issue additional Series representing beneficial interests in such Series Specified Assets. No Series may be issued unless an Opinion of Counsel is delivered that such issuance will not cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     As set forth in the FCTT Agreement and the Administrative Agency Agreement, the holders from time to time of any SBC will have a beneficial interest in the related Series Specified Assets, will be entitled to receive such percentage interest of the proceeds of the related Series Specified Assets set forth in such SBC and, acting together with each other holder of an SBC representing a beneficial interest in such Series Specified Assets, will be entitled to direct the FCTT Trustee to take actions or refrain from taking actions with respect to such Series Specified Assets. The holders from time to time of any SBCs will not be entitled to receive proceeds from Non-Specified Assets or from any other Series Specified Assets which may exist from time to time. However, it is possible in certain circumstances that notwithstanding the allocations of liabilities and the indemnities set forth in the FCTT Agreement, certain Series Specified Assets could be attached or proceeds of such Series Specified Assets could be used to satisfy a claim with respect to Non-Specified Assets or other Series Specified Assets or a claim assessed on FCTT generally. See "Special Considerations -- Structural Considerations."

                                 THE TRANSFEROR
DELAWARE BUSINESS TRUST

     The Transferor is a business trust formed under the laws of the State of Delaware pursuant to the RCL Trust Agreement for purposes of the transactions described herein. The beneficiaries of the Transferor are Ford Credit and Ford Credit Leasing. The activities of the Transferor are limited to (i) acquiring and transferring the Series 1995-1 Certificates and entering into and performing its obligations under the Program Operating Lease; (ii) acting as depositor to the Issuer and entering into the Lease Trust Agreement and acquiring and holding certain Lease Trust Certificates issued thereunder; and (iii) making distributions and executing agreements as are necessary, suitable or convenient to accomplish the foregoing. In addition, after entering into the Program Operating Lease the Transferor will assign a 1% interest in all of its assets and obligations to Ford Credit Leasing. See "-- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing" and "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor."

RCL TRUSTEE

     The RCL Trustee is The Chase Manhattan Bank (USA), a Delaware banking corporation, with offices located at 802 Delaware Avenue, Wilmington, Delaware 19801. The fees and expenses of the RCL Trustee will be paid by Ford Credit and Ford Credit Leasing, the beneficiaries of the Transferor.

CREATION BY FORD CREDIT AND FORD CREDIT LEASING; ASSIGNMENT TO FORD CREDIT
LEASING

     Prior to the issuance of the Series 1995-1 Certificates and the securitization described herein, Ford Credit held a 98% beneficial interest in the Transferor and Ford Credit Leasing held a 2% beneficial interest in the Transferor. Because the Transferor will assign a 1% interest in its assets and obligations to Ford Credit Leasing on the Closing Date, the beneficial interest in the Transferor held by Ford Credit and Ford Credit Leasing will be changed by the amount so assigned. After giving effect to the assignment on the Closing Date, Ford Credit Leasing, in addition to a direct right to 1% of all assets of the Transferor (and an obligation to pay 1% of all obligations of the Transferor), will retain a 1/99 beneficial interest in the Transferor. After giving effect to the assignment to Ford Credit Leasing, Ford Credit as a beneficiary of the Transferor will retain a 98/99 beneficial interest in the Transferor. As described in "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor," the primary obligation of the Transferor after the Closing Date is to make Program Operating Lease Payments and its primary assets after the Closing Date are the interest it has as lessee of the Series 1995-1 Certificates pursuant to the Program Operating Lease, its interest in the Reserve Account, and its Transferor Lease Trust Certificate.

                           SERIES 1995-1 CERTIFICATES

ISSUANCE OF SERIES 1995-1 CERTIFICATES TO FORD CREDIT AND FORD CREDIT LEASING

     The Series 1995-1 Certificates will be the first SBCs issued by FCTT. See "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." On the Closing Date, the FCTT Trustee will (i) issue a Series 1995-1 Certificate to Ford Credit, as holder of an EBC, representing Ford Credit's 98% beneficial interest in the FCTT Assets which were designated as Series 1995-1 Assets pursuant to the Series Specification Notice relating to Series 1995-1 and (ii) issue a Series 1995-1 Certificate to Ford Credit Leasing, as holder of an EBC, representing Ford Credit Leasing's 2% beneficial interest in the FCTT Assets which were designated as Series 1995-1 Assets pursuant to the Series Specification Notice relating to Series 1995-1.

CONTRIBUTION OF SERIES 1995-1 CERTIFICATES TO THE TRANSFEROR

     On the Closing Date, Ford Credit and Ford Credit Leasing each will convey the Series 1995-1 Certificate issued to it to the Transferor pursuant to the terms of the Asset Contribution Agreement.

Ford Credit and Ford Credit Leasing each will covenant to treat the conveyance of the Series 1995-1 Certificates to the Transferor as an absolute transfer for all purposes. Upon the conveyance of the Series 1995-1 Certificates, the value of the beneficial interests of Ford Credit and Ford Credit Leasing in the Transferor will be increased by the value of the Series 1995-1 Certificates. See "The Transferor -- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

     In addition to the conveyance of the Series 1995-1 Certificates, Ford Credit and Ford Credit Leasing also will convey to the Transferor their rights under the Series 1995-1 Supplement and the Administrative Agency Agreement with respect to Series 1995-1.

     The Administrative Agent in the Series 1995-1 Supplement and Ford Credit and Ford Credit Leasing in the Asset Contribution Agreement will make certain representations, warranties and covenants with respect to the Series 1995-1 Assets. See "The Leases and Leased Vehicles -- Eligibility Criteria" and "Additional Document Provisions -- Representations, Warranties and Covenants." In the event all of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1995-1 Cut-Off Date or certain covenants are breached, Ford Credit and Ford Credit Leasing, as holders of the EBCs, will be required to purchase the beneficial interest in the Series 1995-1 Asset to which such breach relates. Any such purchase will be effected by the deposit of the Administrative Purchase Amount in the Collection Account on the business day preceding the Payment Date relating to the Accrual Period in which the breach was discovered or occurred, as applicable. See "Description of the Administrative Agency Agreement -- Administrative Purchases."

TRANSFER OF THE SERIES 1995-1 CERTIFICATES TO THE ISSUER

     On the Closing Date, immediately following the conveyance of the Series 1995-1 Certificates to the Transferor pursuant to the Asset Contribution Agreement as described in "-- Contribution of Series 1995-1 Certificates to the Transferor," the Transferor, pursuant to the terms of the Transfer Agreement, will transfer the Series 1995-1 Certificates to the Issuer. The Transferor also will assign to the Issuer the rights under the Administrative Agency Agreement and the Series 1995-1 Supplement conveyed to it by Ford Credit and Ford Credit Leasing pursuant to the Asset Contribution Agreement. In exchange for such transfer and assignment, the Issuer will pay the proceeds from the sale of the Notes and Lease Trust Certificates to the Transferor and will issue to the Transferor the Transferor Lease Trust Certificates. The Transferor Lease Trust Certificates, in addition to evidencing the rights of a Lease Trust Certificateholder, also entitle the holders thereof to the Deferred Amount.

PLEDGE OF THE SERIES 1995-1 CERTIFICATES TO THE INDENTURE TRUSTEE

     Immediately following the transfer of the Series 1995-1 Certificates to the Issuer as described in "-- Transfer of the Series 1995-1 Certificates to the Issuer," the Issuer will pledge its interest in the Series 1995-1 Certificates as part of the Lease Trust Estate pledged to the Indenture Trustee as security for the repayment of the Notes. See "Property of the Issuer."

LEASE OF THE SERIES 1995-1 CERTIFICATES TO THE TRANSFEROR

     Immediately following the transfer of the Series 1995-1 Certificates to the Issuer and the pledge to the Indenture Trustee of the Issuer's interest therein as described in "-- Transfer of the Series 1995-1 Certificates to the Issuer" and "-- Pledge of the Series 1995-1 Certificates to the Indenture Trustee," the Issuer and the Transferor will enter into the Program Operating Lease pursuant to which the Transferor will lease the Series 1995-1 Certificates during the term of the Program Operating Lease. As lessee, the Transferor will be entitled to receive all proceeds from the Series 1995-1 Certificates during the term of the Program Operating Lease and will be required to make Program Operating Lease Payments to the Issuer, subject to the assignment by the Transferor of 1% of its assets and obligations to Ford Credit Leasing. See "The Transferor -- Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

     Because the Program Operating Lease expires with respect to the portion of the Series 1995-1 Certificates representing the beneficial interest in a Series 1995-1 Leased Vehicle immediately preceding the earlier of (i) the sale of such Series 1995-1 Leased Vehicle, if such sale occurs on or after such Series 1995-1 Leased Vehicle's Scheduled Lease End Date or (ii) the date on which a Sale Proceeds Advance is made relating to such Series 1995-1 Leased Vehicle, the Transferor will receive all Monthly Payments with respect to Series 1995-1 Leases, and all Sale Proceeds of those Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which terminate before their Scheduled Lease End Date. These amounts are included in the Program Operating Lease Payments payable by the Transferor, as lessee under the Program Operating Lease. In addition, the Program Operating Lease Payments include all amounts of Excess Wear and Tear and Excess Mileage. The Transferor is obligated to make Program Operating Lease Payments to the Issuer for so long as the Notes and Lease Trust Certificates are outstanding. Such Program Operating Lease Payments will be deemed made to the extent that Collections comprised of Monthly Payments (or Monthly Payment Advances), Voluntary Early Termination Proceeds and Liquidation Proceeds in an amount equal to such Monthly Payments, Uncollected Excess Wear and Tear and Excess Mileage and the Adjusted Balance Subject to Lease Charges of all Series 1995-1 Leases which terminate before their Scheduled Lease End Dates are deposited by the Administrative Agent in the Collection Account. The Transferor will not receive the Sale Proceeds of those Series 1995-1 Leased Vehicles whose Series 1995-1 Leases terminate on or after their respective Scheduled Lease End Dates. The right to such Sale Proceeds (as limited by the Transferor Purchase Option Price) is property of the Issuer pledged pursuant to the Indenture.

     To the extent that the Transferor does not make the Basic Payment portion of the Program Operating Lease Payment due on any Payment Date, the Indenture Trustee will draw on the Reserve Account. The "Basic Payment," as of any Payment Date, is the sum of (i) the Required Interest Payment, (ii) the portion of the Pool Balance Decline resulting from termination of Series 1995-1 Leases before their respective Scheduled Lease End Dates, (iii) the portion of the aggregate scheduled Monthly Payments allocated to a decline in the aggregate Adjusted Balance Subject to Lease Charges of the Series 1995-1 Leases and (iv) Uncollected Excess Wear and Tear and Excess Mileage with respect to Series 1995-1 Leases for such Accrual Period. See "Description of the Notes -- Reserve Account Deposits and Withdrawals."

     Defaults under the Program Operating Lease include, among other things, failure by the Transferor to pay the Required Interest Payment portion of the Basic Payment to the Issuer, the breach of a representation or warranty, the failure to observe or perform certain covenants or the occurrence of an Event of Default under the Indenture. Upon the occurrence of an event of default under the Program Operating Lease, (i) the Indenture Trustee as assignee of the rights of the Issuer in the Program Operating Lease pursuant to the pledge of the Lease Trust Estate would be entitled to terminate the Program Operating Lease and obtain the right to receive directly all distributions with respect to the Series 1995-1 Certificates and (ii) an Event of Default would occur under the Indenture which would permit the Noteholders to accelerate the maturity of the Notes and in certain circumstances cause the sale of the Lease Trust Estate. See "Description of the Notes -- Indenture."

     Transferor Leased Vehicle Purchase Option. Under the Program Operating Lease, the Transferor may, at its option, purchase the Issuer's beneficial interest in any Series 1995-1 Leased Vehicle not purchased by the related Dealer or Obligor following the Scheduled Lease End Date of the related Series 1995-1 Lease by paying to the Issuer an amount equal to the Residual Value of such Series 1995-1 Leased Vehicle minus any amounts due from the related Obligor for Uncollected Excess Wear and Tear and Excess Mileage (the "Transferor Purchase Option Price"). The Transferor will exercise such option only if neither the Obligor nor the Dealer exercises its option to purchase the Series 1995-1 Leased Vehicle and the related Sale Proceeds exceeds the Transferor Purchase Option Price. Because the Transferor intends to exercise this option when available, the amounts received by the Issuer with respect to the sale of any Series 1995-1 Leased Vehicle the related Series 1995-1 Lease of which was terminated on or after its Scheduled Lease End Date will never exceed the Transferor Purchase Option Price. The Transferor will retain any excess of the Sale Proceeds of such Series 1995-1 Leased Vehicle over the related Transferor Purchase Option Price, and such amounts will not be available to pay interest on or principal of the Notes.

                         THE LEASES AND LEASED VEHICLES

ORIGINATION PROCEDURES

     The Ford Credit Red Carpet Lease Plan (the "Red Carpet Lease Plan") is one of a number of financing programs offered by Dealers to assist their customers in the acquisition of new automobiles and light-duty trucks. Under the Red Carpet Lease Plan, an Obligor enters into a Lease that requires the Obligor to make Total Monthly Payments for a predetermined number of months ("Lease Term") in return for the use of the related Leased Vehicle. At the end of the Lease Term, the Obligor has the option to purchase the Leased Vehicle or return it to the Dealer. Dealers negotiate the terms of the Lease with prospective lessees in accordance with guidelines set by Ford Credit.

     A credit application completed by a prospective lessee is evaluated by Ford Credit with consideration given to, among other things, the prospective lessee's credit history, current income, and years at present address. Ford Credit uses a proprietary credit scoring model that measures the probability of payment for each potential obligor given information concerning the prospective lessee, the price of the Leased Vehicle and terms of the Lease. Credit analysts at the applicable Ford Credit branch office evaluate credit applications based on the information set forth therein and the results of the proprietary credit scoring model or in some cases based on additional information obtained from the relevant Dealer and make a judgment to accept or reject such applications. Credit analysts may also propose changes to the terms of the Lease to increase the probability of payment such as a larger down payment or a less expensive vehicle.

     If the credit application is approved and the prospective lessee agrees to the terms of the Lease, the Dealer completes the transaction documentation and submits it to Ford Credit. Prior to the Obligor taking possession of the Leased Vehicle, the Dealer must: (i) collect the first Total Monthly Payment, including a refundable security deposit (which in certain instances may be waived), (ii) obtain written evidence that the Obligor has purchased adequate insurance coverage, and (iii) ensure that all required license fees, registration fees and up-front taxes are paid. Certain fees and taxes may be financed by the Dealer and included in the Obligor's Total Monthly Payment (such fees and taxes, the "Use and Lease Tax Amounts"). The Dealer is responsible for registering and titling the Leased Vehicle; it is registered in the name of the Obligor, the Obligor and FCTT or FCTT only and titled in the name of Ford Credit or FCTT as the case may be. Titles are mailed directly to the appropriate Ford Credit branch office or to a central office of an independent contractor hired by Ford Credit.

SERVICING PROCEDURES

     The Leases, including the Series 1995-1 Leases, are serviced through Ford Credit branch offices. Approximately 19 days before a Total Monthly Payment is due, Ford Credit sends the Obligor an invoice. The Obligor is instructed to send the Total Monthly Payment to one of several regional lockboxes dedicated to the collection of payments for Leases and retail installment contracts. If an Obligor does not make the payment within 10 days of its due date, a late fee is assessed. At that time, Ford Credit initiates collection procedures by mailing a past due notice to the Obligor. In cases such as chronic delinquency, payment default, multiple returned checks or bankruptcy, a Lease generally is assigned to a Ford Credit customer service representative after it has become 15 days delinquent. In other cases, collection assignments are issued when a Lease becomes 22 days delinquent. The Obligor will be contacted to determine the cause of the delinquency and to help the Obligor develop plans to resolve it. If the Obligor cannot make the past due payment, Ford Credit will either grant a Payment Extension or repossess the Leased Vehicle. If a Payment Extension is granted, the Obligor is assessed a fee and the Lease Term is extended (although the Obligor is not permitted to drive the Leased Vehicle more than the originally agreed upon number of miles without incurring excess mileage fees). If repossession is necessary, the Obligor may agree to return the Leased Vehicle or the Leased Vehicle will be repossessed by a contractor hired by Ford Credit.

     Any Obligor not in default is permitted to terminate its Lease before the Scheduled Lease End Date (a "Voluntary Early Termination") if the Obligor: (i) returns the Leased Vehicle to the Dealer, (ii) pays to Ford Credit the difference, if any, between (a) the sum of the Adjusted Balance Subject to Lease Charges and any past due amounts and (b) the fair market wholesale value of the Leased Vehicle as agreed to by the Obligor and the Dealer (or if the Obligor and Dealer fail to agree, the amount received at auction), and (iii) pays a fee of $200. The Dealer is required to pay an amount equal to such agreed fair market wholesale value (or the amount received at auction) to Ford Credit or FCTT, as the case may be. As described in "Description of the Notes -- Indenture Cash Flows," Voluntary Early Termination Proceeds are included in the Collections deposited in the Collection Account and used to pay interest on and principal of the Notes. See "Maturity, Prepayment and Yield Considerations" for a discussion of the effect of prepayments of the Series 1995-1 Leases on the payment of principal of the Notes.

     At the Scheduled Lease End Date, the Obligor may (i) purchase the Leased Vehicle for an amount greater than or equal to its Residual Value or (ii) return the Leased Vehicle to the Dealer. If the Leased Vehicle is returned to the Dealer, the Dealer may purchase the Leased Vehicle for an amount equal to its Residual Value or return it to Ford Credit to be sold at auction. If the Dealer does not purchase the Vehicle, the Dealer will inspect the Leased Vehicle, complete a Vehicle Conditioning Report ("VCR") and submit the VCR to Ford Credit. The Dealer will assess any additional charges for excess wear and tear or excess mileage on the basis of the VCR. See "Description of the Notes -- Indenture Cash Flows" and "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor -- Transferor Leased Vehicle Purchase Option" for a description of how amounts collected from the sale of Series 1995-1 Leased Vehicles are distributed as Collections (and therefore are paid through to Noteholders) and, in certain circumstances, to the Transferor (and are therefore not paid through to Noteholders).

     All Leased Vehicles that are returned to Ford Credit will be inspected to ensure that the VCR properly reflects the condition of the Leased Vehicle and that the Dealer has billed the Obligor for all excess wear and tear and excess mileage charges due. If the VCR does not properly reflect the condition of the Leased Vehicle, Ford Credit may seek reimbursement for any discrepancies from the returning Dealer. The Leased Vehicle is then shipped to one of several Ford Credit regional auction locations. In an attempt to maximize proceeds from the auction of Leased Vehicles, Ford Credit has established an "Extra Step" program to refurbish and recondition vehicles returned at the end of 24-month leases. The results of each auction are monitored and Leased Vehicles will generally be transported to the regional auction where Ford Credit believes the highest auction proceeds will be realized.

DELINQUENCY, REPOSSESSION, RESIDUAL VALUE AND LOSS DATA

     The following tables set forth Ford Credit's average Red Carpet Lease asset balance and loss experience for each of the periods shown with respect to the leases and leased vehicles under the Red Carpet Lease Plan (the "Red Carpet Lease Portfolio") in California, New York and Pennsylvania. There can be no assurance that the loss experience for the Red Carpet Lease Portfolio or Series 1995-1 Leases in the future will be similar to the historical experience set forth below.

     Because Ford Credit has not historically maintained separate records based on the term of leases, the data set forth in the following tables includes data for finance leases (classified by Ford Credit as leases which have a term of more than 36 months) and operating leases (classified by

Ford Credit as leases which have a term of 36 months or less). However, management believes that to the extent that there are any material differences between the historical delinquency and loss statistics for finance leases and operating leases, the delinquencies and losses would be higher on a mixed pool of finance leases and operating leases (such as that reflected in the tables) than in a pool consisting solely of operating leases (such as the Series 1995-1 Leases). This is because, in the opinion of management based on its experience servicing both finance leases and operating leases, there is a positive correlation between increased credit risk and the duration of the lease. In addition, management believes that the statistics provided in such tables closely reflect the performance of the Red Carpet Lease Portfolio because the proportion of originations of operating leases to finance leases in the Red Carpet Lease Portfolio increased: in 1990, the proportion of originations which were operating leases was approximately 78.5%, while in 1994 the proportion of originations which were operating leases was approximately 98.8%. During this four year period the number of originations grew from approximately 140,000 to 596,000 leases per year.

                           RED CARPET LEASE PORTFOLIO

                   (CALIFORNIA, NEW YORK AND PENNSYLVANIA(1))
                         HISTORICAL LOSS EXPERIENCE(2)

                                                                                           THREE MONTHS
                                                     CALENDAR YEAR                       ENDED MARCH 31,
                                     ----------------------------------------------    --------------------
                                      1990      1991      1992      1993      1994      1994          1995
                                     ------    ------    ------    ------    ------    ------        ------
Average Contracts Outstanding (000)
  California.......................      41        47        52        73       118        93           151
  New York.........................      33        38        46        60        78        70            89
  Pennsylvania.....................      14        16        15        18        26        22            32
                                     ------    ------    ------    ------    ------    ------        ------
      Total -- Three State.........      88       101       113       151       222       185           272
                                     ======    ======    ======    ======    ======    ======        ======
Average Net RCL Assets (Millions)
  California.......................  $  517    $  637    $  727    $1,094    $1,849    $1,438        $2,377
  New York.........................     395       513       635       923     1,241     1,084         1,457
  Pennsylvania.....................     154       198       200       264       403       350           522
                                     ------    ------    ------    ------    ------    ------        ------
      Total -- Three State.........  $1,066    $1,348    $1,562    $2,281    $3,493    $2,872        $4,356
                                     ======    ======    ======    ======    ======    ======        ======
Net Credit Losses (Millions)(3)
  California.......................  $  8.2    $ 12.8    $  9.7    $  8.9    $ 11.4    $  2.7        $  4.9
  New York.........................     3.9       3.4       3.0       2.4       2.7       0.5           1.6
  Pennsylvania.....................     1.0       0.8       0.5       0.5       0.4       0.0           0.5
                                     ------    ------    ------    ------    ------    ------        ------
      Total -- Three State.........  $ 13.1    $ 17.0    $ 13.2    $ 11.8    $ 14.5    $  3.2        $  7.0
                                     ======    ======    ======    ======    ======    ======        ======
Net Credit Losses as a Percentage
  of Average Net RCL Assets(3)
  California.......................    1.59%     2.01%     1.33%     0.81%     0.62%     0.75%(4)      0.83%(4)
  New York.........................    0.99      0.66      0.47      0.26      0.22      0.20          0.43
  Pennsylvania.....................    0.66      0.44      0.25      0.21      0.09     (0.01)         0.40
      Weighted Average -- Three
         State.....................    1.23%     1.26%     0.84%     0.52%     0.41%     0.45%(4)      0.65%(4)
Repossessions -- Units (000)
  California.......................     2.1       3.0       3.0       3.4       4.7       0.9(4)        1.7(4)
  New York.........................     0.9       0.9       1.0       1.0       1.3       0.3           0.4
  Pennsylvania.....................     0.4       0.3       0.3       0.2       0.4       0.1           0.2
                                     ------    ------    ------    ------    ------    ------        ------
      Total -- Three State.........     3.4       4.2       4.3       4.6       6.4       1.3           2.3
                                     ======    ======    ======    ======    ======    ======        ======
  % of Avg. Contracts Outstanding
    -- Three State.................    3.86%     4.17%     3.80%     3.04%     2.86%     2.87%(4)      3.33%(4)
  Average Gross Loss per
    Repossession...................  $3,795    $3,374    $2,401    $3,474    $3,137    $3,430        $3,780
Average Delinquency Ratios -- Three
  State
  31-60 Days Past Due..............    2.81%     2.39%     2.11%     1.74%     1.63%     1.50%         1.58%
  61-90 Days Past Due..............    0.41      0.32      0.25      0.16      0.17      0.16          0.17
  Over 90 Days Past Due............    0.16      0.13      0.08      0.05      0.04      0.04          0.04
                                     ------    ------    ------    ------    ------    ------        ------
Total..............................    3.38%     2.84%     2.44%     1.95%     1.84%     1.70%         1.79%
                                     ======    ======    ======    ======    ======    ======        ======
Average Daily Units Over 60 Days
  Past Due (000)...................     0.5       0.5       0.4       0.3       0.5       0.4           0.6

(Totals may not equal the sum of the respective columns due to rounding.)
- -------------------------
(1) Regional data is based on results from branch offices located in California, New York and Pennsylvania and may include a small number of Leases associated with Obligors living outside of those states.
(2) Includes operating (original terms less than or equal to 36 months) and finance (original terms greater than 36 months) leases on new and used vehicles. Only operating leases are part of this securitization structure.
(3) "Net Credit Losses" means with respect to the period (i) the aggregate adjusted balance subject to lease charges of all lease contracts and related leased vehicles which are determined to be uncollectible during such period plus the aggregate amount of uncollected charges for excess wear and tear and excess mileage relating to lease contracts which terminated during the period with respect to which proceeds from the sale of the related leased vehicle were received in the period plus any uncollected scheduled monthly payments in the period with respect to leased vehicles sold during the period minus (ii) all amounts received in the period with respect to lease contracts and related leased vehicles which were determined to be uncollectible during the period and recoveries received in the period on lease contracts and related leased vehicles charged-off in the period or any previous period.
(4) Annualized rate.

     The reduction in "Net Credit Losses as a Percentage of Average RCL Assets" (as set forth in the table above entitled Red Carpet Lease Portfolio) during the period 1991 to 1994 is a result of fewer leased vehicles being repossessed (as a percentage of the number of leases outstanding) and an increase in the amount recovered for each vehicle which has been repossessed. Management of Ford Credit believes that this trend is a result of actions taken to improve procedures relating to credit quality and collection procedures. In particular, efforts have been made to reduce the proportion of longer term (and therefor higher risk) leases as a percentage of the total number of leases, introduce improved risk rating guides, increase the number of collection personnel and improve their training, and contact lessees promptly on delinquent accounts. In addition, the general improvement in the economy, combined with a reduction in market interest rates, have had a positive effect on Net Credit Losses. Net Credit Losses increased in the first quarter of 1995 as a result of higher repossessions and higher severity of loss per repossession.

     The following tables provide residual value and residual loss information for each of the periods shown with respect to the Red Carpet Lease Portfolio in California, New York and Pennsylvania exclusively.

                         RED CARPET LEASE PORTFOLIO(1)

                (CALIFORNIA, NEW YORK AND PENNSYLVANIA ONLY(2))
                            RESIDUAL VALUE ANALYSIS

                                                                                    THREE MONTHS
                                                                                        ENDED
                                                 CALENDAR YEAR                        MARCH 31,
                                 ----------------------------------------------   -----------------
                                  1990     1991      1992      1993      1994      1994      1995
                                 ------   -------   -------   -------   -------   -------   -------
Residual value of all vehicles
  the related lease of which
  terminated in the period
  ($000)(3)....................  27,878   100,810   248,922   339,094   576,191   100,367   230,326
Residual value as a percentage
  of MSRP of all vehicles the
  related lease of which
  terminated in the
  period(4)....................    44.0%     43.0%     42.5%     42.1%     47.5%     44.6%     50.7%
Aggregate Residual Losses(5)
  ($000).......................   1,175     5,831     6,777     4,128     6,889     1,148     6,448
Aggregate Residual Losses as a
  percentage of residual value
  of all vehicles the related
  lease of which terminated in
  the period...................     4.2%      5.8%      2.7%      1.2%      1.2%      1.1%      2.8%
Vehicles returned with a
  Residual Loss as a percentage
  of all vehicles the related
  lease of which terminated in
  the period...................    19.2%     29.2%     15.3%      7.3%      7.6%      8.3%     15.1%

- -------------------------
(1) Includes only leases on new and used vehicles with original terms of 36 months or less (including the Advance Payment Plan).

(2) Based on results on leases for which the last billing address of the related obligor is in California, New York, or Pennsylvania.

(3) Terminations include voluntary early terminations, terminations due to defaults and scheduled terminations.

(4) "MSRP" means the Manufacturer's Suggested Retail Price, which will generally exceed the balance subject to lease charges at inception of a lease.

(5) "Residual Loss" means the amount by which the residual value of a leased vehicle the related lease of which terminated on or after the end of its lease term exceeds the sum of (i) sale proceeds of such leased vehicle (including collected excess wear and tear and excess mileage) and (ii) uncollected excess wear and tear and excess mileage.

     During the period 1990 to 1994, a total of 17.6% of all leased vehicles subject to 24- and 36-month leases were not purchased either by the dealer or the lessee and were returned to Ford Credit as of their respective scheduled lease end dates. Of the leased vehicles returned on or after their scheduled lease end dates and subsequently sold by Ford Credit at auction, 64.2% were sold for a loss versus 35.8% which were sold for a gain. (Due to obligor and dealer purchase options, the opportunity to realize a gain on a vehicle is given first to the obligor, then to the related dealer, and finally to Ford Credit.)

     For the period 1990 to 1994, 132,202 leased vehicles with a residual exposure (the sum of the residual values of vehicles under leases which terminated in such period) of $1.3 billion experienced aggregate residual losses of $24.8 million. For all leased vehicles with 24- and 36-month leases which terminated between 1990 and 1994, annual aggregate Residual Losses as a percent of residual exposure ranged from 1.2% to 5.8%, with a cumulative average of 1.9%. In 1994, aggregate Residual Losses as a percent of residual exposure were less than 1.2%. However, aggregate Residual Losses as a percentage of residual exposure increased in the first quarter of 1995 as a result of a higher number of leased vehicles returned and a higher Residual Loss per vehicle.

ELIGIBILITY CRITERIA

     The Series 1995-1 Leases and related Series 1995-1 Leased Vehicles were purchased by Ford Credit as Administrative Agent on behalf of FCTT, in the ordinary course of business in accordance with the origination procedures set forth above. The Series 1995-1 Leases were selected from the Leases in FCTT's portfolio by several criteria (the "Specific Eligibility Criteria"), including the following: each related Series 1995-1 Leased Vehicle was an automobile or light-duty truck which prior to the inception of the related Series 1995-1 Lease had never been titled, and each Series 1995-1 Lease (a) was entered into by a Dealer located in and an Obligor with a billing address in California, New York or Pennsylvania; (b) provides for Constant Yield Payments that fully amortize the Balance Subject to Lease Charges of such Series 1995-1 Lease to a final payment equal to the Residual Value of the related Series 1995-1 Leased Vehicle over the term of such Series 1995-1 Lease; (c) was not more than 30 days past due as of the Series 1995-1 Cut-Off Date and has never been extended; (d) was originated on or after December 1, 1994; (e) has a Scheduled Lease End Date not later than 36 months from the date it was entered into; (f) has a Retail Operating Lease Factor equal to or greater than 3.0%; (g) was not originated under the Advance Payment Plan; (h) is not subject to a holdback of Excess Deferred Gross; and (i) does not provide for recourse to the related Dealer. (Series 1995-1 Supplement, Section 3.1; Asset Contribution Agreement, Section 3.2). The Series 1995-1 Leases were selected from FCTT's portfolio of Leases that were Non-Specified Assets, in each case meeting the Specific Eligibility Criteria set forth herein and the General Eligibility Criteria set forth in "Additional Document Provisions -- Representations, Warranties and Covenants." No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Series 1995-1 Leases from qualifying Leases.

CHARACTERISTICS OF THE SERIES 1995-1 ASSETS

     The following table provides data with respect to the composition of the Series 1995-1 Assets.

                    COMPOSITION OF THE SERIES 1995-1 ASSETS

Initial Pool Balance......................................................   $717,568,566.51
Number of Series 1995-1 Leases............................................            37,719
Average Adjusted Balance Subject to Lease Charges.........................        $19,024.06
Average Balance Subject to Lease Charges..................................        $19,725.99
Weighted Average Original Lease Term(1)...................................      24.87 months
Weighted Average Remaining Lease Term(1)..................................      23.15 months
Average Retail Operating Lease Factor(2)..................................              8.55%
Aggregate Residual Value as a Percent of Aggregate MSRP...................             62.42%
Residual Value as a Percent of the Initial Pool Balance...................             74.97%

- -------------------------
(1) Weighted by Adjusted Balance Subject to Lease Charges as of the Series 1995-1 Cut-Off Date.

(2) Excluding a fixed additional fee (the "Additional Fee") included in the determination of the amount of the Monthly Payment (generally 0.11% of the Balance Subject to Lease Charges per month). Including such fee would have the effect of increasing the yield of Series 1995-1 Assets.

     The following tables set forth the distribution of the Series 1995-1 Assets by location, Retail Operating Lease Factor, Lease Term and vehicle type. Percentages may not total 100% due to rounding.

              DISTRIBUTION OF THE SERIES 1995-1 ASSETS BY LOCATION

                                                                                          PERCENTAGE OF
                                               NUMBER OF    AGGREGATE ADJUSTED BALANCE       INITIAL
                                                LEASES       SUBJECT TO LEASE CHARGES     POOL BALANCE
                                               ---------    --------------------------    -------------
California..................................     22,390          $ 414,194,223.08              57.72%
New York....................................     11,066            222,061,134.69              30.95
Pennsylvania................................      4,263             81,313,208.74              11.33
                                                 ------          ----------------             ------
       Total................................     37,719          $ 717,568,566.51             100.00%
                                                 ======          ================             ======

   DISTRIBUTION OF THE SERIES 1995-1 ASSETS BY RETAIL OPERATING LEASE FACTOR

                                                                                          PERCENTAGE OF
                                               NUMBER OF    AGGREGATE ADJUSTED BALANCE       INITIAL
                                                LEASES       SUBJECT TO LEASE CHARGES     POOL BALANCE
                                               ---------    --------------------------    -------------
 3.00% to  3.50%............................      2,360           $ 43,534,525.93               6.07%
 3.51  to  4.00.............................        360              9,596,880.18               1.34
 4.01  to  4.50.............................        429             11,514,786.99               1.60
 4.51  to  5.00.............................        722             22,361,079.21               3.12
 5.01  to  5.50.............................        651             10,678,134.14               1.49
 5.51  to  6.00.............................        116              1,571,759.12               0.22
 6.01  to  6.50.............................      1,372             34,319,528.09               4.78
 6.51  to  7.00.............................      1,842             28,887,571.17               4.03
 7.01  to  7.50.............................      3,443             59,936,289.29               8.35
 7.51  to  8.00.............................      1,200             22,914,434.97               3.19
 8.01  to  8.50.............................      1,736             34,518,937.11               4.81
 8.51  to  9.00.............................      1,005             18,639,575.83               2.60
 9.01  to  9.50.............................      5,602            101,608,600.14              14.16
 9.51  to 10.00.............................     10,407            197,068,213.27              27.46
10.01  to 10.50.............................      4,655             87,029,625.85              12.13
10.51  to 11.00.............................      1,028             19,185,961.14               2.67
11.01  to 11.50.............................        314              5,633,112.26               0.79
11.51  to 12.00.............................        289              5,208,195.81               0.73
12.01  to 12.50.............................        152              2,690,117.41               0.37
12.51  to 13.00.............................         35                662,311.68               0.09
13.01  to 13.50.............................          1                  8,926.92               0.00
                                                 ------           ---------------             ------
       Total................................     37,719           $717,568,566.51             100.00%
                                                 ======           ===============             ======

             DISTRIBUTION OF THE SERIES 1995-1 ASSETS BY LEASE TERM

                                                                                          PERCENTAGE OF
                                               NUMBER OF    AGGREGATE ADJUSTED BALANCE       INITIAL
                                                LEASES       SUBJECT TO LEASE CHARGES     POOL BALANCE
                                               ---------    --------------------------    -------------
24 Months...................................     34,892          $ 665,372,728.50              92.73%
36 Months...................................      2,827             52,195,838.01               7.27
                                                 ------          ----------------             ------
       Total................................     37,719          $ 717,568,566.51             100.00%
                                                 ======          ================             ======

            DISTRIBUTION OF THE SERIES 1995-1 ASSETS BY VEHICLE TYPE

                                                                                            PERCENTAGE OF
                                         NUMBER OF    AGGREGATE ADJUSTED BALANCE SUBJECT       INITIAL
                                          LEASES               TO LEASE CHARGES             POOL BALANCE
                                         ---------    ----------------------------------    -------------
Ford Automobile.......................     12,382              $ 196,797,864.27                  27.43%
Ford Light-Duty Truck.................     17,166                335,932,335.48                  46.82
Lincoln-Mercury.......................      7,344                171,406,952.39                  23.89
Other.................................        827                 13,431,414.37                   1.87
                                           ------              ----------------                 ------
  Total...............................     37,719              $ 717,568,566.51                 100.00%
                                           ======              ================                 ======

     The following table depicts the projected cash flows of the Series 1995-1 Certificates assuming no prepayments and no defaults.

  SERIES 1995-1 LEASES PROJECTED AMORTIZATION, ASSUMING NO PREPAYMENTS AND NO
                                    DEFAULTS

                 ADJUSTED BALANCE                       PRINCIPAL PORTION     NON-PRINCIPAL     WEIGHTED
                    SUBJECT TO           MONTHLY           OF MONTHLY          PORTION OF       AVERAGE
    MONTHS        LEASE CHARGES        PAYMENTS(1)           PAYMENT         MONTHLY PAYMENT     YIELD
- --------------   ----------------    ---------------    -----------------    ---------------    --------
 1............   $ 717,568,566.51    $ 13,585,213.26      $  7,646,272.51     $5,938,940.75        9.93%
 2............     709,922,294.00      13,585,213.26         7,699,547.45      5,885,665.81        9.95
 3............     702,222,746.55      13,585,213.26         7,753,219.98      5,831,993.28        9.97
 4............     694,469,526.57      13,585,213.26         7,807,293.18      5,777,920.08        9.98
 5............     686,662,233.39      13,585,213.26         7,861,770.19      5,723,443.07       10.00
 6............     678,800,463.20      13,585,213.26         7,916,654.13      5,668,559.13       10.02
 7............     670,883,809.07      13,585,213.26         7,971,948.18      5,613,265.08       10.04
 8............     662,911,860.89      13,585,213.26         8,027,655.55      5,557,557.71       10.06
 9............     654,884,205.34      13,585,213.26         8,083,779.44      5,501,433.82       10.08
10............     646,800,425.90      13,585,213.26         8,140,323.10      5,444,890.16       10.10
11............     638,660,102.80      13,585,213.26         8,197,289.81      5,387,923.45       10.12
12............     630,462,812.99      13,585,213.26         8,254,682.87      5,330,530.39       10.15
13............     622,208,130.12      13,585,213.26         8,312,505.60      5,272,707.66       10.17
14............     613,895,624.52      13,585,213.26         8,370,761.35      5,214,451.91       10.19
15............     605,524,863.17      13,585,213.26         8,429,453.50      5,155,759.76       10.22
16............     597,095,409.67      13,585,213.26         8,488,585.46      5,096,627.80       10.24
17............     588,606,824.21      13,585,213.26         8,548,160.66      5,037,052.60       10.27
18............     580,058,663.55      13,585,213.26         8,608,182.56      4,977,030.70       10.30
19............     571,450,480.99      13,618,378.39         8,701,874.62      4,916,503.77       10.32
20............     562,748,606.37      66,248,679.02        61,477,159.02      4,771,520.00       10.17
21............     501,271,447.35      78,210,109.84        73,940,512.31      4,269,597.53       10.22
22............     427,330,935.04     150,885,707.01       147,349,189.82      3,536,517.19        9.93
23............     279,981,745.22     157,615,782.22       155,332,600.60      2,283,181.62        9.79
24............     124,649,144.62      90,008,523.66        88,973,303.84      1,035,219.82        9.97
25............      35,675,840.78       1,126,240.24           763,720.50        362,519.74       12.19
26............      34,912,120.28       1,126,240.24           770,205.80        356,034.44       12.24
27............      34,141,914.48       1,126,240.24           776,746.60        349,493.64       12.28
28............      33,365,167.88       1,126,240.24           783,343.38        342,896.86       12.33
29............      32,581,824.50       1,126,240.24           789,996.62        336,243.62       12.38
30............      31,791,827.88       1,126,240.24           796,706.81        329,533.43       12.44
31............      30,995,121.07       1,126,241.12           803,475.33        322,765.79       12.50
32............      30,191,645.74       5,957,850.28         5,652,417.09        305,433.19       12.14
33............      24,539,228.65       6,559,658.28         6,312,098.98        247,559.30       12.11
34............      18,227,129.67       8,219,260.46         8,039,861.54        179,398.92       11.81
35............      10,187,268.13       6,795,185.91         6,698,576.19         96,609.72       11.38
36............       3,488,691.94       3,518,793.10         3,488,691.94         30,101.16       10.35

- -------------------------
(1) Includes the Additional Fee.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of payment of principal and the yield to maturity on each Class of Notes generally will be directly related to the rate at which payments on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles are received. To the extent that Obligors make Total Monthly Payments when due (or the Administrative Agent makes Monthly Payment Advances) and the Residual Values of Series 1995-1 Leased Vehicles are not realized until their respective Scheduled Lease End Dates, the minimum principal payable quarterly to Noteholders can be determined with certainty (such minimum principal payment rate is reflected in the data in the column headed "0% ABS" in the Percentage of Note Balance Outstanding table shown below). However, the rate of payment of principal on the Notes will be shifted forward to the prepayment date to the extent that any Series 1995-1 Lease is prepaid in full, whether due to the receipt of Voluntary Early Termination Proceeds, Administrative Purchase Amounts or Liquidation Proceeds. Partial prepayments will be treated as Payaheads and will not increase the rate of payment of principal of the Notes because such payments will be held and paid out to Noteholders as principal only when required to meet a shortfall in a subsequent payment from the related Obligor.

     Additionally, an investor's expected yield will be affected by (i) the price the investor paid for the Notes, (ii) the rate of prepayments of the Series 1995-1 Leases and (iii) the investor's assumed reinvestment rate. For example, if prepayments on the Series 1995-1 Leases are slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if prepayments on the Series 1995-1 Leases are faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

     Because Residual Value is a large component of the Adjusted Balance Subject to Lease Charges, the timing of the cashflows generated by the Series 1995-1 Assets will be heavily weighted toward the Scheduled Lease End Dates when the Residual Values of the Series 1995-1 Leased Vehicles are realized. The rate of payment of principal on the Notes increases substantially in February 1997 as a result of Series 1995-1 Leases beginning to reach their Scheduled Lease End Dates in the related Accrual Period. In general, prepayments of Series 1995-1 Leases in full will have the effect of shortening the weighted average life of the Notes (the average amount of time during which each dollar of the principal balance of Notes is outstanding). Additionally, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, in which case principal will be paid pro rata to the holders of the Class A-1 Notes and Class A-2 Notes without distinction between Classes. As the rate of payment of principal on each Class of Notes depends primarily on the rate of payment (including prepayments) of the Series 1995-1 Leases, final payment on each Class of Notes could occur significantly earlier than the respective Stated Maturities. If there are prepayments in full of Series 1995-1 Leases which cause principal of the Notes to be paid earlier than projected, Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Class of Notes.

     A prepayment of a Series 1995-1 Lease in full may be in the form of Voluntary Early Termination Proceeds resulting from a Voluntary Early Termination of such Series 1995-1 Lease, Liquidation Proceeds following a bankruptcy of or default by the Obligor, or Administrative Purchase Amounts following the occurrence of certain events set forth in "Description of the Administrative Agency Agreement -- Administrative Purchases." The rate of prepayments on the Series 1995-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used car market. For 24-month leases originated between 1989 and 1992, Ford Credit believes approximately 33% of the leases prepaid in full before their respective scheduled lease end dates. For 36-month leases originated between 1989 and 1992,

Ford Credit believes approximately 42% of the leases prepaid in full before their respective scheduled lease end dates.

     Additionally, the rate of payment of principal of each Class of Notes will be increased by the application to pay principal of the Notes (after payment of interest) of the portion, if any, of Total Available Funds not used to reduce the Pool Balance or to pay certain fees and other amounts in any given month. To the extent Series 1995-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Total Available Funds available to pay principal of the Notes will be reduced. See "Description of the Notes -- The Indenture Cash Flows."

     The Percentage of Note Balance Outstanding table shown below was prepared on the basis of certain assumptions, including that (i) all collections and sale proceeds are timely received, and that no Series 1995-1 Lease is ever delinquent, (ii) none of the Series 1995-1 Leases is repurchased by the Administrative Agent, (iii) there are no Series 1995-1 Credit Losses or Series 1995-1 Residual Losses, (iv) the Administrative Agent does not exercise its optional redemption of the Series 1995-1 Certificates as described herein, (v) distribution of principal and interest on the Notes and Lease Trust Certificates is made on August 15, November 15, February 15 and May 15 of each year starting on August 15, 1995, (vi) each of the Administrative Agent Fee and the Limited RV Guaranty Fee is 1.00% per annum, (vii) all prepayments are prepayments in full and (viii) the Reserve Account is funded in an amount equal to the Initial Reserve Account Deposit and the Required Reserve Account Amount decreases in accordance with the formulas described herein.

                     PERCENTAGE OF NOTE BALANCE OUTSTANDING

                                                                  PREPAYMENT SPEEDS(1)
                            ------------------------------------------------------------------------------------------------
                                           CLASS A-1 NOTES                                   CLASS A-2 NOTES
                            ----------------------------------------------    ----------------------------------------------
       PAYMENT DATE          0.0%      0.3%      0.5%      0.8%      1.0%      0.0%      0.3%      0.5%      0.8%      1.0%
- --------------------------  ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Initial...................  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
08/15/95..................   73.52     67.78     63.91     58.05     54.11    100.00    100.00    100.00    100.00    100.00
11/15/95..................   47.44     36.62     29.43     18.53     11.19    100.00    100.00    100.00    100.00    100.00
02/15/96..................   21.49      6.09      0.00      0.00      0.00    100.00    100.00     99.04     95.49     93.10
05/15/96..................    0.00      0.00      0.00      0.00      0.00     98.92     94.48     91.49     86.95     83.90
08/15/96..................    0.00      0.00      0.00      0.00      0.00     92.87     87.57     83.99     78.57     74.92
11/15/96..................    0.00      0.00      0.00      0.00      0.00     86.72     80.64     76.56     70.36     66.18
02/15/97..................    0.00      0.00      0.00      0.00      0.00     56.95     51.71     48.18     42.83     39.23
05/15/97..................    0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
Weighted Average Life
  (years)(2)..............    0.58      0.50      0.46      0.42      0.39      1.81      1.76      1.72      1.66      1.62

- -------------------------
(1) Prepayment speeds are expressed in terms of percentages of ABS. As used herein, "ABS" refers to a prepayment model which assumes a constant percentage of the original number of leases in a pool prepay each month. ABS does not purport to be either an historical description of the prepayment experience of any pool of leases or a prediction of the anticipated rate of prepayment of any pool of leases, including the Series 1995-1 Leases.

(2) The weighted average life of each Class of Notes is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of the Notes to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

                      POOL FACTORS AND TRADING INFORMATION

     The Note Pool Factor for each Class of Notes will be a seven digit decimal which the Administrative Agent will compute prior to each Payment Date. The "Note Pool Factor" with respect to each Class of Notes as of any applicable Payment Date represents the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date (after giving effect to payments made on such Payment Date), expressed as a fraction of the initial outstanding principal balance of such Class of Notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the principal balance of the related Class of Notes is the product of
(i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor.

     The Noteholders will receive reports on or about each Payment Date for the Accrual Period immediately preceding such Payment Date containing information regarding: (i) payments received on Series 1995-1 Assets, (ii) the Pool Balance,
(iii) the Note Pool Factor of each Class of Notes (as of such Payment Date after giving effect to payments made on such Payment Date) and (iv) various other information. See "Description of the Notes -- Statements to Noteholders" for a description of the additional information provided to Noteholders on each Payment Date. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

     The Issuer's primary sources of capital will be (i) the net proceeds of the Lease Trust Certificates and (ii) the net proceeds of the Notes offered hereby. See "The Issuer -- Capitalization of the Issuer."

     The Issuer's primary sources of liquidity will be payments on the Series 1995-1 Certificates received either directly by the Issuer or indirectly pursuant to payments under the Program Operating Lease (including amounts available from the Reserve Account) and amounts available under the Limited RV Guaranty.

RESULTS OF OPERATIONS

     The Issuer is newly formed and, accordingly, has no results of operations as of the date of this Prospectus. Because the Issuer does not have any operating history, there has not been included in this Prospectus any historical or pro forma ratio of earnings to fixed charges. The payments received under the Program Operating Lease and payments on other assets owned by the Issuer and the interest costs of the Notes and the Lease Trust Certificates will determine the Issuer's results of operations in the future. The income generated from the Issuer's assets will be used to pay interest on and principal of the Notes, related costs and expenses of the Issuer (to the extent not included in items payable by the Administrative Agent pursuant to the Administrative Agency Agreement), and distributions to the holders of the Lease Trust Certificates, and after payment in full of the aggregate principal balance of the Notes and Lease Trust Certificates, the Deferred Amount. The principal periodic expense of the Issuer is expected to be, but is not limited to, the Administrative Agent Fee.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following description summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the other Basic Documents.

     The Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form through the facilities of DTC. (Indenture, Sections
2.2 and 2.10). Each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of Cede, the nominee of DTC. Accordingly, Cede is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no beneficial owner of a Note (each, a "Note Owner") will be entitled to receive a physical certificate representing such owner's Note, except as set forth in "--Definitive Notes." Unless and until the Notes are issued in fully registered, certificated form ("Definitive Notes") under the limited circumstances described in "-- Definitive Notes," all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. (Indenture, Sections 2.10 and 2.12).

BOOK-ENTRY REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its participating members (the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Note Owners that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of or an interest in the Notes may do so only through Participants or Indirect Participants. Participants receive a credit for the Notes in DTC's records. The ownership interest of each Note Owner is in turn recorded on the Participants' and Indirect Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of Participants acting on behalf of Note Owners.

     To facilitate subsequent transfers, all Notes deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Note Owners and its records reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by Participants and Indirect Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).

     Neither the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     Definitive Notes will be issued to Note Owners rather than to DTC only if
(i) DTC is no longer willing or able to discharge its responsibilities with respect to the Notes and the Administrative Agent is not able to locate a qualified successor, (ii) the Administrative Agent, at its option, elects to terminate book-entry registration through DTC or (iii) after an Event of Default, Note Owners representing not less than a majority of the aggregate principal balance of the Notes advise the Indenture Trustee through DTC or its successor in writing that the continuation of book-entry registration through DTC or its successor is no longer in the best interest of Note Owners. (Indenture, Section 2.12).

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC will notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the notes representing the Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who thereupon will become Noteholders for all purposes of the Indenture. (Indenture, Section 2.12).

     Payments on the Notes will thereafter be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the Definitive Notes on each Payment Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register or, under certain circumstances as provided in the Indenture, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Indenture, Section 2.7). The final payment on any Notes (whether Definitive Notes or global notes registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Definitive Notes or global notes at the office or agency specified in the notice of final distribution to Noteholders. (Indenture, Section 2.7).

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.4).

INTEREST

     Interest on the principal balance of the Class A-1 Notes will accrue at the rate of 6.00% per annum and interest on the principal balance of the Class A-2 Notes will accrue at the rate of 6.35% per annum. (Indenture, Section 2.1). Interest on the Notes will be payable to the Noteholders quarterly on each Payment Date to Noteholders of record on the Record Date preceding such Payment Date. Interest on the principal balance of the Notes will accrue at the applicable interest rate either from and including the Closing Date (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which such Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs. Interest accrued but not paid as of any Payment Date will be due on the next Payment Date together with interest on such overdue amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class plus two percentage points. (Indenture, Section 2.7). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. (Indenture, Section 1.1). Interest payments on the Notes will be made from the Total Available Funds as described in "-- The Indenture Cash Flows."

     Interest payments to all Classes of Noteholders will have the same priority. If the amount of interest on the principal balance of the Class A-1 Notes and on the principal balance of the Class A-2 Notes exceeds the Total Available Funds with respect to such Payment Date (after giving effect to payment of the Administrative Agent Fee), each Noteholder will receive its pro rata share (based on the total amount of interest due to all Noteholders) of the amount available to be distributed in respect of interest on the aggregate principal balance of the Notes.

PRINCIPAL

     Principal payments will be made to the Noteholders sequentially on each Payment Date in an amount equal to the Total Available Funds with respect to such Payment Date after giving effect to the payment to the Administrative Agent of the Administrative Agent Fee with respect to such Payment Date, the payment of interest to Noteholders, the payment of interest to the Lease Trust Certificateholders, the payment to Ford Credit of the Limited RV Guaranty Fee with respect to such Payment Date and the deposit of the Reserve Account Deposit Amount, if any, with respect to such Payment Date. No principal payments will be made to the Class A-2 Noteholders until the principal balance of the Class A-1 Notes has been reduced to zero (Indenture, Section 8.4); provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made to the holders of the Class A-1 Notes and the Class A-2 Notes on a pro rata basis based on their respective principal balances without any distinction between Classes (Indenture, Section 5.4).

     Payments of principal with respect to the Lease Trust Certificates will not be made until the aggregate principal balance of the Notes has been reduced to zero. The Transferor and Ford Credit Leasing, as holders of the Transferor Lease Trust Certificates, are entitled to the Deferred Amount and will receive all amounts from the Series 1995-1 Certificates after the aggregate principal balance of Lease Trust Certificates has been reduced to zero. See "-- The Indenture Cash Flows" and "-- The Accounts -- The Reserve Account."

OPTIONAL REDEMPTION

     If the Administrative Agent exercises its option to purchase the Series 1995-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance, the Notes will be redeemed on such date in whole, but not in part, for the Redemption Price. The Administrative Agent or the Lease Trustee will provide at least 45 days' prior notice of the redemption of the Notes to the Indenture Trustee (who will provide at least 30 days' notice to the Noteholders). On such Payment Date the aggregate principal balance of the Notes will be due and payable at the Redemption Price and unless all the Notes are not redeemed on such Payment Date no interest will accrue on the Notes after such Payment Date. (Indenture, Section 10.1; Series 1995-1 Supplement, Section 7.1).

     Because the Initial Pool Balance is greater than the sum of the initial principal balance of the Notes and the Lease Trust Certificates (the aggregate principal balance of the Notes and the Lease Trust Certificates constitute 88.75% of the initial capitalization of the Issuer), absent substantial shortfalls in amounts available from the Series 1995-1 Certificates to pay Noteholders, it is likely that the Notes will have been paid in full on or before the Payment Date on which the Administrative Agent is permitted to exercise its option to purchase the Series 1995-1 Certificates. See "The Issuer
- -- Capitalization of the Issuer."

THE INDENTURE TRUSTEE

     Chemical Bank is the Indenture Trustee under the Indenture. The Indenture Trustee is a New York corporation and its corporate trust offices are located at 450 West 33rd Street, New York, New York 10001. The fees and expenses of the Indenture Trustee will be paid by the Administrative Agent, acting on behalf of the Issuer. The Transferor, Ford Credit and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

THE ACCOUNTS

     The Collection Account. The Collection Account will be established at an Eligible Institution in the name of the Indenture Trustee. Amounts deposited therein will be invested in Permitted Investments, upon instructions from Ford Credit and Ford Credit Leasing, with a maturity no later than the business day preceding the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Collection Account and will be available to make payments on the Notes and Lease Trust Certificates. (Series 1995-1 Supplement, Section 5.1). The Collection Account will initially be established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Collection Account will be moved to an Eligible Institution. (Series 1995-1 Supplement, Section 5.1).

     The Payahead Account. The Payahead Account will be established at an Eligible Institution in the name of the Indenture Trustee. Payaheads deposited therein will be invested in Permitted Investments, upon instructions from Ford Credit and Ford Credit Leasing, with a maturity no later than the business day preceding the next Payment Date. Income (or losses, if any) on such investments, if any, will be distributed to the beneficiaries of the Transferor (or, in the case of losses, deducted from distributions to such beneficiaries). The Payahead Account will be initially established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Payahead Account will be moved to an Eligible Institution. The Administrative Agent is required to deposit Payaheads in the Payahead Account only if it has failed to meet a Monthly Remittance Condition. Payahead Credits will be applied by the Administrative Agent on each Distribution Date if any Monthly Payment with respect to a Series 1995-1 Lease has not been paid in the related Collection Period. (Series 1995-1 Supplement, Section 5.1).

     The Payment Account. The Payment Account will be an Eligible Account established in the name of the Indenture Trustee in trust for the benefit of the Noteholders and the Lease Trust Certificateholders. Amounts deposited therein may be invested in Permitted Investments, upon instructions from the Indenture Trustee, with a maturity no later than the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Administrative Agent. (Indenture, Sections 8.1 and 8.5). The Payment Account will be initially established with the Indenture Trustee. If the Payment Account may no longer be maintained at the Indenture Trustee as an Eligible Account, the Payment Account will be moved to another institution and established as an Eligible Account. (Indenture, Section 8.2).

     The Reserve Account. The Reserve Account will be an account established at an Eligible Institution in the name of the Indenture Trustee. Amounts deposited therein will be invested in Reserve Account Investments. Income (or losses, if any) on such investments, if any, will be distributed to the beneficiaries of the Transferor (or, in the case of losses, deducted from distributions to such beneficiaries), subject to the assignment to Ford Credit Leasing. The Reserve Account will be initially established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Reserve Account will be moved to an Eligible Institution. (Program Operating Lease, Section 3.5). The Reserve Account is established to secure the Transferor's obligations under the Program Operating Lease, and on each Payment Date amounts on deposit therein are available to cover shortfalls in the Basic Payment portion of the Program Operating Lease Payments required to be made by the Transferor under the Program Operating Lease. See "-- Reserve Account Withdrawals and Deposits" for a description of the amounts to be deposited to and withdrawn from the Reserve Account.

THE INDENTURE CASH FLOWS

     Monthly or Daily Deposits to Collection Account. On each Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), or on each business day if each Monthly Remittance Condition has not been satisfied, the Administrative Agent will deposit all Collections with respect to Series 1995-1 Assets into the Collection Account. (Series 1995-1 Supplement, Section 5.2).

        "Collections" means with respect to Series 1995-1 Assets and any Collection Period, all of the following amounts received by the Administrative Agent in such Collection Period: (i) all Monthly Payments and Payahead Credits; (ii) all Administrative Purchase Amounts; (iii) all Available Scheduled Termination Sale Proceeds; (iv) all Voluntary Early Termination Proceeds; (v) all Liquidation Proceeds; and (vi) all Recoveries.

        "Monthly Payment" means with respect to any Lease, the amount payable monthly by the Obligor equal to the Constant Yield Payment and the Additional Fee and certain other fees and charges for such month.

        "Payahead Credits" means with respect to any Series 1995-1 Lease the amount of a Payahead with respect to an Obligor either paid by the Administrative Agent (if each Monthly Remittance Condition is satisfied) or withdrawn from the Payahead Account, and applied against the Monthly Payment due in such Collection Period with respect to such Lease.

        "Administrative Purchase Amount" means with respect to any Lease as of the end of a Collection Period as to which a breach of certain representations, warranties or covenants has occurred (including those resulting from a Term Extension, Payment Extensions in excess of, in the aggregate, three months or the relocation of a Leased Vehicle), the Adjusted Balance Subject to Lease Charges as of such date plus any overdue Monthly Payments which have not been paid by the Obligor.

        "Available Scheduled Termination Sale Proceeds" means with respect to a Collection Period, all Sale Proceeds received by the Administrative Agent in such Collection Period for Series 1995-1 Leased Vehicles which were sold on or after the termination of the related Series 1995-1 Leases at their respective Scheduled Lease End Dates (increased by amounts collected in connection with Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the related Obligors under applicable law); provided that to the extent the Transferor exercises its option to purchase a Series 1995-1 Leased Vehicle, the Available Scheduled Termination Sale Proceeds for any Series 1995-1 Leased Vehicle will not exceed the Transferor Purchase Option Price. See "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor."

        "Voluntary Early Termination Proceeds" means all amounts received in connection with a Voluntary Early Termination, which amount includes the Adjusted Balance Subject to Lease Charges at the time of termination plus all Monthly Payments due but not paid as of the date of termination.

        "Liquidation Proceeds" means all amounts received with respect to a Liquidated Lease and the related Leased Vehicle in the month in which such Lease became a Liquidated Lease, net of any amounts remitted to the Obligor as required by law.

        "Recoveries" means, with respect to any Collection Period, (i) all amounts received during such Collection Period (net of taxes) with respect to Leases which became Liquidated Leases before such Collection Period plus (ii) all amounts received with respect to Leases which expired on their respective Scheduled Lease End Dates before such Collection Period and with respect to which the proceeds from the sale of the related Leased Vehicles were received before such Collection Period, minus any amounts remitted to the Obligor as required by law.

     Quarterly Deposits to the Collection Account. On the second business day preceding each Payment Date, the Administrative Agent acting on behalf of the Issuer will deliver to the Indenture Trustee instructions setting forth the information necessary to make all disbursements and payments with respect to such Payment Date. (Indenture, Section 8.3).

     On the business day preceding each Payment Date, the Administrative Agent will make a deposit or withdrawal from the Collection Account in an amount equal to the sum of the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances to be made by the Administrative Agent for the preceding Accrual Period. (Series 1995-1 Supplement, Sections 5.2 and 5.4).

        "Aggregate Net Sale Proceeds Advances" means, with respect to any Accrual Period, the aggregate Sale Proceeds Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Sale Proceeds Advances which were made with respect to previous Accrual Periods. See "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."

        "Aggregate Net Monthly Payment Advances" means, with respect to any Accrual Period, the aggregate Monthly Payment Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Monthly Payment Advances which were made with respect to a previous Accrual Period. See "Description of the Administrative Agency Agreement -- Monthly Payment Advances."

     On the business day preceding each Payment Date, based on the instructions of the Administrative Agent, the Indenture Trustee will determine the aggregate amount of Available Funds on deposit in the Collection Account (after giving effect to all deposits of Collections on the business day preceding such Payment Date and the deposit or withdrawal of the Aggregate Net Monthly Payment Advances and the Aggregate Net Sale Proceeds Advances on such day).

        The "Available Funds" on deposit in the Collection Account on the business day preceding any Payment Date will be equal to the Collections deposited therein on each of the two preceding Distribution Dates (including investment earnings) and Collections deposited therein on the business day preceding the Distribution Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the total Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited on the business day preceding such Payment Date.

     On the business day preceding each Payment Date, the Indenture Trustee will withdraw from the Reserve Account and deposit to the Collection Account the Reserve Account Draw Amount (if any) and the Reserve Account Release Amount (if any), and the Indenture Trustee will draw on the Limited RV Guaranty and deposit to the Collection Account the RV Guaranty Draw Amount (if any). The "Total Available Funds" on deposit in the Collection Account on the business day preceding any Payment Date will be equal to the sum of the Available Funds, the Reserve Account Draw Amount, the Reserve Account Release Amount and the RV Guaranty Draw Amount. See "-- Reserve Account Withdrawals and Deposits" for a description of how the Reserve Account Draw Amount and the Reserve Account Release Amount are calculated and "-- Limited RV Guaranty" for a description of how the RV Guaranty Draw Amount is calculated. (Indenture, Sections 8.3 and 8.4).

     Deposits to the Payment Account. On the business day preceding each Payment Date the Administrative Agent will deposit to the Payment Account the Total Available Funds on deposit in the Collection Account. (Indenture, Section 8.4).

     Withdrawals from the Payment Account. On each Payment Date, the Indenture Trustee will apply the Total Available Funds in the following order of priority:

          (i) to the Administrative Agent, the Administrative Agent Fee;

          (ii) to the Noteholders, pro rata without any priority between Classes, to pay interest due on the outstanding Notes on such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the applicable Class plus two percentage points);

          (iii) to an account held by the Lease Trustee for distribution to Lease Trust Certificateholders, to pay interest due on the Lease Trust Certificates on such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the interest rate for the Lease Trust Certificates plus two percentage points);

          (iv) to Ford Credit, to pay the Limited RV Guaranty Fee with respect to the related Accrual Period;

          (v) to the Reserve Account, to pay the Reserve Account Deposit Amount for such Payment Date, if any; and

          (vi) to the Noteholders, to pay principal with respect to each Class of Notes outstanding, sequentially, until the Notes have been paid in full; provided that if an Event of Default has occurred under the Indenture and the maturity of the Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Notes and the Class A-2 Notes based on their respective principal balances, without any distinction between Classes.

     Any Total Available Funds remaining in the Payment Account after the Class A-2 Notes have been paid in full will be deposited in an account held by the Lease Trustee for distribution to Lease Trust Certificateholders or otherwise in accordance with the terms of the Lease Trust Agreement. (Indenture, Section 8.4). See "-- Limited RV Guaranty" and "-- Reserve Account Withdrawals and Deposits."

LIMITED RV GUARANTY

     On the Closing Date, Ford Credit will issue a limited guaranty (the "Limited RV Guaranty") in favor of the Lease Trustee acting on behalf of the Issuer, who will assign its rights thereunder to the Indenture Trustee as part of the Lease Trust Estate pledged pursuant to the Indenture. The "Initial RV Guaranty Amount" will be $43,054,113.99, and the "Available RV Guaranty Amount" as of the business day preceding any Payment Date will equal the Initial RV Guaranty Amount minus the aggregate RV Guaranty Draw Amounts made with respect to each prior Payment Date. No reinstatement will be made for amounts drawn under the Limited RV Guaranty.

     The Limited RV Guaranty is available to cover losses with respect to Sale Proceeds (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) of Series 1995-1 Leased Vehicles which were sold on or after the Scheduled Lease End Dates of the respective related Series 1995-1 Leases for less than their respective Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage). The amount available from the Limited RV Guaranty will not include amounts payable in respect of Uncollected Excess Wear and Tear and Excess Mileage, if any, with respect to such vehicle. The amount of such Uncollected Excess Wear and Tear and Excess Mileage is considered a Series 1995-1 Credit Loss because the Obligor is contractually obligated to pay such amount, and therefore it will not be a component of the RV Guaranty Draw Amount but will be a component of the Reserve Account Draw Amount. On the business day preceding any Payment Date, the "RV Guaranty Draw Amount" will equal the lesser of (i) the amount, if any, by which the Required Scheduled Termination Sale Proceeds exceeds the Accrual Available Scheduled Termination Sale Proceeds and (ii) the Available RV Guaranty Amount as of the business day preceding such Payment Date. The "RV Guaranty Draw Shortfall" with respect to any Payment Date is the amount, if any, by which (i) the Required Scheduled Termination Sale Proceeds minus the Accrual Available Scheduled Termination Sale Proceeds is greater than (ii) the Available RV Guaranty Amount.

        The "Required Scheduled Termination Sale Proceeds" for any Payment Date is the aggregate Residual Values of all Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which reached their Scheduled Lease End Dates and which were sold in the related Accrual Period minus the aggregate Uncollected Excess Wear and Tear and Excess Mileage with respect to such Series 1995-1 Leased Vehicles.

        The "Accrual Available Scheduled Termination Sale Proceeds" with respect to any Payment Date is equal to (i) the Available Scheduled Termination Sale Proceeds for each of the three preceding Collection Periods, plus
        (ii) Administrative Purchase Amounts deposited in connection with Term Extensions.

     As compensation for issuing the Limited RV Guaranty, Ford Credit will on each Payment Date, to the extent that funds are available after payments of interest to Noteholders and Lease Trust Certificateholders, receive the Limited RV Guaranty Fee. The "Limited RV Guaranty Fee" with respect to any Payment Date is 1.00% (per annum) of the Initial RV Guaranty Amount. See "-- The Indenture Cash Flows."

RESERVE ACCOUNT WITHDRAWALS AND DEPOSITS

     Amounts on deposit in the Reserve Account from time to time (the "Reserve Account Amount") secure the Transferor's obligations under the Program Operating Lease, and on each Payment Date are available to cover shortfalls in the Basic Payment portion of Program Operating Lease Payments. Such shortfalls may arise
(i) if (x) the aggregate Adjusted Balance Subject to Lease Charges of Liquidated Leases and the related uncollected Monthly Payments from Obligors of such Liquidated Leases exceeds (y) the aggregate amounts received from Obligors and from the disposition of the related Series 1995-1 Leased Vehicles and (ii) to the extent of the sum of the aggregate uncollected Monthly Payments from Obligors on Series 1995-1 Leases which terminated during the related Accrual Period on or after their respective Scheduled Lease End Dates and the aggregate Uncollected Excess Wear and Tear and Excess Mileage for such Series 1995-1 Leases. See "-- Limited RV Guaranty." In addition, amounts on deposit in the Reserve Account are available to cover all obligations of the Transferor under the Program Operating Lease upon the occurrence of an event of default thereunder. The initial amount deposited in the Reserve Account on the Closing Date will be $25,114,899.83 (the "Initial Reserve Account Deposit"). The Reserve Account Amount will be increased by each Reserve Account Deposit Amount deposited therein and will be decreased by the amount of each Reserve Account Draw Amount and Reserve Account Release Amount with respect to each Payment Date. The "Required Reserve Account Amount" with respect to any Payment Date will be the lesser of (i) 3.50% of the Pool Balance as of the last day of the related Accrual Period and (ii) the sum of the aggregate principal balance of the Notes and the Lease Trust Certificates as of such Payment Date, before giving effect to any payments made on such Payment Date; provided that the Required Reserve Account Amount will not in any event be less than $23,320,978.41.

        Reserve Account Draw Amount. If, on the business day preceding any Payment Date, the sum of the Available Funds, the RV Guaranty Draw Amount and any RV Guaranty Draw Shortfall is less than the sum of the Required Interest Payment and the Pool Balance Decline, the Indenture Trustee will withdraw an amount equal to the amount of such shortfall from the Reserve Account, up to the amount of the Reserve Account Amount as of the business day preceding such Payment Date (such withdrawal, the "Reserve Account Draw Amount").

        Reserve Account Deposit Amount. On each Payment Date, the Reserve Account Deposit Amount will be deposited if necessary in the Reserve Account from the amounts on deposit in the Payment Account after giving effect to the payment of the Administrative Agent Fee, interest on the Notes, interest on the Lease Trust Certificates and the Limited RV Guaranty Fee. The "Reserve Account Deposit Amount," if any, on any Payment Date is the lesser of (i) the difference between the Required Reserve Account Amount and the Reserve Account Amount, each as of such Payment Date after giving effect to any releases or withdrawals from the Reserve Account on the business day preceding such Payment Date, and
        (ii) the amount, if any, by which the sum of Available Funds, the RV Guaranty Draw Amount and any RV Guaranty Draw Shortfall exceeds the sum of the Required Interest Payment and the Pool Balance Decline.

        Reserve Account Release Amount. On the business day preceding each Payment Date, the Reserve Account Release Amount will be included in the Total Available Funds to make payments under the Indenture. The "Reserve Account Release Amount" with respect to any Payment Date is the amount, if any, by which the Reserve Account Amount as of the prior Payment Date exceeds the sum of the Reserve Account Draw Amount and the Required Reserve Account Amount with respect to such Payment Date.

ADVANCES

     The Administrative Agent will make a Monthly Payment Advance on the business day preceding each Payment Date with respect to Monthly Payments not received with respect to a Series 1995-1 Lease as of the end of the related Accrual Period but only if the Administrative Agent determines in its sole discretion that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1995-1 Lease. The Administrative Agent will make Sale Proceeds Advances for Sale Proceeds which have not been received as of the end of the related Accrual Period with respect to Series 1995-1 Leased Vehicles which were sold in such Accrual Period on or after their respective Scheduled Lease End Dates. On the business day preceding each Payment Date, the Administrative Agent will deposit to, or withdraw from, the Collection Account the Aggregate Net Sale Proceeds Advances and the Aggregate Net Monthly Payment Advances. (Series 1995-1 Supplement, Section 5.2). See "-- The Indenture Cash Flows," "Description of the

Administrative Agency Agreement -- Advances of Sale Proceeds" and "Description of the Administrative Agency Agreement -- Monthly Payment Advances."

MONTHLY REMITTANCE CONDITION

     The Administrative Agency Agreement requires the Administrative Agent to make all deposits of amounts received from Obligors during each Collection Period on each business day. However, so long as each Monthly Remittance Condition is satisfied, the Administrative Agent may retain such amounts until the related Distribution Date (or until the business day preceding such Distribution Date, if such Distribution Date is a Payment Date). Pending deposit into the Collection Account, collections of amounts received from Obligors may be employed by the Administrative Agent at its own risk and for its own benefit and will not be segregated from its own funds. Deposits or withdrawals from the Collection Account with respect to Monthly Payment Advances and Sale Proceeds Advances will be made on the business day preceding each Payment Date on a net basis. (Series 1995-1 Supplement, Section 5.2).

STATEMENTS TO NOTEHOLDERS

     On or prior to each Payment Date, the Administrative Agent will prepare and provide the Indenture Trustee a statement to be included with the report delivered to Noteholders described in "Pool Factors and Trading Information" setting forth the following information with respect to such Payment Date: (i) the amount of the distribution allocable to principal and interest with respect to each Class of Notes outstanding; (ii) the aggregate amount of Collections (including the amount of Monthly Payments, Sale Proceeds (as limited by the Transferor Purchase Option Price for each Series 1995-1 Leased Vehicle), Voluntary Termination Proceeds, Liquidation Proceeds, Recoveries, Payaheads and Administrative Purchase Amounts) deposited in the Payment Account; (iii) the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited in the Payment Account; (iv) the amount of Available Funds; (v) the Reserve Account Draw Amount and/or the Reserve Account Release Amount, if any;
(vi) the amount of Total Available Funds; (vii) the RV Guaranty Draw Amount, if any; (viii) the amount deposited in the Certificate Distribution Account for payment of interest to Lease Trust Certificateholders; (ix) the Limited RV Guaranty Fee; (x) the Reserve Account Deposit Amount, if any; (xi) the aggregate outstanding balance of Notes and Lease Trust Certificates and the Pool Balance;
(xii) the Available RV Guaranty Amount (after giving effect to the RV Guaranty Draw Amount for such Payment Date, if any); (xiii) the Reserve Account Amount (after giving effect to the Reserve Account Draw Amount, Reserve Account Release Amount and/or the Reserve Account Deposit Amount for such Payment Date); (xiv) the aggregate amount of Payaheads credited to Obligors and the aggregate Payaheads either held by the Administrative Agent or on deposit in the Payahead Account; (xv) the aggregate of the Series 1995-1 Credit Losses for each of the three preceding Collection Periods; and (xvi) the aggregate of the Series 1995-1 Residual Losses for each of the three preceding Collection Periods. (Indenture, Section 8.4)

INDENTURE

     Events of Default. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Note; (ii) on any Payment Date, the aggregate principal balance of the Notes equals or exceeds the Pool Balance plus the aggregate Residual Values of all Series 1995-1 Leased Vehicles in respect of which the Administrative Agent failed to make a Sale Proceeds Advance; (iii) a default in the payment of principal of any Note at Stated Maturity or on the Redemption Date; (iv) the occurrence of an event of default under the Program Operating Lease; (v) a default in the observance or performance of any material covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Lease Trustee by the Indenture Trustee or the Lease Trustee and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Notes or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer. (Indenture, Section 5.1).

     Noteholders holding not less than a majority of the aggregate principal balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default
(i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders. (Indenture, Section, 5.12). Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

     Remedies. If an Event of Default should occur and be continuing, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Notes may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (y) all amounts advanced by the Indenture Trustee and its costs and expenses and (ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2). Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

     If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party including foreclosure or sale of the Lease Trust Estate, or elect to maintain the Lease Trust Estate and continue to apply proceeds from the Lease Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, unless it is required to sell the Lease Trust Estate pursuant to the Lease Trust Agreement as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, sell the Lease Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in clauses (i) or (iii) above) unless (i) 100% of the Noteholders consent thereto,
(ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes and Lease Trust Certificates or (iii) the Indenture Trustee determines that the Lease Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal balance of the Notes. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Lease Trust Estate to pay interest and principal on the Notes on an ongoing basis. (Indenture, Section 5.4). Any sale of the Lease Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of Ford Credit Leasing or the Transferor, is subject to a requirement that an Opinion of Counsel be delivered to the effect that such sale will not cause FCTT or the Issuer to be classified as an "association" (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In the event of a sale of the Lease Trust Estate, either as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, or following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second to the Administrative Agent for reimbursement of all outstanding Sale Proceeds Advances and Monthly Payment Advances; third to the Administrative Agent for amounts due in respect of unpaid Administrative Agent Fees; fourth to the Noteholders to pay interest which is due and unpaid, ratably, without preference or priority between Classes; and fifth to the Noteholders to pay principal which is due and unpaid, ratably, without any distinction between Classes. Any remaining amounts will be distributed to the Lease Trust Certificateholders for amounts due and unpaid in accordance with the terms of the Lease Trust Agreement and then the Deferred Amount will be paid to the Transferor and Ford Credit Leasing as holders of the Transferor Lease Trust Certificates. (Indenture, Section 5.4).

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal balance of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and the holders of not less than a majority of the aggregate principal balance of the Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes. Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will act only in accordance with the instructions of the Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote. (Indenture, Sections 5.11 and 5.12).

     No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal balance of the Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal balance of the Notes. (Indenture, Section 5.6).

     Neither the Indenture Trustee nor the Lease Trustee in their respective individual capacities, nor any holder of a Lease Trust Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuer and the Lease Trustee, in its capacity as trustee, contained in the Indenture.

     Certain Covenants. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, the Program Operating Lease and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former

Noteholder because of the payment of taxes levied or assessed upon the Issuer,
(iii) dissolve or liquidate in whole or in part or (iv) permit (x) the validity or effectiveness of the Indenture to be impaired, (y) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (z) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds therefrom. (Indenture, Section 3.8).

     The Issuer may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the Series 1995-1 Certificates as contemplated by the Indenture and the other Basic Documents. (Indenture, Section 3.12).

     The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Lease Trust Certificates or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).

     The Issuer will or will cause the Administrative Agent to deliver to the Indenture Trustee on the second business day preceding each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Indenture, Section 8.3).

     Replacement of the Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal balance of the Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Lease Trustee, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of Trust Indenture Act of 1939, as amended and, in addition, have a combined capital and surplus of at least $50,000,000 and a long term debt rating of investment grade or better by each Rating Agency.

     The Indenture Trustee may resign at any time by so notifying the Lease Trustee and the Noteholders. The Lease Trustee is required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, or (iii) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Lease Trustee will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

     Duties of Indenture Trustee. Except during the continuance of an Event of Default, the Indenture Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

     Compensation and Indemnity. The Administrative Agent will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services,
(ii) reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that, the Indenture Trustee will not be liable
(i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and (iii) for interest on any money received by it except as the Indenture Trustee and the Lease Trustee may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections 6.1 and 6.7).

     Access to Noteholder Lists. If Definitive Notes are issued in the limited circumstances set forth in "-- Definitive Notes," and the Indenture Trustee is not the Note Registrar, the Lease Trustee will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders
(i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Lease Trustee of a written request therefor. (Indenture, Section 7.1).

     Annual Compliance Statement. The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable to the Lease Trustee or the Indenture Trustee). (Indenture, Section 4.1).

     Modification of Indenture. Without the consent of the Noteholders, the Lease Trustee, on behalf of the Issuer, and the Indenture Trustee, upon request by the Issuer, may execute a supplemental indenture for the purpose of adding to the covenants of the Issuer, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture. (Indenture, Section 9.1).

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Stated Maturity of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Transferor, the Administrative Agent, an affiliate of any of them or any obligor on the Notes, (v) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Lease Trust Estate if the proceeds of such sale would be insufficient to pay the principal balance and accrued but unpaid interest on the Notes, (vi) decrease the percentage of the aggregate principal balance of the Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or the other Basic Documents or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.2).

     The Lease Trustee, on behalf of the Issuer, and the Indenture Trustee, upon request by the Issuer, may also enter into supplemental indentures, with the consent of holders of not less than a majority of the aggregate principal balance of the Notes and with written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders; provided, that (x) such action will not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating the Notes, cause the then current rating assigned to either Class of Notes to be withdrawn or reduced and
(y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

     The Lease Trust Agreement requires the Lease Trustee to give the Lease Trust Certificateholders 30 days written notice of any proposed supplemental indenture if it materially adversely affects the Lease Trust Certificateholders or if Noteholders' consent is required and provides that the Lease Trustee will not enter into such amendment unless Lease Trust Certificateholders holding 25% or more of the principal balance of Lease Trust Certificates consent in writing. See "Additional Document Provisions -- The Lease Trust Agreement."

               DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

DUTIES OF THE ADMINISTRATIVE AGENT

     The duties of the Administrative Agent with respect to the Series 1995-1 Assets are set forth in the Administrative Agency Agreement and the Series 1995-1 Supplement. The Administrative Agent will manage, service, administer, and make collections on the Series 1995-1 Leases using the same degree of skill and attention that it exercises with respect to all comparable retail automotive leases and retail installment sales contracts that it services for itself or others ("Accepted Servicing Practices"). The Administrative Agent will collect and post all payments, respond to inquiries of Obligors, investigate delinquencies, commence legal proceedings to enforce Series 1995-1 Leases against delinquent Obligors, send invoices to Obligors, account for collections, furnish monthly and annual statements to the FCTT Trustee with respect to distributions, make Sale Proceeds Advances and Monthly Payment Advances, and pay Administrative Purchase Amounts. The Administrative Agent will be required to take all necessary steps to maintain evidence of FCTT's ownership on the certificate of title of each Series 1995-1 Leased Vehicle. The Administrative Agent will obtain all licenses required to be held by FCTT in connection with the ownership of Series 1995-1 Leases and Series 1995-1 Leased Vehicles. The Administrative Agent may contract with third parties to perform its duties under the Administrative Agency Agreement, but shall remain responsible for the performance of such duties. (Administrative Agency Agreement, Sections 4.1 and 4.5).

     The Administrative Agency Agreement also sets forth the duties of the Administrative Agent with respect to the origination and purchase of Leases and Leased Vehicles by FCTT and the obtaining of certificates of title for such Leased Vehicles. See "FCTT -- Lease Origination from Dealers and Assignment to FCTT" and "-- Titling of Leased Vehicles."

COLLECTION OF TOTAL MONTHLY PAYMENTS; EXTENSION OF LEASES

     The Administrative Agent will collect all payments under the Series 1995-1 Leases. The Administrative Agent may grant extensions, rebates, or adjustments on Series 1995-1 Leases in accordance with Accepted Servicing Practices and in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Series 1995-1 Lease. (Administrative Agency Agreement, Section 4.2).

     The Administrative Agent may grant an extension of the Lease Term (a "Term Extension") if the Obligor requesting such extension is not in default under the Series 1995-1 Lease at the time of such request and agrees to continue to make Total Monthly Payments in the same amount as required under the original terms of such Series 1995-1 Lease. Because the granting of a Term

Extension with respect to any Series 1995-1 Lease would be deemed to have a material adverse effect on holders of the Series 1995-1 Certificates, the Administrative Agent will be required to purchase the beneficial interest in the related Series 1995-1 Leased Vehicle as of the date of such Term Extension. See "-- Administrative Purchases."

     The Administrative Agent may also extend the term of a Series 1995-1 Lease in accordance with Accepted Servicing Practices, by waiving the Total Monthly Payment due in any month in exchange for extending the term of the Series 1995-1 Lease for one or more additional months beyond the Scheduled Lease End Date for each month for which the Total Monthly Payment is waived (such extension, a "Payment Extension"). The Obligor under any Payment Extension does not receive an increase in the aggregate number of miles which the Series 1995-1 Leased Vehicle may be driven by the Obligor without incurring an additional charge for excess mileage under the related Series 1995-1 Lease. If the Administrative Agent grants Payment Extensions in excess of, in the aggregate, three months beyond the Scheduled Lease End Date of a related Series 1995-1 Lease, it will purchase the beneficial interest in such Series 1995-1 Leased Vehicle as of the date of the granting of such extension. (Administrative Agency Agreement, Sections 4.2 and 4.7).

REALIZATION ON LIQUIDATED LEASES

     The Administrative Agent will use reasonable efforts (i) to repossess any Series 1995-1 Leased Vehicle if it determines that eventual payment in full of the related Series 1995-1 Lease is unlikely and (ii) to maximize Liquidation Proceeds. Upon repossession, the Administrative Agent has discretion to repair a damaged Series 1995-1 Leased Vehicle or sell such vehicle without repairs. This determination will be based on whether the Administrative Agent believes repairs will increase the related Liquidation Proceeds by an amount greater than the cost of such repairs. (Administrative Agency Agreement, Section 4.3).

ADMINISTRATIVE PURCHASES

     The Administrative Agent on behalf of Ford Credit and Ford Credit Leasing, as holders of the EBCs, will be required to purchase the Issuer's beneficial interest in any Series 1995-1 Asset as to which: either (i) any of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1995-1 Cut-Off Date; (ii) the Administrative Agent has breached certain covenants in the Administrative Agency Agreement by either (a) failing to make reasonable efforts to collect Total Monthly Payments from the related Obligor,
(b) failing to maintain record ownership in such Series 1995-1 Leased Vehicle,
(c) changing the Retail Operating Lease Factor of such Series 1995-1 Lease, (d) modifying the number or amount of Monthly Payments due under the Series 1995-1 Lease, except in connection with a Payment Extension, or (e) otherwise impairing the rights of FCTT or the Issuer in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle and, in each case, such breach continues unremedied for a specified period; (iii) the related Series 1995-1 Leased Vehicle has been relocated to a jurisdiction where FCTT is not qualified or authorized to maintain evidence of the ownership of Series 1995-1 Leased Vehicles; or (iv) the Administrative Agent has granted a Term Extension. In addition, because the granting of Payment Extensions in excess of, in the aggregate, three months would be deemed to breach a material covenant of the Administrative Agent, the Administrative Agent will be required to purchase the beneficial interest in the related Series 1995-1 Leased Vehicle as of the date the proscribed Payment Extension is granted. The amount payable for each such purchase will be the Administrative Purchase Amount of the Series 1995-1 Lease and Series 1995-1 Leased Vehicle. (Administrative Agency Agreement, Sections 4.2, 4.5, 4.6 and 4.7; Series 1995-1 Supplement, Section 5.5).

SALE OF LEASED VEHICLES

     On the Scheduled Lease End Date of a Series 1995-1 Lease, the Obligor has the option to purchase the related Series 1995-1 Leased Vehicle for an amount equal to or greater than its Residual Value. If the Obligor does not purchase the Leased Vehicle, the Dealer may, at its option, purchase the Leased Vehicle. If either the Obligor or the Dealer exercises such option, the Administrative Agent, on behalf of FCTT will sell the Series 1995-1 Leased Vehicle to the Dealer for an amount equal to the Residual Value thereof plus any unpaid amounts owing from the related Obligor. If neither the related Obligor nor the Dealer elects to purchase a Series 1995-1 Leased Vehicle upon termination of the related Lease, the Dealer will inspect the Series 1995-1 Leased Vehicle and assess any charges in respect of Excess Wear and Tear and Excess Mileage, and the Administrative Agent will sell such Series 1995-1 Leased Vehicle at auction, or otherwise in accordance with Accepted Servicing Practices. The Sale Proceeds received by the Issuer with respect to a Series 1995-1 Leased Vehicle sold at auction will be limited to the Transferor Purchase Option Price. See "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor" and "Special Considerations -- Residual Value Risk." (Administrative Agency Agreement, Sections 5.1, 5.2 and 5.3).

     If the Dealer determines that a Series 1995-1 Leased Vehicle requires repairs in respect of Excess Wear and Tear and Excess Mileage, either the Obligor will pay the estimated costs of such repairs or the Administrative Agent will grant the Obligor a one-month Term Extension to permit the Obligor to effect such repairs at its own expense. The Administrative Agent will purchase the beneficial interest in the Series 1995-1 Leased Vehicle for the Administrative Purchase Amount if it grants a Term Extension. See "-- Administrative Purchases." The Administrative Agent will apply any security deposit or reconditioning reserve to pay any amounts owed in respect of Uncollected Excess Wear and Tear or Excess Mileage which are not paid by the Obligor. (Administrative Agency Agreement, Section 5.1).

     Upon receipt of Sale Proceeds, the Administrative Agent will deliver the related certificate of title to the Obligor, Dealer or other purchaser, as the case may be. The Administrative Agent will deposit the Sale Proceeds from the sale of Series 1995-1 Leased Vehicles (but not an amount in excess of the Transferor Purchase Option Price) in the Collection Account on the next following Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), or on the date it receives such proceeds if any Monthly Remittance Condition has not been satisfied. (Administrative Agency Agreement, Sections 5.2 and 5.3). See "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor."

ADVANCES OF SALE PROCEEDS

     If the Scheduled Lease End Date with respect to a Series 1995-1 Lease occurs and the related Series 1995-1 Leased Vehicle is not sold by the last business day of the Accrual Period in which the related Scheduled Lease End Date occurred, the Administrative Agent will, on the business day preceding the related Payment Date, make an advance (a "Sale Proceeds Advance") equal to the Residual Value of such Series 1995-1 Leased Vehicle, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds Advance will be recoverable from the Sale Proceeds of the related Series 1995-1 Leased Vehicle. To the extent such Sale Proceeds are insufficient to reimburse the Sale Proceeds Advance, such Sale Proceeds Advance will be reimbursed first from the Sale Proceeds of other Series 1995-1 Leased Vehicles and then, if required after the Notes and Lease Trust Certificates have been paid in full, from a draw on the Limited RV Guaranty. (Administrative Agency Agreement,
Section 5.4; Series 1995-1 Supplement, Section 5.4).

VOLUNTARY EARLY TERMINATIONS, LIQUIDATED LEASES AND RECOVERIES

     Upon termination of a Series 1995-1 Lease prior to its Scheduled Lease End Date and receipt by the Administrative Agent of the related Voluntary Early Termination Proceeds or Liquidation Proceeds, as the case may be, the Administrative Agent will deliver the related certificate of title to the purchaser, if any, of the related Series 1995-1 Leased Vehicle. From and after such date the Series 1995-1 Certificates will represent a beneficial interest in the Voluntary Early Termination Proceeds or Liquidation Proceeds and Recoveries received with respect to such Series 1995-1

Asset and will no longer represent an interest in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle. (Administrative Agency Agreement, Section 5.5).

REMITTANCE OF PAYMENTS; ALLOCATION OF FUNDS

     The Administrative Agent will apply Total Monthly Payments received during each Collection Period from each Obligor in the following order of priority to pay (i) current and overdue Monthly Payments and Use and Lease Tax Amounts, in the chronological order in which such payments were due; and (ii) current and overdue Vehicle Insurance and Maintenance Amounts due to the related Dealer. (Administrative Agency Agreement, Section 6.1; Series 1995-1 Supplement, Section 5.2).

     If on any Distribution Date any portion of a Monthly Payment due on a Series 1995-1 Lease during the related Collection Period has not been received from the Obligor, the Administrative Agent will apply an amount equal to the lesser of (i) the amount of Payaheads credited to such Obligor and (ii) the portion of such Monthly Payment not received to pay the Monthly Payment with respect to such Series 1995-1 Lease, and reduce the amount credited to such Obligor by the amount so applied. Payaheads received from an Obligor in any Collection Period will be credited to such Obligor. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will apply Sale Proceeds (up to the Transferor Purchase Option Price, if applicable), Voluntary Early Termination Proceeds and Recoveries which are not from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce the Adjusted Balance Subject to Lease Charges of the related Series 1995-1 Lease until such Adjusted Balance Subject to Lease Charges has been reduced to zero; (iii) to pay Uncollected Excess Wear and Tear and Excess Mileage charges, if any; and (iv) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will apply Liquidation Proceeds and Recoveries from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce the Adjusted Balance Subject to Lease Charges until such Adjusted Balance Subject to Lease Charges has been reduced to zero and (iii) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

     The Administrative Agent will pay any Use and Lease Tax Amounts and any other sales, use and lease taxes and any Vehicle Insurance and Maintenance Amounts due in connection with a payment received from an Obligor to the appropriate tax authorities and originating Dealers, respectively, and such amounts will not be available to pay interest of and principal on the Notes or the Lease Trust Certificates. (Administrative Agency Agreement, Section 6.1).

MONTHLY PAYMENT ADVANCES

     If one or more Monthly Payments due (or any portion thereof) with respect to a Series 1995-1 Lease during any Accrual Period has not been deposited to the Collection Account as of the last day of such Accrual Period, the Administrative Agent will make an advance (a "Monthly Payment Advance") in an amount equal to the sum of the Monthly Payments due with respect to such Series 1995-1 Lease during such Accrual Period minus amounts received from the related Obligor, but only if the Administrative Agent determines, in its sole discretion, that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1995-1 Lease. To the extent subsequent Monthly Payments with respect to such Series 1995-1 Lease are insufficient to reimburse the Monthly Payment Advance, such Monthly Payment Advance will be reimbursed first from Collections (other than Sale Proceeds) with respect to other Series 1995-1 Leases and then, if required after the Notes and Lease Trust Certificates have been paid in full, from a draw on the

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

Reserve Account. (Administrative Agency Agreement, Section 6.3; Series 1995-1 Supplement, Section 5.4).

STATEMENTS TO HOLDERS

     On each Distribution Date, the FCTT Trustee will deliver to the Lease Trustee a statement relying on the information included in the certificate of the Administrative Agent described in "-- Reporting" for the related Collection Period, setting forth for such Collection Period the following information with respect to the Series 1995-1 Assets: (i) the aggregate Monthly Payments received by the Administrative Agent with respect to the Series 1995-1 Assets; (ii) the Pool Balance as of the beginning and end of such Collection Period and the portion of such Pool Balance constituting the aggregate Residual Values of the Series 1995-1 Leased Vehicles; (iii) the amount of the Administrative Agent Fee payable to the Administrative Agent; (iv) the Series 1995-1 Credit Loss; (v) the aggregate Administrative Purchase Amounts paid; (vi) the aggregate Available Scheduled Termination Sale Proceeds, Voluntary Early Termination Proceeds, Liquidation Proceeds and Recoveries received by the Administrative Agent (separately stated); (vii) the aggregate amount of Payaheads credited to Obligors and the aggregate amount of Payaheads either held by the Administrative Agent or on deposit in the Payahead Account as of the beginning and end of the related Collection Period; (viii) the outstanding Sale Proceeds Advances as of the beginning and end of the related Collection Period and the aggregate Residual Values of those Series 1995-1 Leased Vehicles with respect to which the related Series 1995-1 Leases have expired but have not been sold as of the beginning and end of the related Collection Period; and (ix) the outstanding Monthly Payment Advances as of the beginning and end of the related Collection Period and the outstanding amount of Monthly Payments which were due but not collected from the related Obligors as of the beginning and end of the related Collection Period. In addition to the foregoing, on each Payment Date the FCTT Trustee will include in such statement: (i) the Series 1995-1 Credit Loss with respect to each of the three preceding Collection Periods; and (ii) the Series 1995-1 Residual Loss with respect to each of the three preceding Collection Periods. (Administrative Agency Agreement, Section 6.4; Series 1995-1 Supplement, Section 6.1).

NO RESIGNATION

     The Administrative Agent may not resign from its obligations and duties under the Administrative Agency Agreement unless, as evidenced by an Opinion of Counsel, the performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the FCTT Trustee or a successor Administrative Agent has assumed the responsibilities and obligations of the Administrative Agent. (Administrative Agency Agreement, Section 7.2).

ADMINISTRATIVE AGENT EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the Administrative Agency Agreement (each, an "Administrative Agent Event of Default"): (i) failure by the Administrative Agent to make any distribution required by the Administrative Agency Agreement or the Series 1995-1 Supplement for three business days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (ii) any failure by the Administrative Agent to observe or to perform in any material respect any of its covenants or agreements in the Administrative Agency Agreement or the Series 1995-1 Supplement, which failure materially adversely affects the holders of the EBCs, the Issuer, as holder of the Series 1995-1 Certificates, or any other holder of an SBC, and continues for a period of 30 days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (iii) any representation, warranty, report or certification of the Administrative Agent in, or pursuant to, the Administrative Agency Agreement or the Series 1995-1 Supplement was incorrect when made, which has a material adverse effect on any holder of an EBC, the Issuer, or any other holder of an SBC, and continues for a period of 30 days after written notice thereof to the

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

Administrative Agent or after discovery of such failure by the Administrative Agent; or (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Administrative Agent; provided, however that the occurrence of an event set forth in clauses (i), (ii), and
(iii) with respect to Series 1995-1 will be an Administrative Agent Event of Default only with respect to Series 1995-1 and will not be an Administrative Agent Event of Default with respect to any other Series or the EBCs. (Administrative Agency Agreement, Section 7.1).

     Upon the occurrence of any Administrative Agent Event of Default the sole remedy available to the holders of the EBCs and the SBCs will be to remove the Administrative Agent and appoint a successor Administrative Agent. See "-- Removal of the Administrative Agent."

REMOVAL OF THE ADMINISTRATIVE AGENT

     The Transferor, with the consent of the Indenture Trustee, acting at the direction of 100% of the Noteholders, and the Lease Trustee, acting at the direction of 66 2/3% of the Lease Trust Certificateholders, may at any time, for any reason, with respect to the Series 1995-1 Assets only, remove the Administrative Agent and appoint a substitute Administrative Agent. Upon appointment, the substitute Administrative Agent will assume the rights and obligations of the Administrative Agent under the Administrative Agency Agreement with respect to administering and servicing the Series 1995-1 Assets. Until the appointment of such substitute Administrative Agent, the predecessor Administrative Agent will continue to perform its duties and obligations with respect to administering and servicing the Series 1995-1 Assets. No substitute Administrative Agent will have any responsibilities with respect to the purchase of additional Leases and Leased Vehicles by FCTT. (Administrative Agency Agreement, Section 7.1; Indenture, Section 6.13).

     Upon the occurrence of an Administrative Agent Event of Default, the FCTT Trustee may, to the extent such Administrative Agent Event of Default relates
(i) to all FCTT Assets, upon direction of the holders of the Series 1995-1 Certificates (which for this purpose will be the Indenture Trustee acting at the direction of a majority of the Noteholders so long as any of the Notes are outstanding), all holders of any other SBCs and the holders of the EBCs (excluding Ford Credit and Ford Credit Leasing or any other affiliate of the Administrative Agent), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement with respect to all FCTT Assets, or (ii) only to the Series 1995-1 Assets, upon direction of the holders of the Series 1995-1 Certificates (which for this purpose will be the Indenture Trustee acting at the direction of a majority of the Noteholders, so long as any of the Notes are outstanding), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement and the Series 1995-1 Supplement, with respect to the Series 1995-1 Assets. In each case, the FCTT Trustee will effect such termination by delivering notice thereof to the Administrative Agent (with a copy to each Rating Agency then rating the Notes, the Lease Trust Certificates and any other securities based on any SBCs affected by such Administrative Agent Event of Default). (Administrative Agency Agreement, Section 7.1).

APPOINTMENT OF A SUCCESSOR

     Upon termination or resignation of the Administrative Agent, the predecessor Administrative Agent will continue to perform its functions as Administrative Agent, in the case of termination of the Administrative Agent, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Administrative Agent's receipt of such notice and, in the case of resignation of the Administrative Agent, until the later of (i) 45 days after the delivery to the FCTT Trustee of the written resignation notice and (ii) the date upon which the predecessor Administrative Agent becomes unable to act as Administrative Agent, as specified in the resignation notice and accompanying Opinion of Counsel. (Administrative Agency Agreement, Section 7.3).

     In the event of the Administrative Agent's termination with respect to all FCTT Assets as a result of an Administrative Agent Event of Default or resignation, the FCTT Trustee, acting at the direction

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

of the holders of the EBCs and the outstanding SBCs will appoint a successor Administrative Agent. In the event of a termination of the Administrative Agent with respect to the Series 1995-1 Assets only, the FCTT Trustee, acting at the direction of the holders of the Series 1995-1 Certificates (which for this purpose will be the Indenture Trustee so long as any of the Notes are outstanding) will appoint a successor Administrative Agent. In each such case, the FCTT Trustee will have the right to approve the successor Administrative Agent, such approval not to be unreasonably withheld. If a successor Administrative Agent is not appointed by the effective date of the predecessor Administrative Agent's resignation or termination, then the FCTT Trustee will act as successor Administrative Agent. If the FCTT Trustee is legally unable to act as Administrative Agent, then the FCTT Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of retail automotive leases and selling vehicles at the termination of leases, as the successor Administrative Agent. (Administrative Agency Agreement, Section 7.3).

     Upon appointment, the successor Administrative Agent will assume all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement; provided, however, that no successor Administrative Agent will have any responsibilities with respect to the purchase of additional Leases and Leased Vehicles by FCTT or with respect to making Monthly Payment Advances or Sale Proceeds Advances. (Administrative Agency Agreement, Section 7.3).

     Any compensation payable to a successor Administrative Agent may not be in excess of that permitted the predecessor Administrative Agent unless the holders of the EBCs bear such excess costs exclusively. (Administrative Agency Agreement, Section 7.3).

     Any predecessor Administrative Agent will be entitled to reimbursement for any outstanding Sale Proceeds Advances and Monthly Payment Advances to the extent funds are available therefor. (Administrative Agency Agreement, Section 7.4).

CUSTODY OF LEASE FILES

     The Administrative Agent will be the custodian of the Lease Files (including certificates of title) for FCTT, including with respect to the Series 1995-1 Assets. The Administrative Agent will be required to maintain accurate and complete accounts, records, and computer systems pertaining to each Lease File and to conduct, or cause to be conducted, periodic audits of the Lease Files and of the related accounts, records, and computer systems.

     The Administrative Agent will maintain each Lease File at (i) one of the offices specified in the Administrative Agency Agreement, (ii) at such other office (which may be a third party contracted by the Administrative Agent to hold Lease Files) as the Administrative Agent specifies to the FCTT Trustee by written notice not later than 90 days after any change in location or (iii) at one of the offices included in a list delivered to the FCTT Trustee not less frequently than every 90 days. The Administrative Agent will make available to the FCTT Trustee, the Lease Trustee, and the Indenture Trustee a list of locations of the Lease Files, the Lease Files, and the related accounts, records, and computer systems maintained by the Administrative Agent at such times as the FCTT Trustee, the Lease Trustee or the Indenture Trustee may instruct. As soon as practicable after any termination or resignation of the Administrative Agent, the Administrative Agent will deliver the Lease Files and the related accounts and records maintained by the Administrative Agent to the FCTT Trustee or any successor Administrative Agent.

     The Administrative Agent as custodian of the Lease Files will indemnify the FCTT Trustee, the Issuer, and the Indenture Trustee for any and all liabilities that result from any improper act or omission of the Administrative Agent with respect to the Lease Files pertaining to the Series 1995-1 Assets. The Administrative Agent will not be liable for claims resulting from the willful misfeasance, bad faith, or negligence of the FCTT Trustee with respect to the Lease Files. (Administrative Agency Agreement, Section 4.4).

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

REPORTING

     On or before the tenth day of each calendar month, the Administrative Agent will deliver to the FCTT Trustee a certificate containing information relating to the distribution, on the following Distribution Date (or on the business day preceding such Distribution Date, if such Distribution Date is a Payment Date), of Collections from the preceding Collection Period and the information the FCTT Trustee will provide to the Lease Trustee on such Distribution Date, as described in "-- Statements to Holders." (Administrative Agency Agreement,
Section 4.9).

     On or before April 30th of each year, the Administrative Agent will deliver to the FCTT Trustee an officer's certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Administrative Agent during the preceding 12-month period and of its performance under the Administrative Agency Agreement and the Series 1995-1 Supplement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all of its obligations under the Administrative Agency Agreement and the Series 1995-1 Supplement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. (Administrative Agency Agreement, Section 4.10).

     The Administrative Agent will be required to deliver to the FCTT Trustee, within five business days of having obtained knowledge thereof, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Administrative Agent Event of Default. (Administrative Agency Agreement, Section 4.10).

     On or before April 30 of each year beginning April 30, 1996, a firm of independent certified public accountants, who may also render other services to the Administrative Agent or to Ford or any affiliate of either of them, will deliver a report to the Administrative Agent, the FCTT Trustee, the Lease Trustee and the Indenture Trustee (with a copy to each Rating Agency then rating the Notes and the Lease Trust Certificates), stating that such firm has audited the financial statements of the Administrative Agent for the prior calendar year and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included procedures relating to retail automotive leases serviced for others in accordance with applicable industry standards, and (iii) except as described in such report, disclosed no exceptions or errors in the records relating to the Series 1995-1 Leases serviced that, in the firm's opinion, should be included in such report. (Administrative Agency Agreement, Section 4.11).

                         ADDITIONAL DOCUMENT PROVISIONS

THE LEASE TRUST AGREEMENT

     Authority and Duties of the Lease Trustee. The Lease Trustee will administer the Issuer in the interest of the Lease Trust Certificateholders, subject to the lien of the Indenture, in accordance with the Lease Trust Agreement and the other Basic Documents. (Lease Trust Agreement, Section 6.2).

     The holders of the Transferor Lease Trust Certificates may, by written instruction, direct the Lease Trustee in the administration of the Issuer; provided, that such instruction shall not, as evidenced by an Opinion of Counsel, materially adversely affect the Noteholders or Lease Trust Certificateholders. However, the Lease Trustee will not be required to follow any such instruction if it reasonably determines or is advised by counsel that so doing (i) is likely to result in liability to the Lease Trustee, (ii) is contrary to the terms of the Lease Trust Agreement or any other Basic Document, or (iii) is unlawful. (Lease Trust Agreement, Section 6.3).

     The Lease Trustee will not be required to perform any of the obligations of the Issuer under the Lease Trust Agreement or the other Basic Documents that are required to be performed by (i) the Administrative Agent under the Administrative Agency Agreement or the Series 1995-1 Supplement,

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

(ii) the Transferor under the Transfer Agreement or the Program Operating Lease or (iii) the Indenture Trustee under the Indenture. (Lease Trust Agreement,
Section 7.1).

     Restrictions on Actions by Lease Trustee. The Lease Trustee may not (i) initiate or settle any claim or lawsuit involving the Issuer (unless brought by the Administrative Agent to collect amounts owed under a Series 1995-1 Lease),
(ii) amend the Indenture where Noteholder consent is required, (iii) amend the Indenture where Noteholder consent is not required if such amendment materially adversely affects the Lease Trust Certificateholders or (iv) amend any Basic Document other than the Indenture if such amendment materially adversely affects the Lease Trust Certificateholders, unless (a) the Lease Trustee provides 30 days written notice thereof to the Lease Trust Certificateholders and the Rating Agencies and (b) Lease Trust Certificateholders holding at least 25% of the aggregate principal balance of the Lease Trust Certificates do not object in writing to any such proposed amendment within 30 days of such notice. (Lease Trust Agreement, Section 4.1).

     Actions by Lease Trust Certificateholders with Respect to Certain
Matters. The Lease Trustee may not, except upon the occurrence of an Administrative Agent Event of Default subsequent to the payment in full of the Notes and in accordance with the written directions of Lease Trust Certificateholders holding 100% of the aggregate principal balance of the Lease Trust Certificates (excluding the Transferor Lease Trust Certificates), remove the Administrative Agent with respect to the Series 1995-1 Assets or appoint a successor Administrative Agent with respect thereto; provided, however, that the Lease Trustee will not be required to follow any directions of the Lease Trust Certificateholders if so doing would be contrary to any obligation of the Lease Trustee or the Issuer. The Lease Trustee may not sell the Series 1995-1 Certificates except in the event of the bankruptcy and dissolution of the Issuer or Ford Credit Leasing or upon an event of default under the Program Operating Lease. Upon a sale of the Series 1995-1 Certificates following such a bankruptcy or dissolution, the Series 1995-1 Assets will be distributed to the purchaser and will no longer constitute FCTT Assets, and the Series 1995-1 Vehicles will be retitled as directed by the purchaser. (Lease Trust Agreement, Sections 4.2 and 4.4).

     The right of the Transferor or Lease Trust Certificateholders to take any action affecting the Lease Trust Estate will be subject to the rights of the Indenture Trustee under the Indenture.

     Resignation and Removal of the Lease Trustee. The Lease Trustee may resign at any time upon written notice to the Administrative Agent, the Transferor and the Lease Trust Certificateholders, whereupon the holders of the Lease Trust Certificates will be obligated to appoint a successor Lease Trustee. The Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates may remove the Lease Trustee if the Lease Trustee ceases to be eligible, becomes insolvent or becomes legally unable to act. Upon removal of the Lease Trustee, the Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates will appoint a successor Lease Trustee. The Transferor will be required to deliver written notice to the Rating Agencies of any resignation or removal of the Lease Trustee. (Lease Trust Agreement, Section 10.2).

     The Lease Trustee, and any successor thereto, must at all times (i) be able to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authorities, (iii) have a combined capital and surplus of $50,000,000 and (iv) have a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. (Lease Trust Agreement, Section 10.1). Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements. (Lease Trust Agreement, Section 10.5).

     Termination. The Lease Trust Agreement will terminate (i) upon the final distribution of all funds or other property or proceeds of the Lease Trust Estate in accordance with the terms of the Indenture and the final distribution on the Transferor Lease Trust Certificates pursuant to the Lease Trust Agreement, (ii) upon the occurrence of certain events of bankruptcy, insolvency, receivership

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

or liquidation with respect to the Transferor or Ford Credit Leasing, or (iii) upon the termination of the Transferor in accordance with the terms of the Basic Documents. Upon termination of the Lease Trust Agreement pursuant to clause
(ii), the Lease Trustee will direct the Indenture Trustee to sell the assets of the Lease Trust Estate, other than amounts on deposit in the Payment Account, in a commercially reasonable manner and on commercially reasonable terms. (Lease Trust Agreement, Sections 9.1 and 9.2). The Indenture Trustee will apply the proceeds of such sale to pay amounts owed to the Indenture Trustee and interest on and principal of the Notes and Lease Trust Certificates in accordance with the terms of the Indenture. See "Description of the Notes -- Indenture -- Remedies."

     Liabilities and Indemnification. The holders of the Transferor Lease Trust Certificates will each be directly liable for any claims against the Issuer (not including payment of principal and interest on the Notes and Lease Trust Certificates), as if the Issuer were a partnership and the holders of the Transferor Lease Trust Certificates were general partners thereof. (Lease Trust Agreement, Section 2.7). The holders of the Transferor Lease Trust Certificates will indemnify the Lease Trustee for any expenses incurred by the Lease Trustee in the performance of its duties under the Lease Trust Agreement. The holders of the Transferor Lease Trust Certificates will not be entitled to make any claim upon the Lease Trust Estate for the payment of any such liabilities or indemnified expenses. (Lease Trust Agreement, Section 8.2). The holders of the Transferor Lease Trust Certificates will not indemnify the Lease Trustee for expenses resulting from the willful misconduct, bad faith or negligence of the Lease Trustee, or for the inaccuracy of any representation or warranty of the Lease Trustee in the Lease Trust Agreement. The Lease Trustee will not be liable for (i) any error of judgment made by an officer of the Lease Trustee, (ii) any action taken or omitted to be taken in accordance with the instructions of any Lease Trust Certificateholder, the Indenture Trustee, the Transferor or the Administrative Agent, (iii) the interest on or principal of the Notes or the Lease Trust Certificates and (iv) the default or misconduct of the Administrative Agent, the Transferor, or the Indenture Trustee. (Lease Trust Agreement, Section 7.1).

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Administrative Agent, in the Series 1995-1 Supplement, and each of Ford Credit and Ford Credit Leasing, in the Asset Contribution Agreement, will represent and warrant that each Series 1995-1 Lease and Series 1995-1 Leased Vehicle meet the Specific Eligibility Criteria set forth in "The Leases and the Leased Vehicles -- Eligibility Criteria" and certain other eligibility criteria (the "General Eligibility Criteria") including, among other things, that (i) each Series 1995-1 Leased Vehicle was titled in the name of "Ford Credit Titling Trust," "Ford Credit Titling Trust, Comerica Bank, Trustee" or such substantially similar words acceptable to the relevant governmental authority;
(ii) the Residual Value of each Series 1995-1 Leased Vehicle does not exceed an amount established by the Administrative Agent consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light-duty truck leases; (iii) all of the originating Dealer's right, title and interest in such Series 1995-1 Lease and the related Series 1995-1 Leased Vehicle was validly assigned by such Dealer to FCTT; (iv) each Series 1995-1 Lease was originated by a Dealer in the ordinary course of its business and in compliance with the Administrative Agent's normal credit and collection policies and practices and contains customary and enforceable provisions; (v) at its inception, and at the Series 1995-1 Cut-Off Date, each Series 1995-1 Lease complied in all material respects with all requirements of applicable federal, state, and local laws and regulations; (vi) each Series 1995-1 Lease represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity; (vii) none of the Series 1995-1 Leases is an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state; (viii) as of the date of the Series Specification Notice with respect to Series 1995-1, no Series 1995-1 Lease had been satisfied, subordinated, rescinded, cancelled or

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

terminated; (ix) no provision (other than the assessment of a security deposit or reconditioning reserve) of a Series 1995-1 Lease has been waived; (x) no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 1995-1 Lease; (xi) each Obligor, to the best knowledge of the Administrative Agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the Series 1995-1 Leased Vehicle as required under the related Series 1995-1 Lease; (xii) no Series 1995-1 Asset has been sold, transferred, assigned, or pledged by any Dealer to any person or entity other than FCTT; (xiii) the FCTT Trustee, for the benefit of the Issuer, has good and marketable title to each Series 1995-1 Lease and each Series 1995-1 Leased Vehicle, free and clear of all liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to such Series 1995-1 Leased Vehicle; (xiv) no Series 1995-1 Leased Vehicle or Series 1995-1 Lease is subject to the laws of, and no Series 1995-1 Lease was originated in, any jurisdiction under which the sale, transfer, and assignment of such Series 1995-1 Lease and Series 1995-1 Leased Vehicle to FCTT or of a beneficial interest in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle pursuant to transfers of Series 1995-1 Certificates is unlawful, void, or voidable; (xv) no Dealer has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the related Series 1995-1 Lease; (xvi) all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the FCTT Trustee, on behalf of FCTT, a first perfected ownership interest in each Series 1995-1 Lease have been made; (xvii) each Series 1995-1 Lease constitutes "chattel paper" as defined in the UCC; (xviii) there is only one original of each Series 1995-1 Lease, which is held by the Administrative Agent on behalf of FCTT; and (xix) each Series 1995-1 Lease is a "true lease" for federal income tax purposes. (Series 1995-1 Supplement, Section 3.1; Asset Contribution Agreement, Section 3.2). See "Description of Administrative Agency Agreement -- Administrative Purchases" for circumstances in which a breach of the foregoing representations will cause a purchase of the beneficial interest in a Series 1995-1 Lease and Series 1995-1 Leased Vehicle.

AMENDMENT PROVISIONS

     General. So long as any of the Notes are outstanding, the Issuer's rights in the Series 1995-1 Certificates will be subject to the lien of the Indenture, and after the Notes have been paid in full will be subject to the Program Operating Lease. The Indenture Trustee will be the holder of the Series 1995-1 Certificates for purposes of determining whether any proposed amendment to the FCTT Agreement, the Administrative Agency Agreement, the Series 1995-1 Supplement and the RCL Trust Agreement will materially adversely affect the interests of the holder of the Series 1995-1 Certificates.

     The FCTT Agreement, the RCL Trust Agreement and the Administrative Agency Agreement (including the Series 1995-1 Supplement) each may be amended without the consent of the holder of the Series 1995-1 Certificates; provided, however,
(x) that such amendment may not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the holder of the Series 1995-1 Certificates, (y) as confirmed by each Rating Agency, such amendment may not cause the then current rating assigned to either Class of Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. Notwithstanding the foregoing, the FCTT Agreement, the RCL Trust Agreement and the Administrative Agency Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     The Program Operating Lease and Asset Contribution Agreement each may be amended without the consent of the Noteholders or Lease Trust Certificateholders; provided, however, (x) that such amendment may not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Noteholders or Lease Trust Certificateholders, (y) as confirmed by each

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

Rating Agency, that such amendment may not cause the then current rating assigned to either Class of Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. Notwithstanding the foregoing, the Program Operating Lease and the Asset Contribution Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     Amendment of the Lease Trust Agreement. The Lease Trust Agreement may be amended by the Transferor and the Lease Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect therein, to correct or supplement any provisions therein, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or to modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, however, that (x) no such amendment may, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Noteholder or Lease Trust Certificateholder, (y) as confirmed by each Rating Agency, cause the then current rating of either Class of Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered. (Lease Trust Agreement, Section 12.1). Notwithstanding the foregoing, the Lease Trust Agreement may be amended at any time by the holders of the Transferor Lease Trust Certificates and the Lease Trustee to the extent reasonably necessary to assure that none of FCTT, the Issuer or the Transferor will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     The Lease Trust Agreement may be amended by the Transferor and the Lease Trustee, with prior written notice to each Rating Agency, with the consent of the Noteholders holding not less than a majority of the aggregate principal balance of each Class of Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, that (x) no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or the Lease Trust Certificateholders or reduce the percentage of the aggregate principal balance of each Class of Notes or the aggregate principal balance of the Lease Trust Certificates required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Lease Trust Certificates (other than the Transferor Lease Trust Certificates) and (y) an Opinion of Counsel as to certain tax matters is delivered. (Lease Trust Agreement, Section 12.1).

BANKRUPTCY PROVISIONS

     Ford Credit Leasing. The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, the Administrative Agent, and each holder of an SBC, and each Lease Trust Certificateholder (other than Ford Credit Leasing) by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant that for a period of one year and one day after payment in full of all amounts due to each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against Ford Credit Leasing without the consent of 100% of the holders of the SBCs (excluding Ford Credit Leasing, the Transferor or any of their affiliates). (RCL Trust Agreement,
Section 10.8; Administrative Agency Agreement, Section 8.9; FCTT Agreement,
Section 9.8; Lease Trust Agreement, Section 12.8).

     FCTT. The FCTT Trustee and the Administrative Agent each will not have the power to commence a voluntary bankruptcy proceeding with respect to FCTT unless each holder of an EBC (Ford Credit and Ford Credit Leasing) and each holder of an SBC (which with respect to

Series 1995-1 for this purpose is the Indenture Trustee) approves such commencement and certifies to the FCTT Trustee or the Administrative Agent, as the case may be, that it reasonably believes that FCTT is insolvent. (FCTT Agreement, Section 9.8; Administrative Agency Agreement, Section 8.9).

     The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, Ford Credit Leasing, the Administrative Agent, each holder of an EBC and each holder of an SBC, will covenant that for a period of one year and one day after payment in full of all distributions owing to each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against FCTT without the consent of 100% of the holders of the SBCs (excluding Ford Credit Leasing, the Transferor or any of their affiliates). (RCL Trust Agreement, Section 10.8; Administrative Agency Agreement, Section 8.9; FCTT Agreement, Section 9.8; Lease Trust Agreement,
Section 12.8).

     The Transferor. The RCL Trustee will not commence a voluntary bankruptcy proceeding with respect to the Transferor unless it reasonably believes that the Transferor is insolvent and each beneficiary of the Transferor approves such commencement and certifies to the RCL Trustee that it reasonably believes that the Transferor is insolvent. (RCL Trust Agreement, Section 10.8).

     The Lease Trustee, the Transferor, the Indenture Trustee, each Lease Trust Certificateholder by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Transferor for a period of one year and a day after the Series 1995-1 Certificates have been paid in full; provided, however, that 100% of the Noteholders or, if the Notes have been paid in full, 100% of the Lease Trust Certificateholders (excluding Ford Credit Leasing, the Transferor or any of their affiliates) may at any time institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).

     The Issuer. The Lease Trustee will not commence a voluntary bankruptcy proceeding with respect to the Issuer unless each Lease Trust Certificateholder and each Noteholder approves such commencement and certifies to the Lease Trustee that it reasonably believes that the Issuer is insolvent. (Lease Trust Agreement, Section 4.3).

     The Lease Trustee, the Transferor, the Indenture Trustee and each Lease Trust Certificateholder by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant not to institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, against the Issuer for a period of one year and a day after the Series 1995-1 Certificates have been paid in full; provided, however, that 100% of the Noteholders may institute, or join in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding against the Issuer. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).

FEES AND EXPENSES

     FCTT Trustee. On each Payment Date, the FCTT Trustee will be entitled to a fee for its services with respect to Series 1995-1 Assets, which will be paid by the Administrative Agent on behalf of the holders of the EBCs. The amount of such fee will equal a pro rata percentage of the total fees and expenses payable to the FCTT Trustee with respect to all FCTT Assets (excluding any extraordinary items relating only to specific Series or the EBCs), the amount of which will be agreed upon from time to time by the FCTT Trustee and the holders of the EBCs. (FCTT Agreement, Section 6.8; Series 1995-1 Supplement, Section 4.1).

     The Administrative Agent. On each Payment Date, as compensation for servicing the Series 1995-1 Assets and administering the distribution of funds in respect thereof, the Administrative Agent will be paid the Administrative Agent Fee (equal to the sum, for each of the three Collection

Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool Balance as of the beginning of each such Collection Period) from the Total Available Funds distributed on such Payment Date. The Administrative Agent also will receive the Supplemental Administrative Agent Fee and certain other fees collected in connection with Series 1995-1 Assets. (Administrative Agency Agreement, Section 4.8; Series 1995-1 Supplement, Section 4.3).

     The Administrative Agent also will receive fees with respect to the servicing and administration of the Non-Specified Assets and other Series Specified Assets from payments and proceeds of such Non-Specified Assets and other Series Specified Assets.

     The Administrative Agent will pay all expenses incurred by it in the performance of its duties under the Administrative Agency Agreement, including fees and disbursements of independent accountants, taxes imposed on the Administrative Agent and expenses incurred in connection with distributions and reports to the FCTT Trustee, the Lease Trustee and the Indenture Trustee. The Administrative Agent will pay the fees and expenses of the Lease Trustee, the Indenture Trustee and the FCTT Trustee. The Administrative Agent will be required to pay all expenses relating to the sale or disposition of any Series 1995-1 Leased Vehicle after the termination of the related Series 1995-1 Lease. (Administrative Agency Agreement, Section 4.13).

     The RCL Trustee. The RCL Trustee will receive such fees as Ford Credit, Ford Credit Leasing and the RCL Trustee from time to time agree and will be reimbursed for all reasonable expenses. Such fees and reimbursements will be paid first from amounts available for distribution to the beneficiaries of the Transferor and second, to the extent such amounts are insufficient, directly by Ford Credit and Ford Credit Leasing. (RCL Trust Agreement, Section 6.9).

     The Lease Trustee. The Administrative Agent will pay the Lease Trustee such fees as have been agreed among the Transferor, the Administrative Agent and the Lease Trustee and will reimburse the Lease Trustee for all reasonable expenses. The Transferor will not be entitled to be reimbursed from the Lease Trust Estate for the payment of such expenses. (Lease Trust Agreement, Section 8.1).

GOVERNING LAW

     The FCTT Agreement will be governed by the laws of the State of Michigan.

     The Administrative Agency Agreement, the Series 1995-1 Supplement, the Asset Contribution Agreement, the Transfer Agreement, the Program Operating Lease, the Limited RV Guaranty and the Indenture each will be governed by the laws of the State of New York.

     The RCL Trust Agreement and the Lease Trust Agreement each will be governed by the laws of the State of Delaware.

                              RATINGS OF THE NOTES

     It is a condition to the issuance of the Notes that they be rated in the highest investment rating category by at least one Rating Agency. The ratings of the Notes could be downgraded in the event of any unfunded ERISA liability of the Ford affiliated group.

     The rating assigned to either Class of Notes is not a recommendation to purchase, hold or sell such Class of Notes, inasmuch as such rating does not comment as to market price of suitability for a particular investor. There is no assurance that the rating with respect to either Class of Notes will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by such Rating Agency if in its judgment circumstances in the future so warrant.

                         CERTAIN LEGAL ASPECTS OF FCTT
                       AND THE SERIES 1995-1 CERTIFICATES

SERIES 1995-1 CERTIFICATES

     The Series 1995-1 Certificates will be issued pursuant to the FCTT Agreement and will evidence a beneficial interest in FCTT and the Series 1995-1 Assets. The Series 1995-1 Certificates will not represent a direct interest in the Series 1995-1 Assets or any other assets of FCTT the beneficial interest in which is represented by the EBCs or any other Series which may be issued pursuant to the FCTT Agreement. Pursuant to the FCTT Agreement, the Lease Trustee with the consent of the Indenture Trustee and the Transferor (or, upon the occurrence of an Event of Default, with the consent of only the Indenture Trustee) or the Transferor, with the consent of the Indenture Trustee and the Lease Trustee, may at any time direct the FCTT Trustee to distribute the Series 1995-1 Assets to the Issuer. Any such distribution will be at the expense of the Transferor, and the Series 1995-1 Assets will remain subject to the lien of the Indenture and the rights of the Transferor under the Program Operating Lease. Except in certain limited circumstances as described in "Special Considerations
- -- Structural Considerations," proceeds from assets of FCTT other than the Series 1995-1 Assets will not be available to make payments with respect to the Series 1995-1 Certificates or to cover expenses and liabilities of FCTT allocable to the Series 1995-1 Assets. See "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

INSOLVENCY RELATED MATTERS

     Each of Ford Credit, Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) has taken steps in structuring the transactions described herein and has undertaken to act throughout the life of such transactions in a manner intended to ensure that the voluntary or involuntary commencement of a case or proceeding by or against Ford Credit under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the commencement of a similar case or proceeding under such Insolvency Laws with respect to any of Ford Credit Leasing, FCTT or the Transferor, and that the separate legal existence of each of Ford Credit Leasing, FCTT and the Transferor will be respected such that none of their respective assets and liabilities will be consolidated with the assets and liabilities of Ford Credit.

     Ford Credit Leasing has been formed as a separate, limited-purpose corporate subsidiary of Ford Credit pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of Ford Credit Leasing's business and its ability to incur indebtedness, a requirement that it have at least two "Independent Directors" and a restriction on its ability to voluntarily commence a case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors, including each Independent Director). Ford Credit Leasing has represented that it has no intention of voluntarily commencing a case or proceeding under any Insolvency Law for so long as it is solvent and it does not reasonably foresee becoming insolvent.

     The activities of FCTT are limited by the terms of the FCTT Agreement which also provides that FCTT is not intended to be and shall not constitute a "business trust" within the meaning of the Bankruptcy Code (which provision, if respected, would result in FCTT not being eligible to become a debtor in a case under the Bankruptcy Code). To the extent that FCTT may be eligible for relief under any Insolvency Law, the FCTT Trustee is not authorized to commence a case or proceeding thereunder without the consent of each holder of an EBC and each holder of an SBC. Each of the FCTT Trustee, Ford Credit, Ford Credit Leasing and the holders from time to time of the Series 1995-1 Certificates have agreed not to institute a case or proceeding against FCTT under any Insolvency Law for a period of one year and a day after payment in full of all distributions to holders of SBCs under the FCTT Agreement.

     The activities of the Transferor are limited by the terms of the RCL Trust Agreement. The Transferor has been formed as a Delaware business trust pursuant to the applicable statute. To the extent that the Transferor may be eligible for relief under any Insolvency Law, the RCL Trustee is not authorized to commence a case or proceeding thereunder without the consent of Ford Credit and Ford Credit Leasing, as the sole beneficiaries of the Transferor. Each of the RCL Trustee, Ford Credit and Ford Credit Leasing has agreed not to institute a case or proceeding against the Transferor under any Insolvency Law for a period of one year and a day after payment in full of the Series 1995-1 Certificates.

     There can be no assurance, however, that the limitations on the activities of Ford Credit Leasing, FCTT and the Transferor, as well as the restrictions on their respective abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their respective assets and liabilities should be consolidated with those of Ford Credit if Ford Credit becomes the subject of a case or proceeding under any Insolvency Law. Skadden, Arps, Slate, Meagher & Flom will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if Ford Credit were to become the subject of a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of any of Ford Credit Leasing, FCTT or the Transferor from that of Ford Credit and to require the consolidation of the assets and liabilities of any of Ford Credit Leasing, FCTT or the Transferor with the assets and liabilities of Ford Credit. Among other things, such opinion will assume that each of Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its respective assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. In addition, such opinion will assume that other than as expressly provided by the FCTT Agreement, the Administrative Agency Agreement and the Limited RV Guaranty (each of which contains terms and conditions consistent with those that would be arrived at on an arms' length basis between unaffiliated entities in the belief of the parties thereto), Ford Credit will not generally guaranty the obligations of Ford Credit Leasing, FCTT or the Transferor to third parties, and will not conduct the day-to-day business or activities of any thereof other than in its capacity as Administrative Agent acting under and in accordance with the Administrative Agency Agreement. Each of Ford Credit, Ford Credit Leasing, FCTT and the Transferor intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining the separate identity and legal existences of each of Ford Credit Leasing, FCTT and the Transferor. Such a legal opinion, however, is not binding on any court.

     If a case or proceeding under any Insolvency Law were to be commenced by or against any of Ford Credit Leasing, FCTT or the Transferor, or if a court were to conclude in favor of the consolidation of the assets and liabilities of any thereof with those of Ford Credit, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Series 1995-1 Certificates (and possible reductions in the amount of such distributions) to the Issuer (either directly or, if the Program Operating Lease remains in effect, indirectly to the extent resulting in delayed or reduced payments from the Transferor to the Issuer under the Program Operating Lease), and therefore to the Noteholders, could occur. In addition, if a bankruptcy or insolvency occurs with respect to Ford Credit Leasing, the FCTT Agreement provides that FCTT will be terminated, and if the Transferor or the Issuer becomes bankrupt or insolvent, or is terminated (which could occur as a result of the bankruptcy or insolvency of Ford Credit Leasing or the bankruptcy, insolvency or termination of the Transferor), the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1995-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1995-1 Assets to the holder of the Series 1995-1 Certificates.

Because the Issuer has pledged its rights to the Series 1995-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for retitling the Series 1995-1 Leased Vehicles. The cost of such retitling would reduce the amounts payable from the Series 1995-1 Assets which are available for payments of interest on and principal of the Notes, and in such event Noteholders could suffer a loss on their investment.

     Each of Ford Credit and Ford Credit Leasing will treat its conveyance of the Series 1995-1 Certificates to the Transferor as an absolute transfer of all of its interest therein for all purposes, including without limitation tax and financial accounting purposes. If such conveyances constitute absolute transfers, the Series 1995-1 Certificates and the proceeds thereof would not be part of Ford Credit's or Ford Credit Leasing's bankruptcy estate under Section 541 of the Bankruptcy Code should Ford Credit or Ford Credit Leasing become the subject of a case thereunder. However, if a case or proceeding under any Insolvency Law were commenced by or against Ford Credit or Ford Credit Leasing, and a creditor, receiver or trustee-in-bankruptcy of Ford Credit or Ford Credit Leasing were to take the position that the transfer of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor should instead be treated as a pledge of such Series 1995-1 Certificates to secure a borrowing by Ford Credit and Ford Credit Leasing, delays in payments of proceeds of such Series 1995-1 Certificates to the Issuer, and therefore to the Noteholders, could occur or (should the court rule in favor of such creditor, receiver or trustee-in-bankruptcy) reductions in the amount of such payments could result. Skadden, Arps, Slate, Meagher & Flom will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, in the event that either Ford Credit or Ford Credit Leasing were to become the subject of a case under the Bankruptcy Code subsequent to the transfer of the Series 1995-1 Certificates to the Transferor, the transfer of the Series 1995-1 Certificates from Ford Credit and Ford Credit Leasing would be respected as an absolute transfer (a "true sale") of the Series 1995-1 Certificates from Ford Credit and Ford Credit Leasing to the Transferor, and the Series 1995-1 Certificates and the proceeds thereof would not be included in Ford Credit's or Ford Credit Leasing's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code. As indicated above, such a legal opinion is not binding on any court.

     As a precautionary measure, the Transferor will take the actions requisite to obtaining a perfected security interest in the Series 1995-1 Certificates as against Ford Credit and Ford Credit Leasing. Accordingly, if the conveyances of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor were not respected as absolute transfers, the Transferor (and ultimately the Issuer and the Indenture Trustee as successors in interest) should be treated as a secured creditor of Ford Credit and Ford Credit Leasing, although a case or proceeding under any Insolvency Law with respect to Ford Credit or Ford Credit Leasing could result in delays or reductions in distributions under the Series 1995-1 Certificates as indicated above notwithstanding such perfected security interest.

     In the event that Ford Credit were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case may be recoverable by Ford Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from Ford Credit. These payments include payments made by Ford Credit under the Limited RV Guaranty and the portion of payments of Administrative Purchase Amounts allocable to Ford Credit in respect of the purchase of beneficial interests in certain Series 1995-1 Assets as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. See "Description of the Notes -- Limited RV Guaranty" and "Description of the Administrative Agency Agreement -- Administrative Purchases."

     In addition, the commencement of a case or proceeding under any Insolvency Law with respect to Ford Credit is an Administrative Agent Event of Default, and if so directed by the holders of the Series 1995-1 Certificates (which for such purpose will be the Indenture Trustee so long as the Notes are outstanding), Ford Credit may be removed as the Administrative Agent, which may have an adverse impact on timely payments to Noteholders. However, if the commencement of such a case or proceeding were the only default, Ford Credit (or its trustee-in-bankruptcy) may have the power to prevent any such removal. See "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default" and "-- Removal of the Administrative Agent."

INSURANCE

     Each Obligor is required to maintain liability, collision and comprehensive insurance coverage in certain amounts on its Leased Vehicle at all times during the term of the related Lease. The cost of such insurance is borne solely by the Obligor. Failure to comply with stipulated insurance requirements may result in early termination of the Lease.

     The failure of Obligors to maintain the required insurance coverage for claims arising from injuries caused by the Series 1995-1 Leased Vehicles could result in reductions in distributions on the Series 1995-1 Certificates and losses to Noteholders on their investments.

     To protect against such losses, Ford Credit self-insures against the first $5 million per occurrence for property damage or personal liability suffered by third persons caused by any vehicle owned by Ford Credit or FCTT. Additionally, Ford maintains excess insurance policies which name FCTT as an additional insured party. These policies cover claims in excess of $5 million per occurrence (together with the self-insurance of Ford Credit, the "Contingent and Excess Liability Insurance"). The Administrative Agent will covenant that, so long as the Series 1995-1 Certificates are outstanding, it will (i) maintain or cause to be maintained Contingent and Excess Liability Insurance with respect to third party claims relating to the Series 1995-1 Leased Vehicles, FCTT or the FCTT Trustee in such amounts as it deems reasonable and prudent and (ii) not amend or terminate any such Contingent and Excess Liability Insurance unless (x) after giving effect to such amendment or termination, there remains coverage of at least $25 million per occurrence and $50 million annually in the aggregate or
(y) as confirmed by each Rating Agency, such amendment or termination will not cause the rating of any of the Notes or Lease Trust Certificates to be reduced or withdrawn. To the extent the Contingent and Excess Liability Insurance is insufficient to cover the full amount of any claims and no third party reimbursement for such claims is available and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer, the Noteholders could incur a loss on their investment to the extent that payment of such claims reduce the amounts otherwise distributable to the Noteholders from the Series 1995-1 Certificates.

     In the event that a Series 1995-1 Leased Vehicle is damaged, the failure of the related Obligor to maintain the required collision insurance coverage could result in a reduction of amounts distributable with respect to the related Series 1995-1 Assets and therefore a reduction in the aggregate amount distributable on the Series 1995-1 Certificates. In the event that collision coverage is exhausted and no third-party reimbursement for such damage to a Series 1995-1 Leased Vehicle is available, the Noteholders could incur a loss on their investment.

     Ford Credit provides Obligors with Guaranteed Automobile Protection ("GAP") coverage on Leased Vehicles, including the Series 1995-1 Leased Vehicles. In the event a Leased Vehicle is destroyed or stolen, GAP coverage would reimburse the Obligor for the difference between the insurance valuation of the Leased Vehicle and the remaining amount required to be paid under the Lease.

                      CERTAIN LEGAL ASPECTS OF THE LEASES
                              AND LEASED VEHICLES

UCC FILINGS

     The Series 1995-1 Certificates are either certificated securities or general intangibles under the UCC. To the extent that the Series 1995-1 Certificates are certificated securities, the Indenture Trustee has perfected its interest by possession. To the extent that the Series 1995-1 Certificates are general intangibles and the transfer thereof is deemed to be a transfer for security, the

Transferor will file UCC-1 financing statements against both Ford Credit and Ford Credit Leasing to perfect its interest in such Series 1995-1 Certificates. The Transferor will assign its perfected security interest to the Issuer and the Indenture Trustee, and the Issuer in turn will assign its interest to the Indenture Trustee. Financing statements covering the Series 1995-1 Certificates will also be filed naming (i) the Transferor as debtor and the Issuer as secured party, which financing statement will be assigned to the Indenture Trustee, (ii) the Transferor as debtor and the Indenture Trustee as secured party and (iii) the Issuer as debtor and the Indenture Trustee as secured party.

     The FCTT Assets consist principally of the Leases and the ownership interest in the Leased Vehicles (subject to the rights of the Obligors under the Leases). To the extent that the Series 1995-1 Certificates were viewed as representing a transfer of the assets of FCTT, the Series 1995-1 Leases would be "chattel paper" as defined in the UCC. Pursuant to the UCC a non-possessory security interest in chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the Series 1995-1 Leases will be filed naming: (i) FCTT as debtor and Ford Credit and Ford Credit Leasing as secured parties, which financing statements will be assigned to the Transferor, the Issuer and then the Indenture Trustee; (ii) each of Ford Credit and Ford Credit Leasing as debtors and the Transferor as secured party, which financing statement has been assigned to the Issuer and then the Indenture Trustee; (iii) the Transferor as debtor and the Issuer as secured party, which financing statement will be assigned to the Indenture Trustee, (iv) the Transferor as debtor and the Indenture Trustee as secured party and (v) the Issuer as debtor and the Indenture Trustee as secured party. Perfection and the effect of perfection or non-perfection of a security interest in the Series 1995-1 Leased Vehicles are governed by the certificate of title statutes of the states in which such Series 1995-1 Leased Vehicles are located. Because of the administrative burden and expense of perfecting an interest in motor vehicles under the certificate of title statutes in California, New York and Pennsylvania, the Indenture Trustee's interest in the Series 1995-1 Leased Vehicles will be unperfected, and if the transfer of the Series 1995-1 Certificates were viewed as a transfer of the Series 1995-1 Assets, the Indenture Trustee would only have a perfected security interest in the Series 1995-1 Leases. However, the Indenture Trustee's security interest in the Series 1995-1 Leases could be subordinate to persons who take actual possession of the Series 1995-1 Leases without knowledge of such security interest. The Series 1995-1 Leases will not be stamped to indicate these precautionary security arrangements.

VICARIOUS TORT LIABILITY

     The Series 1995-1 Leased Vehicles will be operated by the Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property as a result of an accident involving a leased vehicle may bring an action against the person who, holding title to the vehicle, is its legal owner.

     In California, under Section 17150, California Vehicle Code, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. Recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property, if the operator is within the court's jurisdiction.

     In New York, under Section 388, New York Vehicle and Traffic Law, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent operation of the vehicle by any person using the vehicle with the owner's permission. A lessee of a motor vehicle is considered an owner of the vehicle if the lessee has the exclusive use of the vehicle for a period greater than 30 days. In situations involving more than one owner of the same vehicle, the liability of the owners for negligent operation of the vehicle is joint and several.

     In Pennsylvania, a victim of such an accident has no cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

     Following an accident involving a Series 1995-1 Leased Vehicle, under certain circumstances FCTT may be the subject of an action for damages as a result of its ownership of such Series 1995-1 Leased Vehicle. In the event that liability on FCTT were imposed and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such claims (or, in certain circumstances claims arising from ownership of Leased Vehicles that are not Series 1995-1 Leased Vehicles), claims could be imposed against the assets of FCTT, including the Series 1995-1 Leased Vehicles. The Noteholders could incur a loss on their investment to the extent that payment of such claims reduced the amounts otherwise distributable to the Noteholders.

REPOSSESSION OF LEASED VEHICLES

     In the event of a default by an Obligor, the Administrative Agent will notify the Obligor and, after affording the Obligor an opportunity to cure, will repossess the Series 1995-1 Leased Vehicle if the Obligor remains in default. Under California, New York and Pennsylvania law, repossession may take place without notice, but only if it can be accomplished without a breach of the peace. If repossession cannot be achieved peaceably, court action would be required. In Pennsylvania, a writ of replevin may be used to accomplish repossession.

     After repossession, the Administrative Agent may afford the Obligor an opportunity to cure the default. Absent cure, the Administrative Agent will ordinarily attempt to sell the Series 1995-1 Leased Vehicle. There is no assurance that the proceeds from such a sale will equal or exceed the remaining amounts due under the related Series 1995-1 Lease at the time of the Obligor's default.

DEFICIENCY JUDGMENTS

     Once a repossessed Series 1995-1 Leased Vehicle is sold, the proceeds from the sale will be used to cover the expenses of repossession and resale and then to satisfy any remaining amounts due under the related Series 1995-1 Lease. If the proceeds from the sale of the Series 1995-1 Leased Vehicle are insufficient to satisfy the remaining amount due under the related Series 1995-1 Lease, the amount of such shortfall will be treated as a credit loss, and will be included the calculation of the Series 1995-1 Credit Loss in the Collection Period in which the related Series 1995-1 Lease became a Liquidated Lease. The Administrative Agent may seek a deficiency judgment for the amount of any such shortfall. To the extent such deficiency judgment is collected in a Collection Period other than the Collection Period in which such Series 1995-1 Lease became a Liquidated Lease, such amount shall be treated as a Recovery.

     However, California, New York and Pennsylvania place limits on a secured party's ability to obtain a deficiency judgment. In these states, a deficiency judgment may be prohibited or reduced in amount if the Obligor was not given proper notice of the resale or if the terms of the resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no assurance that the full amount of the judgment would ultimately be collected. A deficiency judgment is a personal judgment against the defaulting Obligor, who generally has few remaining assets or sources of income after repossession. As a result, obtaining a deficiency judgment may not be useful in that only a small portion of it, or perhaps none of it, will ever be collected.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose requirements on retail lease contracts such as the Series 1995-1 Leases. The federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to FCTT as the assignee of each Series 1995-1 Lease and may also apply to the Issuer as holder of the Series 1995-1 Certificates which represent a beneficial interest in the Series 1995-1 Leases, among other things. The failure of FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of non-compliance with such laws and regulations.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Each of New York, California and Pennsylvania has adopted a law (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law with respect to a Series 1995-1 Leased Vehicle could result in, among other things, the termination of the related Series 1995-1 Lease and/or the refunding to the related Obligor of some portion of the Total Monthly Payments paid by such Obligor. To the extent an Obligor is no longer required to make Total Monthly Payments with respect to a Series 1995-1 Lease subject to a Lemon Law, or amounts are refunded to such Obligor, such Series 1995-1 Lease will be deemed to be a Liquidated Lease and the amounts received with respect to such lease will be limited to Liquidation Proceeds and Recoveries. The net amount lost will be treated as a Series 1995-1 Credit Loss. Although FCTT or the Administrative Agent acting on behalf of FCTT may be able to assert a claim against the manufacturer of any such defective Series 1995-1 Leased Vehicle, there can be no assurance that any such claim would be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Note Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Note Owners subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Note Owners who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

GENERAL

     Tax Status of the Notes, FCTT, the Transferor and the Issuer. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom ("Special Tax Counsel"), will render its opinion that for federal income tax purposes under existing law, and subject to the assumptions and qualifications therein: (i) the Notes will be treated as debt, (ii) the Lease Trust Certificates (other than the Transferor Lease

Trust Certificates) should be treated as debt, and (iii) none of FCTT, the Transferor or the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation.

     Stated Interest. Stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

     Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity. The Class A-2 Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the Note. Any amount not treated as OID because it is de minimis OID must be included in income as principal payments are received on the Notes in the proportion that each such payment bears to the original principal balance of the Note.

     If the Notes are treated as issued with OID, a Note Owner will be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds the Note. The amount of OID includible in income by a Note Owner of a Note will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant "accrual period." Such OID is generally equal to the product of the yield to maturity of the Note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of "qualified stated interest." Accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period.

     The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than "qualified stated interest payments." Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

     Short-Term Obligations. Under the Code, special rules apply to notes that have a maturity of one year or less from their date of original issue, such as the Class A-1 Notes. Such notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Class A-1 Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation (such as a Class A-1 Note) is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Note Owners and certain other Note Owners, including banks, regulated investment companies, dealers in securities and cash basis Note Owners who so elect, are required to accrue acquisition discount on the Class A-1 Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Note Owner. In the case of a Note Owner not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Class A-1 Note will be ordinary income to the extent of the acquisition discount accrued on a straight line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Note Owners who are not required and do not elect to accrue acquisition discount on Class A-1 Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner-purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment, or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Election to Treat All Interest as Original Issue Discount. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "-- Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "-- Amortizable Bond Premium") or acquisition premium.

     In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own tax advisers as to the effect in their circumstances of making this election.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Disposition of Notes. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the

Note, and reduced by the amount of any payments on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "-- Market Discount") and will be long-term capital gain or loss if the Note was held for more than one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

WAIVERS AND AMENDMENTS

     The Indenture permits the Noteholders to waive an Event of Default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Noteholders. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for federal income tax purposes as a constructive exchange by a Noteholder of the Notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuer that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

          (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

          (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                         CERTAIN STATE TAX CONSEQUENCES

     Set forth below is a summary of certain state income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current law, administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that state income tax authorities will not challenge the conclusions reached herein, and no ruling from state income tax authorities has been or will be sought on any of the issues discussed below. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to Note Owners in all states. Note Owners are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

     Michigan. In general, state tax laws conform to federal income tax principles, and partnerships, grantor trusts and mere security devices are not subject to tax at the entity level. The State of Michigan, however, imposes a single business tax on corporations, partnerships and other entities doing business in Michigan. Because the Administrative Agent is headquartered in Michigan, tax authorities in Michigan may attempt to assert that FCTT, the Transferor or the Issuer is subject to an entity level tax.

     In the opinion of J. D. Bringard, Esq., the Vice President -- General Counsel of Ford Credit ("Michigan Tax Counsel"), assuming that the Notes will be treated as debt for federal income tax purposes, (i) the Notes will be treated as debt for Michigan income and single business tax purposes and (ii) Note Owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a Note Owner's ownership of a Note. Assuming further that the Lease Trust Certificates (other than the Transferor Lease Trust Certificates) will be treated as debt for federal income tax purposes and that none of FCTT, the Transferor or the Issuer will be subject to federal income tax at the entity level, none of FCTT, the Transferor or the Issuer should be subject to Michigan income and single business tax at the entity level.

     Delaware. The Transferor has been organized as a Delaware business trust. In the opinion of Special Tax Counsel, assuming that the Notes are treated as debt for federal income tax purposes, the Notes will be treated as debt for Delaware state income tax purposes. Assuming further that none of FCTT, the Transferor or the Issuer will be subject to federal income taxes at the entity level, none of FCTT, the Transferor or the Issuer will be subject to the Delaware state income tax at the entity level. Further, in the opinion of Special Tax Counsel, Note Owners not otherwise subject to taxation in Delaware would not become subject to taxation in Delaware solely because of a Note Owner's ownership of a Note.

                                     * * *

     In the event that any state imposes a tax on FCTT, the Transferor or the Issuer at the entity level, Ford Credit and Ford Credit Leasing have agreed to indemnify the holders of the SBCs for the full amount of such taxes. If Ford Credit and Ford Credit Leasing should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the EBCs will be used to satisfy such indemnification obligations. However, it is possible that the Noteholders could incur a loss on their investment because Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such state tax liabilities.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY, DO NOT PURPORT TO ADDRESS THE APPLICABILITY OF STATE TAX LAWS OTHER THAN THE TREATMENT OF THE TRUSTS AND THE NOTE OWNERS UNDER THE LAWS OF MICHIGAN AND DELAWARE AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Transferor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Lease Trustee or the Indenture Trustee, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Transferor has agreed to cause the Issuer to sell to the underwriters named below (the "Underwriters") and each of the Underwriters has severally agreed to purchase the initial principal balance of Notes as set forth opposite its name:

                                                    INITIAL PRINCIPAL BALANCE      INITIAL PRINCIPAL BALANCE
                  UNDERWRITERS                         OF CLASS A-1 NOTES             OF CLASS A-2 NOTES
- -------------------------------------------------   -------------------------      -------------------------
J.P. Morgan Securities Inc.......................         $  38,000,000                  $ 167,521,000
Goldman, Sachs & Co..............................            37,500,000                    166,500,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated........................            37,500,000                    166,500,000
                                                          -------------                  -------------
     Total.......................................         $ 113,000,000                  $ 500,521,000
                                                          =============                  =============

     The Transferor has been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A-1 Notes and Class A-2 Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less an initial concession not in excess of 0.140% per Class A-1 Note and 0.175% per Class A-2 Note. The several Underwriters may allow and such dealers may reallow a concession not in excess of 0.075% per Class A-1 Note and 0.100% per Class A-2 Note to certain other dealers. After the initial public offering of the Notes, the public offering prices and such concessions may be changed.

     The closing of the sale of the Notes is conditioned on the closing of the sale of the Lease Trust Certificates.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Payahead Account, the Reserve Account and the Payment Account in Eligible Investments acquired from the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Ford and its affiliates.

     The Transferor, Ford Credit and Ford Credit Leasing have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Issuer and Ford Credit by J.D. Bringard, Esq., Vice President -- General Counsel of Ford Credit, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain federal income tax and other matters will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom. Certain Michigan income tax and other matters will be passed upon for the Issuer by Mr. Bringard.

     Mr. Bringard is a full time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Skadden, Arps, Slate, Meagher & Flom has from time to time represented Ford and Ford Credit in connection with certain transactions.

                                    EXPERTS

     The financial statements, which are incorporated in this Prospectus by reference to Ford Credit's Annual Report on Form 10-K for 1994, have been audited by Coopers & Lybrand L.L.P. independent certified public accountants, to the extent indicated in their report therein, and have been so incorporated in reliance upon the report of that firm and upon their authority as experts in accounting and auditing.


     With respect to the unaudited interim financial information of Ford Credit for the periods ended March 31, 1995 and 1994, incorporated by reference in this Prospectus, the independent certified public accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their report included in Ford Credit's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of such Act.

                               GLOSSARY OF TERMS

     "Accepted Servicing Practices" is defined on page 57 in "Description of the Administrative Agency Agreement -- Duties of the Administrative Agent."

     "Accrual Available Scheduled Termination Sale Proceeds" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Accrual Period" means, (i) with respect to any Payment Date other than the first Payment Date, the period from and including the first day of the third preceding Collection Period up to and including the last day of the preceding Collection Period, and (ii) with respect to the first Payment Date, the period from and including the Series 1995-1 Cut-Off Date up to and including the last day of the preceding Collection Period, in each case whether or not such day is a business day.

     "Additional Fee" is defined on page 37 in footnote 2 to the Composition of the Series 1995-1 Assets in "The Leases and Leased Vehicles -- Characteristics of the Series 1995-1 Assets"

     "Adjusted Balance Subject to Lease Charges" means, with respect to any Leased Vehicle as of any date, the Balance Subject to Lease Charges minus the sum of the principal portion of all Constant Yield Payments which have been scheduled to have been received as of such date; provided that the Adjusted Balance Subject to Lease Charges of a Leased Vehicle shall be zero as of the date on which the related Lease terminates, whether on or after the Scheduled Lease End Date or earlier, or if an Administrative Purchase Amount has been received with respect to such Lease and Leased Vehicle.

     "Administrative Agency Agreement" means the agreement dated as of January 31, 1994 among Comerica Bank, as trustee, Ford Credit, as Administrative Agent, and Ford Credit and Ford Credit Leasing, as beneficiaries.

     "Administrative Agent" is Ford Credit.

     "Administrative Agent Fee" means as of any Payment Date the fee payable to the Administrative Agent equal to the sum, for each of the three Collection Periods preceding such Payment Date, of the product of 1/12 of 1.00% and the Pool Balance as of the beginning of each such Collection Period.

     "Administrative Agent Event of Default" is defined on page 61 in "Description of the Administrative Agency Agreement -- Administrative Agent Events of Default."

     "Administrative Purchase Amount" is defined on page 47 in "Description of the Notes -- The Indenture Cash Flows."

     "Advance Payment Plan" means, with respect to any lease originated under the Red Carpet Lease Plan, a payment option of the related lessee pursuant to which such lessee prepays all monthly payments in a single advance payment, generally discounted to reflect the present value of such single advance payment and the reduction in the risk of credit loss.

     "Aggregate Net Monthly Payment Advances" is defined on page 48 in "Description of the Notes -- The Indenture Cash Flows."

     "Aggregate Net Sale Proceeds Advances" is defined on page 48 in "Description of the Notes -- The Indenture Cash Flows."

     "Asset Contribution Agreement" means the agreement dated as of May 24, 1995 among Ford Credit, as a contributor, Ford Credit Leasing, as a contributor and the Transferor, as contributee.

     "Available Funds" is defined on page 7 in "Summary -- Principal" and on page 48 in "Description of the Notes -- The Indenture Cash Flows."

     "Available RV Guaranty Amount" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Available Scheduled Termination Sale Proceeds" is defined on page 47 in "Description of the Notes -- The Indenture Cash Flows."

     "Balance Subject to Lease Charges" means the amount paid by FCTT to the Dealer in connection with the acquisition of the Lease and Leased Vehicle, which is the total acquisition cost used to calculate the Monthly Payment.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. sec. sec. 101-1330.

     "Basic Documents" means the FCTT Agreement, the Administrative Agency Agreement, the Series 1995-1 Supplement, the Program Operating Lease, the Asset Contribution Agreement, the Transfer Agreement, the Limited RV Guaranty, the RCL Trust Agreement, the Lease Trust Agreement, the Indenture, and each instrument and certificate delivered in connection therewith.

     "Basic Payment" is defined on page 12 in "Summary -- Reserve Account" and on page 31 in "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor."

     "Benefit Plan" is defined on page 82 in "ERISA Considerations."

     "Cede" means Cede & Co.

     "Class" means a class of Notes; as the case may be, the Class A-1 Notes or the Class A-2 Notes.

     "Class A-1 Notes" means the Class A-1 6.00% Asset Backed Notes of the
Issuer.

     "Class A-2 Notes" means the Class A-2 6.35% Asset Backed Notes of the
Issuer.

     "Closing Date" means May 24, 1995, or such other day as the Underwriters and the Transferor shall determine.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collections" is defined on page 47 in "Description of the Notes -- The Indenture Cash Flows."

     "Collection Account" means the Series 1995-1 Collection Account established pursuant to the Series 1995-1 Supplement.

     "Collection Period" means any calendar month.

     "Commission" means the Securities and Exchange Commission.

     "Constant Yield Payment" means the payment made by the Obligor which provides a fixed internal rate of return equal to the Retail Operating Lease Factor and amortizes the Balance Subject to Lease Charges of the related Leased Vehicle to the Residual Value over the term of the Lease.

     "Contingent and Excess Liability Insurance" is defined on page 74 in "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates -- Insurance."

     "Dealer" means a motor vehicle dealer who, in the ordinary course of business, leases automobiles and light-duty trucks to Obligors pursuant to the Red Carpet Lease Plan or such other plan as Ford Credit or its affiliates may implement from time to time.

     "Deferred Amount" is defined on page 25 in "The Issuer -- Capitalization of the Issuer."

     "Definitive Notes" is defined on page 43 in "Description of the Notes -- General."

     "Distribution Date" means the date on which distributions are made with respect to the Series 1995-1 Certificates, which shall be the 15th day of each month, and if such day is not a business day, the next succeeding business day.

     "DTC" means The Depository Trust Company.

     "EBC" means an Exchangeable Beneficial Certificate.

     "Eligible Account" means a segregated trust account at a financial institution having a long-term debt rating by each Rating Agency of at least "Baa3" or the equivalent.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has a short-term deposit rating of P-1 and a long-term deposit rating of A2 by Moody's Investors Service, Inc. and a short-term deposit rating of A-1+ by Standard and Poor's Ratings Group and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Events of Default" means any of the events of default under the Indenture as set forth on page 52 in "Descriptions of the Notes -- Indenture -- Events of Default."

     "Excess Deferred Gross" means, with respect to any Lease and Leased Vehicle, the amount, if any, withheld from the total amount paid to the related Dealer in connection with assignment of such Lease and Leased Vehicle. Excess Deferred Gross is withheld if the acquisition cost of a Leased Vehicle exceeds the manufacturer's suggested retail price of a Leased Vehicle, if the Residual Value of a Leased Vehicle as set forth in the related Lease exceeds the maximum amount permitted for such Leased Vehicle by the Administrative Agent, or the security deposit or reconditioning reserve for such Lease is waived by the Dealer.

     "Excess Wear and Tear and Excess Mileage" means, with respect to any Lease and Leased Vehicle, amounts due from an Obligor upon termination of such Lease on or after the Scheduled Lease End Date (i) as a result of excess wear and tear with respect to the related Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Lease.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchangeable Beneficial Certificate" or "EBC" means a certificate of beneficial interest in FCTT and the Non-Specified Assets.

     "FCTT" means Ford Credit Titling Trust, formed pursuant to the FCTT Agreement.

     "FCTT Agreement" means the Amended and Restated Trust Agreement dated as of January 31, 1994 among the FCTT Trustee, Ford Credit and Ford Credit Leasing.

     "FCTT Assets" means (i) each Lease and related Leased Vehicle, (ii) all collections of monies with respect to such Lease and related Leased Vehicle,
(iii) the related certificates of title, (iv) the rights of the lessor to any security deposit or reconditioning reserve, (v) any recourse to Dealers with respect to such Leases and Leased Vehicles and (vi) all proceeds of the foregoing.

     "FCTT Trustee" means Comerica Bank, in its capacity as trustee of FCTT.

     "Ford" means Ford Motor Company.

     "Ford Credit" means Ford Motor Credit Company.

     "Ford Credit Leasing" means Ford Credit Leasing Company, Inc.

     "Ford Holdings" means Ford Holdings, Inc.

     "Foreign Person" is defined on page 80 in "Certain Federal Income Tax Consequences -- Tax Consequences to Foreign Investors."

     "GAP" is defined on page 74 in "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates -- Insurance."

     "General Eligibility Criteria" is defined on page 66 in "Additional Document Provisions -- Representations, Warranties and Covenants."

     "Indenture" means the Indenture dated as of May 24, 1995 between the Issuer and the Indenture Trustee.

     "Indenture Trustee" is Chemical Bank.

     "Indirect Participants" is defined on page 43 in "Description of the Notes
- -- Book-Entry Registration."

     "Initial Pool Balance" is defined on page 10 in "Summary -- The Series 1995-1 Assets."

     "Initial Reserve Account Deposit" is defined on page 12 in "Summary -- Reserve Account" and on page 51 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Initial RV Guaranty Amount" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Insolvency Laws" is defined on page 71 in "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates -- Insolvency Related Matters."

     "IRS" means the Internal Revenue Service.

     "Issuer" is Ford Credit Auto Lease Trust 1995-1.

     "Lease" means any retail lease contract for an automobile or a light-duty truck which has been entered into between an Obligor and a Dealer and assigned by the Dealer to FCTT.

     "Leased Vehicle" means any automobile or light-duty truck which is subject to a Lease.

     "Lease Files" means the certificate of title (or application therefor), the original of the Lease and related documentation with respect to a Lease and Leased Vehicle.

     "Lease Term" is defined on page 32 in "The Leases and Leased Vehicles -- Origination Procedures."

     "Lease Trust Agreement" means the Ford Credit Auto Lease Trust 1995-1 Trust Agreement dated as of May 24, 1995 between the RCL Trustee and the Lease Trustee.

     "Lease Trustee" is PNC Bank, Delaware.

     "Lease Trust Certificates" means the 6.60% Asset Backed Lease Trust Certificates of the Issuer.

     "Lease Trust Certificateholders" means the holders of any Lease Trust Certificates.

     "Lease Trust Estate" is defined on page 11 in "Summary -- Property of the Issuer; Pledge to the Indenture Trustee" and on page 26 in "Property of the Issuer."

     "Lemon Law" is defined on page 77 in "Certain Legal Aspects of the Lease and Leased Vehicles -- Consumer Protections Laws."

     "Limited Guarantor" is Ford Credit, as provider of the Limited RV Guaranty.

     "Limited RV Guaranty" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Limited RV Guaranty Fee" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Liquidated Lease" means a Lease which is in default and with respect to which the Administrative Agent has repossessed or attempted to repossess the related Leased Vehicle or the related Obligor is the subject of a bankruptcy proceeding, or a Lease subject to a Lemon Law with respect to which amounts have either been refunded to the related Obligor or such Obligor is no longer obligated to make Total Monthly Payments.

     "Liquidation Proceeds" is defined on page 48 in "Description of the Notes
- -- The Indenture Cash Flows."

     "Michigan Tax Counsel" is J.D. Bringard, Esq., Vice President -- General Counsel of Ford Credit.

     "Monthly Payment" is defined on page 47 in "Description of the Notes -- The Indenture Cash Flows."

     "Monthly Payment Advance" is defined on page 60 in "Description of the Administrative Agency Agreement -- Monthly Payment Advances."

     "Monthly Remittance Condition" means that (i) Ford Credit is the Administrative Agent, (ii) the rating of Ford Credit's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Group and (iii) no Administrative Agent Event of Default with respect to Series 1995-1 shall have occurred under the Administrative Agency Agreement.

     "MSRP" means the Manufacturer's Suggested Retail Price.

     "Net Credit Losses" is defined on page 35 in footnote 3 to the Red Carpet Lease Portfolio table in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."

     "Non-Specified Assets" is defined on page 28 in "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

     "Noteholder" means, as of any date, the individual or entity in whose name a Note is registered on the Note Register.

     "Note Owner" is defined on page 43 in "Description of the Notes --
General."

     "Note Pool Factor" is defined on page 42 in "Pool Factors and Trading Information."

     "Note Register" means the Note register maintained pursuant to the Indenture.

     "Note Registrar" means, initially, the Indenture Trustee.

     "Notes" means the Class A-1 Notes and the Class A-2 Notes.

     "Obligor" means the lessee under a Lease.

     "OID" means Original Issue Discount.

     "Opinion of Counsel" means a written opinion of counsel which may be counsel to Ford Credit.

     "Participants" is defined on page 43 in "Description of the Notes -- Book-Entry Registration."

     "Payaheads" are amounts received in a Collection Period from Obligors in excess of the amount required to be currently applied against such Obligor's current and past due Monthly Payments and which are not proceeds from the disposition of the related Leased Vehicle.

     "Payahead Account" means the Series 1995-1 Payahead Account established pursuant to the Series 1995-1 Supplement.

     "Payahead Credits" is defined on page 47 in "Description of the Notes -- The Indenture Cash Flows."

     "Payment Account" means the Series 1995-1 Payments Account established pursuant to the Indenture.

     "Payment Date" means August 15, November 15, February 15 and May 15 of each year, commencing August 15, 1995 or, if any such day is not a business day, the next succeeding business day.

     "Payment Extension" is defined on page 58 in "Description of the Administrative Agency Agreement -- Collection of Total Monthly Payments; Extension of Leases."

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (ii) commercial paper issued by any corporation incorporated under the laws of the United States or any State so long as at the time such commercial paper is issued it is rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard and Poor's Ratings Group; or
(iii) any other investment otherwise approved by any Rating Agency.

     "Plan Asset Regulations" is defined on page 82 in "ERISA Considerations."

     "Pool Balance" means, as of any date of determination, the aggregate Adjusted Balance Subject to Lease Charges of Series 1995-1 Leased Vehicles as of such date.

     "Pool Balance Decline" means, with respect to any Payment Date, the difference between the Pool Balance at the beginning of the related Accrual Period and the Pool Balance as of the end of the related Accrual Period.

     "Program Operating Lease" means the agreement dated as of May 24, 1995 between the Issuer as lessor and the Transferor as lessee.

     "Program Operating Lease Payments" is defined on page 5 in "Summary -- Overview."

     "Prospectus" means this prospectus relating to the Notes.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Rating Agency" means a nationally recognized rating agency rating the Notes and/or the Lease Trust Certificates at the request of the Issuer.

     "RCL Trust Agreement" means the Amended and Restated Trust Agreement dated as of May 16, 1995 by and among Ford Credit, Ford Credit Leasing and the RCL Trustee.

     "RCL Trustee" is The Chase Manhattan Bank (USA).

     "Record Date" means, with respect to any Payment Date or Redemption Date, the close of business on the fourteenth day of the calendar month in which such Payment Date or Redemption Date occurs (or, if Definitive Notes are issued, the last day of the preceding calendar month).

     "Recoveries" is defined on page 48 in "Description of the Notes -- The Indenture Cash Flows."

     "Red Carpet Lease Plan" is defined on page 32 in "The Leases and Leased Vehicles -- Origination Procedures."

     "Red Carpet Lease Portfolio" is defined on page 33 in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."

     "Redemption Date" means the Payment Date on which the Series 1995-1 Certificates are purchased by the Administrative Agent pursuant to the Series 1995-1 Supplement, which Payment Date shall be the date on which the Notes are redeemed pursuant to the Indenture.

     "Redemption Price" means the outstanding principal amount of the Notes plus accrued and unpaid interest thereon, to but not including the Redemption Date.

     "Required Interest Payment" on any Payment Date means the Administrative Agent Fee plus the amount of interest accrued on the outstanding Notes and Lease Trust Certificates since the preceding Payment Date (or, in the case of the first Payment Date, since the Closing Date) plus any previously due but unpaid interest (and interest thereon) plus the Limited RV Guaranty Fee due on such Payment Date.

     "Required Reserve Account Amount" is defined on page 13 in "Summary -- Reserve Account" and on page 51 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Required Scheduled Termination Sale Proceeds" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Reserve Account" means the Reserve Account established pursuant to the Program Operating Lease.

     "Reserve Account Amount" is defined on page 12 in "Summary -- Reserve Account" and on page 50 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Reserve Account Deposit Amount" is defined on page 51 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Reserve Account Draw Amount" is defined on page 51 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Reserve Account Investments" means (i) the Hanover 100% U.S. Treasury Securities Fund, (ii) if the Hanover 100% U.S. Treasury Securities Fund is not available, the Hanover U.S. Treasury Fund or (iii) if the Hanover 100% U.S. Treasury Securities Fund and the Hanover U.S. Treasury Fund both are not available, the Fidelity U.S. Government Reserve Fund.

     "Reserve Account Release Amount" is defined on page 51 in "Description of the Notes -- Reserve Account Withdrawals and Deposits."

     "Residual Loss" is defined on page 36 in footnote 5 to the Red Carpet Lease Portfolio table in "The Leases and Leased Vehicles -- Delinquency, Repossession, Residual Value and Loss Data."

     "Residual Value" means the value of the Leased Vehicle at its Scheduled Lease End Date as calculated by the Administrative Agent at the inception of the related Lease and set forth in the related Lease.

     "Retail Operating Lease Factor" means the per annum yield of a Lease determined by the Administrative Agent.

     "RV Guaranty Draw Amount" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "RV Guaranty Draw Shortfall" is defined on page 50 in "Description of the Notes -- Limited RV Guaranty."

     "Sale Proceeds" means all amounts realized from the sale of Leased
Vehicles.

     "Sale Proceeds Advance" is defined on page 59 in "Description of the Administrative Agency Agreement -- Advances of Sale Proceeds."

     "SBC" means a Specified Beneficial Certificate.

     "Scheduled Lease End Date" means with respect to any Lease, the date set forth in such Lease as the termination date for such Lease.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series" means any series of Specified Beneficial Certificates.

     "Series 1995-1" means the Series 1995-1 Certificates and the related Series 1995-1 Assets.

     "Series 1995-1 Assets" are the Series Specified Assets with respect to Series 1995-1, including the Series 1995-1 Leases and Series 1995-1 Leased Vehicles.

     "Series 1995-1 Certificates" means the series of Specified Beneficial Certificates designated as Series 1995-1 representing an interest in the Series 1995-1 Assets.

     "Series 1995-1 Credit Loss" means with respect to any Collection Period and Series 1995-1 Assets, (i) the aggregate Adjusted Balance Subject to Lease Charges of all Series 1995-1 Leases and Series 1995-1 Leased Vehicles which become Liquidated Leases during such Collection Period, plus the aggregate amount of Uncollected Excess Wear and Tear and Excess Mileage relating to Series 1995-1 Leased Vehicles which were sold in such Collection Period with respect to which Sale Proceeds of the related Series 1995-1 Leased Vehicle were received plus any uncollected Monthly Payments minus (ii) Liquidation Proceeds and Recoveries received during such Collection Period.

     "Series 1995-1 Cut-Off Date" means April 30, 1995.

     "Series 1995-1 Leases" means the Leases designated in the Series Specification Notice relating to Series 1995-1 and the Series 1995-1 Supplement.

     "Series 1995-1 Leased Vehicles" means the Leased Vehicles designated in the Series Specification Notice relating to Series 1995-1 and the Series 1995-1 Supplement.

     "Series 1995-1 Residual Loss" means the aggregate Residual Values of all Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which terminated on or after their respective Scheduled Lease End Dates in a Collection Period minus Sale Proceeds of such Series 1995-1 Leased Vehicles (but in no event for any Series 1995-1 Leased Vehicle, an amount greater than the Transferor Purchase Option Price) minus amounts assessed against Obligors with respect to Excess Wear and Tear and Excess Mileage with respect to such Series 1995-1 Leased Vehicles.

     "Series 1995-1 Supplement" means the Series 1995-1 Supplement to the Administrative Agency Agreement.

     "Series Issue Date" is defined on page 28 in "FCTT -- Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

     "Series Specified Assets" means the Leases and Leased Vehicles designated in the Series Specification Notice and the Supplement relating to such Series, including the related certificates of title and all other FCTT Assets relating to such Leases and Leased Vehicles.

     "Series Specification Notice" means a notice delivered by the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, to the FCTT Trustee directing such FCTT Trustee to (i) designate certain FCTT Assets as Series Specified Assets, (ii) designate a date on which SBCs representing the interest in such Series Specified Assets are to be issued to the holders of the EBCs and (iii) set the date on which payments related to such Series Specified Assets shall be allocated to the related SBCs. The Series Specification Notice relating to Series 1995-1 shall contain such additional information as is reasonably necessary for the FCTT Trustee to identify separately the Series 1995-1 Assets and to allocate proceeds from such Series 1995-1 Assets.

     "Special Tax Counsel" is Skadden, Arps, Slate, Meagher & Flom.

     "Specific Eligibility Criteria" is defined on page 37 in "The Leases and Leased Vehicles -- Eligibility Criteria."

     "Specified Beneficial Certificate" or "SBC" means a certificate representing a beneficial interest in FCTT and certain designated Series Specified Assets.

     "Stated Maturity" means with respect to the Class A-1 Notes, the May 15, 1996 Payment Date and with respect to the Class A-2 Notes, the November 15, 1998 Payment Date.


     "Supplemental Administrative Agent Fee" means, with respect to any Collection Period, all late fees, prepayment charges and certain other administrative fees and expenses or similar charges allowed by applicable law with respect to Leases and Leased Vehicles, and interest on amounts invested in the Payment Account.

     "Term Extension" is defined on page 57 in "Description of the Administrative Agency Agreement -- Collection of Total Monthly Payments; Extension of Leases."

     "Total Available Funds" is defined on page 7 in "Summary -- Principal" and on page 49 in "Description of the Notes -- The Indenture Cash Flows."

     "Total Monthly Payment" is defined on page 9 in "Summary -- The Series 1995-1 Assets."

     "Transfer Agreement" means the Transfer Agreement dated as of May 24, 1995 between the Transferor, as transferor, and the Issuer, as transferee.

     "Transferor" is RCL Trust 1995-1.

     "Transferor Lease Trust Certificates" means the Lease Trust Certificates held by the Transferor and Ford Credit Leasing which in addition to representing the rights of a Lease Trust Certificate also represents the right to the Deferred Amount.

     "Transferor Purchase Option Price" is defined on page 12 in "Summary -- Transferor Leased Vehicle Purchase Option" and on page 31 in "Series 1995-1 Certificates -- Lease of the Series 1995-1 Certificates to the Transferor."

     "UCC" means the Uniform Commercial Code.

     "Uncollected Excess Wear and Tear and Excess Mileage" means, with respect to any Payment Date and the related Accrual Period, all amounts which are due but not collected from an Obligor with respect to a Series 1995-1 Lease which terminated on its Scheduled Lease End Date as a result of (i) excess wear and tear with respect to such Series 1995-1 Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Series 1995-1 Lease.

     "Underwriting Agreement" is defined on page 83 in "Underwriting."

     "Underwriters" are J.P. Morgan Securities Inc, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Use and Lease Tax Amounts" is defined on page 32 in "The Leases and Leased Vehicles -- Origination Procedures."

     "VCR" is defined on page 33 in "The Leases and Leased Vehicles -- Servicing Procedures."

     "Vehicle Insurance and Maintenance Amounts" means, with respect to any Lease, any payment due in connection with a Monthly Payment for remittance to the related Dealer in connection with servicing of the related Leased Vehicle or the provision of vehicle insurance.

     "Voluntary Early Termination" is defined on page 33 in "The Leases and Leased Vehicles -- Servicing Procedures."

     "Voluntary Early Termination Proceeds" is defined on page 48 in "Description of the Notes -- The Indenture Cash Flows."

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission...............................................   $211,214
Rating agency fees...............................................................   $150,000
Printing.........................................................................   $ 50,000
Legal fees and expenses..........................................................   $100,000
Accountants' fees................................................................   $ 40,000
Fees and expenses of the RCL Trustee.............................................   $ 25,000
Fees and expenses of the Lease Trustee...........................................   $ 25,000
Fees and expenses of the Indenture Trustee.......................................   $ 25,000
Miscellaneous expenses...........................................................   $ 23,786
                                                                                    --------
       Total.....................................................................   $650,000
                                                                                    ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 3803 of the Delaware Business Trust Statute provides as follows:

          3803. Liability of Beneficial Owners and Trustees.

             (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

             (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

     Section 3817 of the Delaware Business Trust Statute provides as follows:

          3817. Indemnification.

     (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

     Section 2.7 of the Amended and Restated Trust Agreement of RCL Trust 1995-1 provides as follows:

     Section 2.7 Indemnification. (a) Notwithstanding Section 3803 of the Trust Statute, Ford Credit Leasing shall be liable to any injured party entitled thereto for all losses, claims, damages, liabilities and expenses ("Liabilities") of RCL, or incurred in connection with RCL Assets and this Agreement to the extent that Ford Credit Leasing would be liable if RCL were a partnership under the Delaware Revised Uniform Limited Partnership Act and Ford Credit Leasing was a general partner thereof, and Ford Credit Leasing hereby covenants and agrees that it will maintain capital in an amount sufficient to maintain its status as a general partner of RCL and the Lease Trust.

     (b) The RCL Beneficiaries shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents for all

Liabilities, penalties and taxes (other than income taxes relating to the fees paid to it hereunder) incurred by it in connection with the administration of the RCL Trust (including attorneys' fees) and the performance of its duties thereunder provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the RCL Trustee's willful malfeasance, bad faith or negligence or (ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in Section 6.6. The RCL Trustee shall notify the RCL Beneficiaries promptly of any claim for which the RCL Trustee may seek indemnity. Failure by the RCL Trustee to so notify the RCL Beneficiaries shall not relieve the RCL Beneficiaries of their obligations hereunder. If necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from amounts on deposit in the RCL Account for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7. Any claim against the RCL Trustee shall be defended by the RCL Beneficiaries and the RCL Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by such RCL Beneficiaries. The indemnities contained in this
Section 2.7 shall survive the resignation or termination of the RCL Trustee or the termination of this Agreement. Any amounts paid to the RCL Trustee pursuant to this Section 2.7 shall be deemed not to be RCL Assets immediately after such payment. The RCL Trustee acknowledges that funds may be deposited in the RCL Account only as specifically provided in the Basic Documents, and that certain funds paid to RCL in respect of the Series 1995-1 Certificates have been pledged to the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of Noteholders in accordance with the terms of the Basic Documents.

     Section 145 of the General Corporation Law of Delaware provides as follows:

          145. Indemnification of officers, directors, employees and agents; insurance --

             (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

             (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

             (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

             (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article Ninth, Section 5 of the Certificate of Incorporation of Ford Motor Credit Company provides as follows:

                                   SECTION 5.
                                INDEMNIFICATION

          5.1. Directors, Officers and Employees of the Corporation. Every person now or hereafter serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the said loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

          5.2. Directors, Officers and Employees of Subsidiaries. Every person (including a director, officer or employee of the corporation) who at the request of the corporation acts as a director, officer or employee of any other corporation in which the corporation owns shares of stock or of which it is a creditor shall be indemnified to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the preceding paragraph, except that the amounts of such loss, cost, liability or expense paid to any such director, officer or employee shall be reduced by and to the extent of any amounts which may be collected by him from such other corporation.

          5.3. Miscellaneous. The provisions of this Section 5 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification under the provisions of this Section 5 of Article NINTH, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Section 5 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          5.4. Indemnification Not Exclusive. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers or employees.

     Article V of the Certificate of Incorporation of Ford Credit Leasing Company, Inc. provides as follows:

                                   ARTICLE V

          (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

             (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

             (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

             (iii) under Section 174 of the Delaware General Corporation Law or

             (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (b) Any repeal or modification of paragraph (a) of this Article V by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph
     (c)(ii) of this Article V) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article V shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article V or otherwise.

          (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article V is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

          (iii) The provisions of this paragraph (c) of Article V shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article V should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article V with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(A) EXHIBITS:

 1.1   --    Form of Underwriting Agreement.*
 3.1   --    Form of Amended and Restated Trust Agreement of RCL Trust 1995-1, among Ford
             Credit, Ford Credit Leasing and the RCL Trustee.*
 3.2   --    Restated Certificate of Incorporation of Ford Motor Credit Company.**
 3.3   --    By-Laws of Ford Motor Credit Company.**
 3.4   --    Certificate of Incorporation of Ford Credit Leasing Company, Inc.*
 3.5   --    By-Laws of Ford Credit Leasing Company, Inc.*
 4.1   --    Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease
             Trustee.*
 4.2   --    Form of Trust Indenture, between the Lease Trustee and the Indenture Trustee.*
 4.3   --    Form of Class A-1 Note (included as part of Exhibit 4.2).*
 4.4   --    Form of Class A-2 Note (included as part of Exhibit 4.2).*
 4.5   --    Form of Limited RV Guaranty.*
 5.1   --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor
             Credit Company with respect to legality.*
 8.1   --    Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.*
 8.2   --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor
             Credit Company with respect to Michigan income tax matters.*
10.1   --    Form of FCTT Trust Agreement, among Ford Credit, Ford Credit Leasing and
             Comerica.*
10.2   --    Form of Administrative Agency Agreement, among Comerica, Ford Credit and Ford
             Credit Leasing.*
10.3   --    Form of Series 1995-1 Supplement, among Comerica, Ford Credit and Ford Credit
             Leasing.*
10.4   --    Form of Asset Contribution Agreement, among Ford Credit, Ford Credit Leasing and the RCL Trustee.*
10.5   --    Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.*
10.6   --    Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.*
10.7   --    Form of Appendix A and Appendix I -- Definitions.*

15.1   --    Letter from Coopers & Lybrand L.L.P. regarding Unaudited Interim Financial
             Information.*
23.1   --    Consent of J.D. Bringard Esq., Vice President-General Counsel of Ford Motor Credit
             Company (included as part of Exhibit 5.1).*
23.2   --    Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).
23.3   --    Consent of Coopers & Lybrand L.L.P.*
24.1   --    Powers of Attorney of officers and directors of Ford Motor Credit Company.*
24.2   --    Powers of Attorney of officers and directors Ford Credit Leasing Company, Inc.*
25.1   --    Form T-1 of Chemical Bank.*


- -------------------------
 * Previously filed
** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
   Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)

(B) FINANCIAL STATEMENTS:

     [Not Applicable]

ITEM 17. UNDERTAKINGS.

     (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933 each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 17th day of May, 1995.


                                      RCL TRUST 1995-1

                                        By FORD MOTOR CREDIT COMPANY,
                                           Depositor and Beneficiary of the
                                           Registrant

                                          By           WILLIAM E. ODOM*
                                          --------------------------------------
                                              (William E. Odom, Chairman
                                              of the Board of Directors of
                                              Ford Motor Credit Company)

                                        By FORD CREDIT LEASING COMPANY,
                                           INC., Depositor and Beneficiary
                                           of the Registrant

                                          By           HURLEY D. SMITH*
                                          --------------------------------------
                                              (Hurley D. Smith, Chairman
                                              of the Board of Directors of
                                              Ford Credit Leasing Company, Inc.)

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 17th day of May, 1995.


                                      FORD CREDIT TITLING TRUST

                                      By FORD MOTOR CREDIT COMPANY,
                                         Grantor and Beneficiary of the
                                         Registrant

                                        By            WILLIAM E. ODOM*
                                           -------------------------------------
                                           (William E. Odom, Chairman
                                           of the Board of Directors of
                                           Ford Motor Credit Company)

                                      By FORD CREDIT LEASING COMPANY,
                                         INC., Grantor and Beneficiary
                                         of the Registrant

                                        By            HURLEY D. SMITH*
                                           -------------------------------------
                                           (Hurley D. Smith, Chairman
                                           of the Board of Directors of
                                           Ford Credit Leasing Company, Inc.)


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 17th day of May, 1995.


                                      FORD MOTOR CREDIT COMPANY

                                      By             WILLIAM E. ODOM*
                                      ------------------------------------------
                                          (William E. Odom, Chairman
                                          of the Board of Directors of
                                          Ford Motor Credit Company)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed below by the following officers and directors of FORD MOTOR CREDIT COMPANY, in the capacities and on the date indicated.



                  SIGNATURE                                 TITLE                    DATE
- ---------------------------------------------     --------------------------     ------------
              WILLIAM E. ODOM*                    Chairman of the Board of       May 17, 1995
- ---------------------------------------------        Directors and Director
              (William E. Odom)                      (principal executive
                                                     officer)

             KENNETH J. COATES*                   Director and Executive         May 17, 1995
- ---------------------------------------------        Vice President-Finance
             (Kenneth J. Coates)                     (principal financial
                                                     officer)

             TERRENCE F. MARRS*                   Controller (principal          May 17, 1995
- ---------------------------------------------        accounting officer)
             (Terrence F. Marrs)

              JOHN G. CLISSOLD*                   Director                       May 17, 1995
- ---------------------------------------------
             (John G. Clissold)

              EDSEL B. FORD II*                   Director                       May 17, 1995
- ---------------------------------------------
             (Edsel B. Ford II)

             DAVID N. MCCAMMON*                   Director                       May 17, 1995
- ---------------------------------------------
             (David N. McCammon)

              ROBERT D. WARNER*                   Director                       May 17, 1995
- ---------------------------------------------
             (Robert D. Warner)

              KENNETH WHIPPLE*                    Director                       May 17, 1995
- ---------------------------------------------
              (Kenneth Whipple)


*By         /s/ R. P. CONRAD
     -------------------------------
       (R. P. Conrad, Attorney in
                 Fact)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed below by the following officers and directors of FORD CREDIT LEASING COMPANY, INC., in the capacities and on the date indicated.



                  SIGNATURE                                 TITLE                    DATE
- ---------------------------------------------     --------------------------     ------------
              HURLEY D. SMITH*                    Chairman of the Board of       May 17, 1995
- ---------------------------------------------        Directors and Director
              (Hurley D. Smith)                      (principal executive
                                                     officer)

             TERRENCE F. MARRS*                   Controller (principal          May 17, 1995
- ---------------------------------------------        financial officer)
             (Terrence F. Marrs)

             RICHARD P. CONRAD*                   Director                       May 17, 1995
- ---------------------------------------------
             (Richard P. Conrad)

               KEVIN F. KELLY*                    Director                       May 17, 1995
- ---------------------------------------------
              (Kevin F. Kelly)

                MARIO SPIVAK*                     Director                       May 17, 1995
- ---------------------------------------------
               (Mario Spivak)


*By         /s/ R. P. CONRAD
     -------------------------------
       (R. P. Conrad, Attorney in
                 Fact)

                                 EXHIBIT INDEX


EXHIBITS                                        DESCRIPTION                                  PAGE
- --------         --------------------------------------------------------------------------  ----
   1.1     --    Form of Underwriting Agreement.*
   3.1     --    Form of Amended and Restated Trust Agreement of RCL Trust 1995-1, among
                 Ford Credit, Ford Credit Leasing and the RCL Trustee.*
   3.2     --    Restated Certificate of Incorporation of Ford Motor Credit Company.**
   3.3     --    By-Laws of Ford Motor Credit Company.**
   3.4     --    Certificate of Incorporation of Ford Credit Leasing Company, Inc.*
   3.5     --    By-Laws of Ford Credit Leasing Company, Inc.*
   4.1     --    Form of Trust Agreement of the Issuer, between the RCL Trustee and the
                 Lease Trustee.*
   4.2     --    Form of Trust Indenture, between the Lease Trustee and the Indenture
                 Trustee.*
   4.3     --    Form of Class A-1 Note (included as part of Exhibit 4.2).*
   4.4     --    Form of Class A-2 Note (included as part of Exhibit 4.2).*
   4.5     --    Form of Limited RV Guaranty.*
   5.1     --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford
                 Motor Credit Company with respect to legality.*
   8.1     --    Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.*
   8.2     --    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford
                 Motor Credit Company with respect to Michigan income tax matters.*
  10.1     --    Form of FCTT Agreement, among Ford Credit, Ford Credit Leasing and
                 Comerica.*
  10.2     --    Form of Administrative Agency Agreement, among Comerica, Ford Credit and
                 Ford Credit Leasing.*
  10.3     --    Form of Series 1995-1 Supplement, among Comerica, Ford Credit and Ford
                 Credit Leasing.*
  10.4     --    Form of Asset Contribution Agreement, among Ford Credit, Ford Credit
                 Leasing and the RCL Trustee.*
  10.5     --    Form of Transfer Agreement, between the RCL Trustee and the Lease
                 Trustee.*
  10.6     --    Form of Program Operating Lease, between the RCL Trustee and the Lease
                 Trustee.*
  10.7     --    Form of Appendix A and Appendix I -- Definitions.*
  15.1     --    Letter from Coopers & Lybrand L.L.P. regarding unaudited Interim Financial
                 Information.*
  23.1     --    Consent of J.D. Bringard Esq., Vice President - General Counsel of Ford
                 Motor Credit Company (included as part of Exhibit 5.1).*
  23.2     --    Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of
                 Exhibit 8.1).*
  23.3     --    Consent of Coopers & Lybrand.*
  24.1     --    Powers of Attorney of officers and directors of Ford Motor Credit
                 Company.*
  24.2     --    Powers of Attorney of officers and directors of Ford Credit Leasing
                 Company, Inc.*
  25.1     --    Form T-1 of Chemical Bank.*


- -------------------------
 * Previously filed
** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
   Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)